Exhibit 10.33


                                 LEASE AGREEMENT

                                TABLE OF CONTENTS

ARTICLE 1         FUNDAMENTAL LEASE PROVISIONS.................................1
ARTICLE 2         PREMISES.....................................................3
ARTICLE 3         LEASE TERM...................................................4
ARTICLE 4         RENT.........................................................7
ARTICLE 5         TAX AND INSURANCE EXPENSES...................................9
ARTICLE 6         UTILITIES AND CHILLED WATER..................................9
ARTICLE 7         COMMON AREA.................................................10
ARTICLE 8         MARKETING...................................................13
ARTICLE 9         USE.........................................................13
ARTICLE 10        TENANT'S OPERATING COVENANTS................................18
ARTICLE 11        IMPROVEMENTS................................................20
ARTICLE 12        REPAIRS; MAINTENANCE........................................21
ARTICLE 13        INSURANCE OBLIGATIONS.......................................22
ARTICLE 14        INDEMNITY...................................................24
ARTICLE 15        OCCUPANCY TRANSACTIONS......................................25
ARTICLE 16        DEFAULTS BY TENANT..........................................26
ARTICLE 17        DEFAULTS BY LANDLORD........................................29
ARTICLE 18        RECONSTRUCTION..............................................30
ARTICLE 19        EMINENT DOMAIN..............................................31
ARTICLE 20        SUBORDINATION; ATTORNMENT; ESTOPPEL.........................32
ARTICLE 21        QUIET ENJOYMENT.............................................33
ARTICLE 22        CONSENTS....................................................33
ARTICLE 23        NOTICES.....................................................33
ARTICLE 24        ATTORNEY AND COLLECTION FEES................................33
ARTICLE 25        GENERAL PROVISIONS..........................................34
ARTICLE 26        SECURITY DEPOSIT............................................38
EXHIBITS          "A" THROUGH "L"....................................AS LETTERED





                             HOLLYWOOD & HIGHLAND(R)
                                      UWINK

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
                                      LEASE

         In consideration of the rents and covenants hereinafter set forth, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises upon the terms and conditions of this lease agreement ("LEASE") entered into and dated 2007 (the "EXECUTION DATE").


                                    ARTICLE 1
                          FUNDAMENTAL LEASE PROVISIONS

1.1 LANDLORD: CIM/H&H RETAIL, L.P., a California limited partnership

1.2 TENANT: UWINK CALIFORNIA, INC., a Delaware corporation

1.3 TENANT'S TRADE NAME: uWink (Subject to Tenant's right to change the Trade        (Section 9.1)
Name in accordance with Section 9.1)

1.4 PREMISES: That certain retail space currently identified as "Space               (Section 2.1)
No.D4-416" in the project known as "HOLLYWOOD & HIGHLAND(R)" (referred to herein as the "H&H PROJECT") a general site plan of which is shown on EXHIBIT A and which is located in the City of Los Angeles, County of Los Angeles, State of
California. The Premises contains approximately 7,314 square feet of Floor Area and the approximate location of the Premises is delineated on EXHIBIT A (such approximate delineation is expressly subject to the provisions of this Lease,
EXHIBIT C, and the Tenant Package).

1.5 LEASE TERM: Approximately ten (10) years with two five (5) year options to       (Section 3.1)
extend in accordance with Section 3.4.

1.6 TARGET DELIVERY DATE.  January 2, 2008.                                          (Section 2.3)

1.7 EXPIRATION DATE:  July 31, 2018.                                                 (Section 3.1)

1.8 RENT COMMENCEMENT DATE: The earlier to occur of (a) the Required Opening         (Section 4.1)
Date (as defined in Section 4.1), or (b) the date Tenant first opens for business in the Premises. For purposes of determining the Rent Commencement
Date, any "soft opening" for purposes of staff training, menu planning or other pre-opening preparations shall not constitute "open for business."

1.9 MINIMUM ANNUAL RENT: Commencing on the Rent Commencement Date, Minimum           (Section 4.2)
Annual Rent will be One Hundred Eighty-Two Thousand Eight Hundred Fifty and
No/100 Dollars ($182,850.00) per annum; then, on the first (1st) day of each
Lease Year thereafter for the remainder of the Lease Term and including any
Extended Terms, Minimum Annual Rent shall be increased on a cumulative basis by an amount equal to three percent (3%) of the Minimum Annual Rent payable for the immediately preceding Lease Year.

"LEASE YEAR" means a period of 12 consecutive calendar months, the first of which shall commence on the first day of the first full calendar month following the Rent Commencement Date and shall include any partial calendar month in which the Rent Commencement Date occurs, with each following Lease Year beginning on each consecutive anniversary thereof. The last Lease Year of the initial Lease Term shall end on the Expiration Date.

1.10 PERCENTAGE RENT: Eight Percent (8%) of Gross Sales in excess of the             (Section 4.3)
Breakpoint (as defined herein). Commencing on the Rent Commencement Date, the
"Breakpoint" will be Five Million Dollars ($5,000,000.00) per annum; then, on the first (1st) day of each Lease Year thereafter for the remainder of the Lease
Term, including any Extended Terms, the Breakpoint shall be increased on a cumulative basis by an amount equal to three percent (3%) of Breakpoint for the immediately preceding Lease Year.

1.11 MARKETING ASSESSMENT: Two Dollars ($2.00) per annum per square foot of          (Section 8.2)
Floor Area of the Premises.

         INITIAL PROMOTIONAL ASSESSMENT:  Intentionally Deleted.                     (Section 8.4)

1.12     ADDRESSES FOR NOTICES:                                                      (Article 23)


                                     Page 1
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         To Landlord:          CIM/H&H Retail, LP
                               6922 Hollywood Boulevard, Suite 900
                               Hollywood, California 90028
                               Attn: General Counsel

         With a copy to:       6801 Hollywood Boulevard, Suite 170
                               Hollywood, California 90028
                               Attn: Property Manager

                  and: Any notice of default to be sent to Landlord's Mortgagee in accordance with Section 17.2

                               Column Financial, Inc.
                               11 Madison Avenue
                               New York, NY 10010
                               Attn:  Edmund Taylor
                               Loan No. 3999890

                               Column Financial, Inc.
                               Legal & Compliance Department
                               11 Madison Avenue
                               New York, NY 10010
                               Attn:  Tessa L. Peters
                               Loan No. 3999890

                               Sidley Austin Brown & Wood
                               555 West Fifth Street, 40th Floor
                               Los Angeles, CA 90013
                               Attn:  Paul Walker

         To Tenant:            UWink California, Inc.
                               16106 Hart Street
                               Van Nuys, CA 91406
                               Attn:  President

                               With a copy to the Premises
                               Attention:  Manager

        And a copy to:         Sonnenschein Nath & Rosenthal LLP
                               601 South Figueroa, Suite 2500
                               Los Angeles, California 90017
                               Attention:  Robert M. Johnson


1.13     ADDRESS FOR PAYMENTS                                                        (Article 4.8)
         CIM Group, Inc./H&H Retail, LP
         PO Box 51187
         Los Angeles, CA 90051-5487

1.14 PERMITTED USE: The operation of a full service, sit-down, casual dining         (Section 9.1)
cafe restaurant offering a menu that includes both alcoholic and non-alcoholic beverages and is otherwise substantially consistent with the menu attached hereto and incorporated herein by this reference as Exhibit I with at-table touch screen terminals (and corresponding wall projectors) for interactive electronic games to be utilized by dining customers while dining. Incidental to the foregoing primary use, Tenant shall be permitted to sell and display
Tenant's logo'd merchandise promoting Tenant's entertainment restaurant operations. Tenant shall use the Premises for no other use or purpose. The
Permitted Use is expressly subject to ARTICLE 9 of this Lease.

In no event shall the menu offered by Tenant in the restaurant, or the restaurant concept, be representative of a restaurant whose principal and primary use is the operation of a traditional American fine dining, full service, sit-down restaurant consisting primarily of steak and other traditional beef entrees such as, by way of illustration, restaurant concepts known as of the Execution Date as "Mortons," "Arnie Mortons," "Ruth's Chris," "Houstons," "The Palm," "Flemings," "Pacific Dining Car," "Musso & Frank," and "The Ivy."

1.15 SECURITY DEPOSIT/LETTER OF CREDIT: One Hundred Eighty-Two Thousand Eight        (Article 26)
Hundred Fifty and No/100 Dollars ($182,850.00) in the form of a Security Deposit or Letter of Credit as provided in Article 26.

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1.16 GUARANTOR: uWink Inc., a Delaware corporation.                                  (Exhibit G)

1.17 DEFINITIONS: Capitalized terms used in this Lease shall have the meanings       (Exhibit B)
set forth or cross-referenced in EXHIBIT B or otherwise defined in the body of this Lease.
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The provisions of this ARTICLE 1 summarize certain terms of this Lease which are more fully described in the balance of this Lease. In the event of a conflict between the provisions of Article 1 and the balance of this Lease, the latter shall control.


                                    ARTICLE 2
                                    PREMISES

2.1 CONDITION. Landlord shall deliver and Tenant shall accept the Premises in its "as is" condition and state of repair as of the date of such delivery. Tenant, at its sole cost and expense, shall complete any Improvements that may be required for Tenant's use of the Premises. All such work shall be in accordance with EXHIBIT C, and Landlord shall have no responsibility to do or pay for the same. The parties hereby agree that the approximate Floor Area of the Premises as set forth in SECTION 1.4 shall be deemed to be the actual Floor Area of the Premises for the purpose of all calculations under this Lease which are based on Floor Area of the Premises.

2.2 TITLE OF PREMISES. Tenant acknowledges that Tenant's leasehold interest in the Premises is subject to (a) covenants, conditions, restrictions, easements, Mortgages, Ground Leases, and other matters of record, (b) the REA, (c) the effect of all Legal Requirements, including any local zoning laws; and (d) general and special taxes not delinquent.

2.3 DELAY IN DELIVERY. If Landlord cannot deliver possession of the Premises to Tenant on the Target Delivery Date for any reason, Landlord shall not be subject to any liability therefor. Such failure of delivery shall not affect the validity of this Lease or the obligations of Tenant hereunder, or extend the Expiration Date. If Landlord is unable to deliver possession of the Premises to Tenant within ninety (90) days after the Target Delivery Date for any reason (including without limitation Landlord's inability to terminate any existing occupancy of the Premises) then either party, in its sole and absolute discretion, shall have the option at any time thereafter until possession of the Premises is delivered to Tenant to notify the other party of its intent to terminate this Lease in which event this Lease shall terminate and both Landlord and Tenant shall be released from any liability or obligation under this Lease.

         It is expressly agreed and understood that Landlord's ability to deliver possession of the Premises to Tenant is conditioned upon Landlord's ability to terminate the lease of the tenant currently in possession of the Premises.

2.4 RELOCATION OR TERMINATION. If in connection with Landlord's expansion, reduction, alteration, renovation, or other improvements to the H&H Project, Landlord determines that it is necessary that Tenant vacate the Premises or that the Premises be altered, Landlord may require that Tenant surrender possession of the Premises, provided Landlord, in its sole and absolute discretion but subject to the terms of the Mortgage or any other agreement affecting the H&H Project, either (a) amends this Lease to lease Tenant other premises within the H&H Project on the same terms and conditions as those contained in this Lease for the balance of the remaining Lease Term, or (b) terminates this Lease and pays Tenant an amount equal to the yet unamortized original net cost paid by Tenant (or by its predecessor, if Tenant is not the original Tenant) of the Improvements in connection with the original build out of the Premises for occupancy under this Lease, calculated using a straight-line amortization schedule and an amortization period equal to the initial Lease Term (i.e., exclusive of any extension of the initial Lease Term). The relocation of the Premises in accordance with (a) herein or the payment of the consideration in accordance with (b) herein shall be Tenant's sole remedy in the event Tenant is required to surrender possession of the Premises as provided in this SECTION 2.4.

         In the event Landlord exercises its right under item (a) of the preceding paragraph, Landlord, at its sole cost and expense, shall (i) build out the new premises to the extent and condition of the leasehold improvements existing in the Premises as of the date of such relocation, and (ii) either, at Landlord's option, reimburse Tenant for the reasonable, third party costs actually incurred by Tenant to move its Personal Property from the Premises to the new premises or perform the work to move such Personal Property to the new premises.

2.5 RESERVED EASEMENT. Landlord shall have the right at any time and from time to time to install, relocate, maintain, and operate conduits, facilities, and structures comprising the Chilled Water System and permitting the conveyance of Utilities in and through the space above the ceiling in the Premises. If Landlord desires to relocate any such conduits, facilities or structures, Tenant

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shall have the right to approve such relocation, which approval shall not be unreasonably withheld. Landlord further reserves the right at any time and from time to time to use up to one percent (1%) of the Floor Area of the Premises as Landlord may designate (in addition to any Floor Area so utilized as of the Effective Date) at any time to accommodate items serving other tenants or resulting from the remodeling or expansion of the H&H Project, including without limitation columns, shafts, ducts, and pipes, provided such portion is located adjacent to a wall other than the storefront.

2.6 RIGHT TO ENTER. Landlord and/or its authorized representatives shall have the right to enter the Premises at reasonable times upon reasonable advance notice (except in the case of an emergency in which case Landlord may enter as necessary without notice) (i) for the purpose of showing the Premises to prospective purchasers or lenders; (ii) for the purpose of performing security checks in connection with the overall safety of the H&H Project as may be necessary from time to time in connection with Special Events or other circumstances that may exist at the H&H Project; and (iii) to inspect the Premises, to perform its duties under this Lease, and to perform any work therein (a) that may be necessary to comply with Legal Requirements, and/or (b) that Landlord may deem necessary to prevent waste or deterioration of any portion of the H&H Project, and/or (c) that Landlord may deem necessary in connection with the expansion, reduction, remodeling, reconstruction, repairs, maintenance, or renovation of any portion of the H&H Project including, without limitation, any Landlord Alterations, and/or (d) that may be necessary in connection with the installation, maintenance, and/or modification of any Utility Installations located within the Premises.

2.7 PATIO. Tenant shall have the right, subject to the conditions set forth herein, to utilize an area adjacent to the Premises as mutually approved by Landlord and Tenant for outdoor seating ("Patio Area") for its restaurant operations. Tenant, at its sole cost and expense, shall be responsible for obtaining all necessary approvals, license, permits, etc. (collectively, "approvals") for the use of the Patio Area and Tenant acknowledges and agrees that Landlord has made no representation or warranty whatsoever that Tenant will be able to obtain such approvals. If Tenant utilizes the Patio Area, Tenant, at its sole cost and expense, shall be responsible for improving the Patio Area and maintaining the Patio Area in accordance with the provisions of this Lease. All improvements to the Patio Area, as well as all Personal Property placed within the Patio Area (including, but not limited to the design, placement, and quantity of tables and chairs), shall be subject to Landlord's prior approval (which approval shall not be unreasonably withheld) and all costs associated therewith shall be Tenant's sole responsibility. In no event shall the Patio Area be included in Tenant's Floor Area for purposes of computing Minimum Annual Rent and Additional Rent; provided, however, all references to "Premises" as contained in Articles 12, 13 and 14 of the Lease shall be deemed to include the Patio Area and all Gross Sales generated from or upon the Patio Area shall be included in Gross Sales. In no event shall any amplified sound whatsoever be permitted within, from, or to the Patio Area. Tenant's right to use the Patio Area as provided herein shall be expressly subject to the requirements of the parties to the REA and all applicable governmental agencies; in the event, at any time during the Lease Term such Tenant's right to use the Patio Area is denied or revoked, Tenant's use of the Patio Area shall cease immediately upon notice from Landlord.


                                    ARTICLE 3
                                   LEASE TERM

3.1 DURATION. This Lease shall become fully effective and binding as of the Effective Date. The "Lease Term" means that period commencing on the Rent Commencement Date and continuing through the Expiration Date, unless sooner terminated as provided in this Lease or by law; provided, however, that unless otherwise expressly provided for in this Lease, Tenant's obligations hereunder shall commence on the Effective Date.

3.2 SURRENDER OF THE PREMISES. At the Expiration Date or earlier termination of this Lease, Tenant shall remove all Personal Property from the Premises and surrender possession of the Premises to Landlord in broom clean condition and good state of repair, except ordinary wear and tear, damage or destruction covered by ARTICLE 18, and any repair Landlord is obligated to perform pursuant to this Lease.

3.3 FAILURE TO SURRENDER POSSESSION AND LIQUIDATED DAMAGES. Landlord and Tenant acknowledge and agree that any failure of Tenant to surrender possession of the Premises on the Expiration Date or earlier termination of this Lease shall result in substantial damages to Landlord, and that those damages are and will be impossible or impracticable to measure. Accordingly, if Tenant does not surrender possession of the Premises to Landlord as set forth herein, Tenant shall be deemed a hold over tenant at sufferance and shall pay to Landlord, as liquidated damages, for each day that Tenant holds over in the Premises, an amount equal to two (2) times the daily portion of the Minimum Annual Rent payable during the last month of the Lease Term, plus an amount equal to the Additional Rent (including Percentage Rent) which was payable by Tenant in the last full calendar year prior to the Expiration Date or earlier termination of

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this Lease, prorated on the basis of a 365-day year. No provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or earlier termination of this Lease and the acceptance by Landlord of the aforementioned liquidated damages shall not create a month-to-month tenancy. Except as otherwise specifically stated in this Lease, all of the terms and conditions of this Lease shall remain in effect following any extension, renewal or hold over of the original Lease Term. In addition, Tenant shall indemnify, protect, defend (by counsel approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from Tenant's failure to surrender possession of the Premises on the Expiration Date or earlier termination of this Lease, including, without limitation, any claim made by any succeeding tenant based thereon, loss of Rent and market value of the Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. The foregoing provisions of this SECTION 3.3 are in addition to, and do not affect, Landlord's right of re-entry or any other rights of Landlord hereunder or otherwise provided by law or equity.

3.4 OPTION TO EXTEND. Provided Tenant has not been in default of any term or condition of this Lease at any time during the Lease Term and is not in default under this Lease as of the date of exercise of, or the commencement of, the Extended Term (as defined herein), Tenant shall have the option to renew the term of the Lease for two (2) additional five (5) year terms (each, respectively, an "Extended Term") on the same terms and conditions of the Lease. Such option shall be exercised (if at all) by Tenant giving irrevocable written notice to Landlord at least nine (9) months, but not more than twelve (12) months, prior to the expiration of the initial Lease Term, or the first (1st) Extended Term, as the case may be. This option shall be personal to the originally named Tenant and any Transferee permitted pursuant to Section 15.7 of this Lease.

3.5 ACCEPTANCE OF RENT AFTER EXPIRATION OR TERMINATION. The demand, receipt, and/or collection by Landlord from Tenant of moneys after the termination or expiration of this Lease, or after the giving of any notice of termination of this Lease, shall not in any way whatsoever act to (i) reinstate, continue, or extend the Lease Term, or (ii) affect any notice of termination given to Tenant, or (iii) operate as a waiver of the right of Landlord to enforce the payment of Rent then due or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper remedy.

3.6 PERFORMANCE THRESHOLDS. Notwithstanding anything to the contrary contained herein, Landlord has entered into this Lease in reliance upon the timely performance by Tenant of the requirements enumerated hereinbelow (referred to individually as a "Performance Threshold" and collectively, as the "Performance Thresholds") to ensure that Tenant will fully comply with its obligation to complete Tenant's Work and open for business in the Premises as required under this Lease. In the event any Performance Threshold is not fully satisfied on the required date set forth below, Tenant shall have two (2) days from its receipt of written notice from Landlord in which to satisfy the Performance Threshold. If Tenant does not satisfy the Performance Threshold within such 2-day period, notwithstanding anything to the contrary contained in this Lease, Landlord shall have no further obligation whatsoever under this Lease or otherwise to provide any further notice or cure period to Tenant, and Landlord shall have the right, in Landlord's sole and absolute discretion, to immediately terminate this Lease, in which event this Lease shall terminate on the date selected by Landlord (in its sole and absolute discretion) and be of no further force. It is expressly agreed and understood that Landlord's right to terminate the Lease as provided in this SECTION 3.6 shall be in addition to, and shall not limit in any manner whatsoever, Landlord's rights and remedies for Tenant's default as provided in
ARTICLE 16 of this Lease. It is further expressly agreed and understood that Landlord may, in its sole and absolute discretion, waive the Performance Threshold conditions (such conditions being for the sole and exclusive benefit of Landlord) but only if such waiver is in writing and signed by authorized signatories of Landlord. The "Performance Thresholds" are as follows:

         (i) By January 1, 2008, Tenant must provide Landlord with a copy of its contract with its General Contractor for Tenant's Work and satisfactory evidence of Tenant's ability to pay for Tenant's Work.

         (ii) Tenant must submit its preliminary drawings to Landlord in accordance with EXHIBIT C, SECTION I.B.2.

         (iii) Tenant must submit its final drawings to Landlord in accordance with EXHIBIT C, Section I.B.3.

         (iv) Tenant must commence construction of Tenant's Work on or before the Tenant's Work Commencement Date.

3.7 PERMITS. This Lease is expressly conditioned upon Tenant, at Tenant's sole cost and expense, obtaining the necessary approval from the applicable Governmental Authority ("BUILDING DEPARTMENT") in order for Tenant to commence Tenant's Work in the Premises ("BUILDING PERMIT APPROVAL") in accordance with Tenant's Plans as approved by Landlord as well as a grease interceptor variance

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("GREASE INTERCEPTOR VARIANCE"). Tenant shall diligently pursue all steps necessary to obtain the Building Permit Approval and the Grease Interceptor Variance in a timely manner using commercially reasonable efforts, including, without limitation, the following: (i) Tenant shall submit Tenant's Plans to the Building Department within five (5) business days after Landlord approves Tenant's Plans and shall apply for the Grease Interceptor Variance on or before December 22, 2007; (ii) Tenant shall pay all fees required by the Building Department (or any other Governmental Authority) in order to obtain the Building Permit Approval and/or Grease Interceptor Variance; and (iii) Tenant shall promptly submit additional information or documents as required by the Building Department or such other Governmental Authority. In no event shall Tenant be required to install a grease interceptor in order to comply with this Section
3.7 (it being understood that Tenant intends to obtain a Grease Interceptor Variance). In the event the Building Permit Approval and/or Grease Interceptor Variance has not been obtained within sixty (60) days following Tenant's application therefor due to delays beyond the commercially reasonable control of the Tenant, Landlord or Tenant may terminate this Lease upon ten (10) days prior written notice to the other party (unless Landlord exercises its right to obtain the Building Permit Approval and/or Grease Interceptor Variance as provided hereinbelow); provided, however, in the event more than 60-days is necessary to obtain the Building Permit Approval and/or Grease Interceptor Variance and further provided that Tenant has diligently pursued the issuance thereof, the 60-day period shall be extended by Landlord upon request from Tenant for a period not to exceed 30 additional days. During the initial 60-day period and any extension thereof (as provided herein), upon Landlord's request therefor, Tenant shall provide Landlord with a written status report summarizing all action taken by Tenant to obtain the Building Permit Approval and/or Grease Interceptor Variance and the status of such issuance. Landlord agrees to use reasonable efforts to assist Tenant in the application for the Building Permit Approval and/or Grease Interceptor Variance, provided, however, in no event shall Landlord incur any liability or expense in connection with such efforts. Landlord shall have the right to terminate the Lease upon written notice to Tenant if at any time during such 60-day period and any extension thereof, Landlord, in its commercially reasonable business judgment, determines that it is unlikely that the Tenant will be successful in obtaining the Building Permit Approval and/or Grease Interceptor Variance or that Tenant is not diligently and in good faith pursuing all necessary steps to obtain the Building Permit Approval and/or Grease Interceptor Variance in a timely manner as set forth hereinabove. In the event Tenant fails to obtain the Building Permit Approval and/or Grease Interceptor Variance as provided herein, Landlord shall have the right (at Landlord's discretion) upon notice to Tenant to pursue obtaining same on Tenant's behalf (and at Tenant's cost) in which case the right to terminate provided for hereinabove shall not apply unless Landlord is not able to obtain the Building Permit Approval or Grease Interceptor Variance, as the case may be, within sixty (60) days following such notice to Tenant. Upon termination of this Lease as provided herein, this Lease shall terminate and be of no further force or effect and, except as expressly provided in this Lease, both Landlord and Tenant shall be entirely freed and relieved of all liability under any and all covenants and obligations contained in or derived from this Lease and any other agreements related thereto unless the termination of the Lease is the result of Tenant's failure to comply with this SECTION 3.7 OR ANY OTHER PROVISION OF THIS LEASE (INCLUDING, WITHOUT LIMITATION, TENANT'S OBLIGATIONS IN EXHIBIT C FOR THE SUBMITTAL OF TENANT'S PLANS) in which case Tenant shall not be released from liability hereunder and Landlord shall have the right to pursue all actions and remedies available at law or in equity for such default.

3.8 LIQUOR LICENSE. This Lease is expressly conditioned upon the issuance of a conditional liquor license ("CONDITIONAL LIQUOR LICENSE") for the operation of Tenant's business in the Premises. Tenant, at Tenant's sole cost and expense, shall diligently pursue all necessary steps necessary to obtain the Conditional Liquor License in a timely manner using the highest commercially reasonable efforts including, without limitation, the initial submittal to the ABC in accordance with SECTION 9.6. In the event the Conditional Liquor License has not been obtained within ninety (90) days (the "Application Period") following the Execution Date due to delays beyond the commercially reasonable control of the Tenant, Landlord or Tenant may terminate this Lease on ten (10) days prior written notice to the other party (unless Landlord exercises its right to obtain the Conditional Liquor License as provided hereinbelow); provided, however, in the event more than 90-days is necessary to obtain the Conditional Liquor License and further provided that Tenant has diligently pursued the issuance thereof, the Application Period shall be extended by Landlord upon request from Tenant for a period not to exceed 30 additional days. During the initial Application Period and any extension thereof (as provided herein), upon Landlord's request therefor, Tenant shall provide Landlord with a written status report summarizing all action taken by Tenant to obtain the Conditional Liquor License and the status of such issuance. Landlord agrees to use reasonable efforts to assist Tenant in the application for the Conditional Liquor License provided, however, in no event shall Landlord incur any liability or expense in connection with such efforts. Landlord shall have the right to terminate the Lease upon written notice to Tenant if at any time during the initial Application Period and any extension thereof, Landlord, in its commercially reasonable business judgment, determines that it is unlikely that the Tenant will be successful in obtaining the Conditional Liquor License or that Tenant is not diligently and in good faith pursuing all necessary steps to obtain the Conditional Liquor License in a timely manner as set forth hereinabove. In the event Tenant fails to obtain the Conditional Liquor License as provided herein, Landlord shall have the right (at Landlord's discretion) upon written notice to

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Tenant to pursue obtaining the Conditional Liquor License on Tenant's behalf
(and at Tenant's cost) in which case the right to terminate as provided hereinabove shall not apply unless Landlord is not able to obtain the Conditional Liquor License within sixty (60) days following such written notice to Tenant. Upon termination of this Lease as provided herein, this Lease shall terminate and be of no further force or effect and, except as expressly provided in this Lease, both Landlord and Tenant shall be entirely freed and relieved of all liability under any and all covenants and obligations contained in or derived from this Lease and any other agreements related thereto unless the termination of the Lease is the result of Tenant's failure to comply with this
SECTION 3.8 or any other provision of this Lease in which case Tenant shall not be released from liability hereunder and Landlord shall have the right to pursue all actions and remedies available at law or in equity for such default.

3.9 VERT PURCHASE AGREEMENT. This Lease is expressly conditioned upon Tenant, at Tenant's sole cost and expense, entering into an agreement (the "Vert Purchase Agreement") with the tenant occupying the Premises as of the Execution Date for the purchase of certain assets existing in the Premises as of the Execution Date. Tenant shall diligently pursue all necessary steps necessary to complete the Vert Purchase Agreement in a timely manner using the highest commercially reasonable efforts. In the event the Vert Purchase Agreement is not fully executed by January 1, 2008, for reasons beyond the commercially reasonable control of the Tenant, Landlord or Tenant may terminate this Lease upon ten (10) days prior written notice to the other part. Upon termination of this Lease as provided herein this Lease shall terminate and be of no further force or effect and, except as expressly provided in this Lease, both Landlord and Tenant shall be entirely freed and relieved of all liability under any and all covenants and obligations contained in or derived from this Lease and any other agreements related thereto unless the termination of the Lease is the result of Tenant's failure to comply with this SECTION 3.9 in which case Tenant shall not be released from liability hereunder and Landlord shall have the right to pursue all actions and remedies available at law or in equity for such default.


                                    ARTICLE 4
                                      RENT

4.1 RENT COMMENCEMENT DATE AND REQUIRED OPENING DATE. Tenant's obligation to pay Minimum Annual Rent and Additional Rent shall commence upon the Rent Commencement Date.

         The "REQUIRED OPENING DATE" means the date which is 150 days following the later to occur of (i) the date Landlord delivers possession of the Premises to Tenant or (ii) the date on which the Building Permit Approval and Grease Interceptor Variance (as defined in SECTION 3.7) have been obtained, provided, however, that item (ii) shall not apply in the calculation of the Required Opening Date unless Tenant properly applies for the Building Permit Approval and Grease Interceptor Variance in accordance with SECTION 3.7, and diligently and in good faith takes all necessary steps in order to obtain the Building Permit and Grease Interceptor Variance.

4.2 MINIMUM ANNUAL RENT. Tenant shall pay Minimum Annual Rent in twelve (12) equal monthly installments during each year of the Lease Term, in advance, on the first day of each calendar month, without setoff, deduction, prior notice or demand.

4.3 PERCENTAGE RENT.

         (a) IN GENERAL. Tenant shall pay Percentage Rent for each partial or full calendar year of the Lease Term calculated based on Gross Sales for such period. Said payments of Percentage Rent shall be payable monthly commencing with the calendar month in which Tenant's Gross Sales first exceed the Breakpoint for such full or partial calendar year. Said payments shall equal that amount which is the product of the Percentage Rent figure (specified in ARTICLE 1) multiplied by the amount of Gross Sales in excess of the Breakpoint. Said payments shall be payable concurrently with Tenant's submittal of the monthly statements of Gross Sales in accordance with the provisions of SECTION 4.3(b). Anything to the contrary notwithstanding, in the event Minimum Annual Rent is abated in accordance with any provisions of this Lease, the Breakpoint shall be adjusted accordingly.

         The total Percentage Rent due and payable for a calendar year shall be computed based on Tenant's annual statement of Gross Sales for that year and if Tenant paid an amount greater than the actual Percentage Rent payable, the amount of such overpayment shall handled by Landlord in accordance with Section 4.6; if Tenant paid an amount less than the required Percentage Rent, then Tenant shall pay such difference to Landlord together with Tenant's annual statement of Gross Sales for said calendar year.

         (b) REPORTING OF GROSS SALES. Tenant agrees to furnish to Landlord a statement of Gross Sales within ten (10) days after the close of each calendar month, and an annual statement, including a monthly breakdown of Gross Sales, within thirty (30) days after the close of each calendar year during the Lease Term and any partial calendar year at the end of the Lease Term. Such statements shall itemize all elements of Gross Sales and Gross Sales Adjustments, and shall be certified as true and correct by a Responsible Officer of Tenant. The receipt by Landlord of any statement or any payment of Percentage Rent for any period shall not bind Landlord as to the correctness of such statement or payment. Upon request, Tenant agrees to furnish to Landlord a copy of Tenant's state and local sales and use tax returns. Tenant shall record at the time of sale, in the presence of the customer, all receipts from sales or other transactions using a cash register or computer system that cumulatively numbers and records all receipts. Tenant and its subtenants, licensees, and concessionaires, shall keep
(i) full and accurate books of account and records in accordance with generally accepted accounting principles consistently applied, including without limitation, a sales journal, general ledger, and all bank account statements showing deposits of Gross Sales revenue, (ii) all cash register detail tapes with regard to all transactions of Gross Sales, and (iii) detailed original records of all Gross Sales Adjustments (collectively, "GROSS SALES RECORDS").

         The Gross Sales Records shall be kept by Tenant for a period of three
(3) years after the close of each calendar year and shall be available for inspection and audit by Landlord and its representatives at the Premises or Tenant's principal place of business at all times during regular business hours. Any corrections or adjustments to Gross Sales previously reported by Tenant which will result in a refund to Tenant must be reported to Landlord within the three (3) year period following the end of the calendar year in which such Gross Sales were made. If it shall be determined as a result of an audit that there has been a deficiency in the payment of Percentage Rent, then such deficiency shall become immediately due and payable with interest at the Interest Rate from the date when said payment was due. If Tenant understates Gross Sales by more than two percent (2%) and if Landlord is entitled to any additional Percentage Rent as a result, then Tenant shall pay to Landlord all reasonable costs and expenses incurred by Landlord in conducting such audit and collecting any underpayment.

         Tenant acknowledges that Tenant's failure to comply with the provisions of this SECTION 4.3(b) will cause Landlord to suffer losses not contemplated under this Lease, the exact amount of which losses are extremely difficult or impracticable to determine. Therefore, if Tenant fails to keep, or to furnish to Landlord, any Gross Sales Records as required in this SECTION 4.3(b) and, as a result, Tenant's Gross Sales for any period of time cannot be ascertained, then, in addition to all rights and remedies available to Landlord for such default under this Lease or at law or in equity, Tenant shall pay to Landlord an amount equal to the greater of (i) twenty percent (20%) of the Minimum Annual Rent payable by Tenant for such period, or (ii) one hundred ten percent (110%) of the highest amount of Percentage Rent payable by Tenant under this Lease for any calendar year on a per diem basis for each day of such period of time. Landlord and Tenant agree that such amount represents a reasonable estimate of, and is fair compensation to Landlord for, Landlord's loss caused by Tenant's failure as described hereinabove.

4.4 ADDITIONAL RENT. Tenant shall pay all Additional Rent without setoff, deduction, prior notice or demand in the amounts and in the manner set forth in this Lease.

         Tenant's payments of Additional Rent pursuant to ARTICLES 5, 6, and 7 shall be payable in the following manner:

         (a) ESTIMATE. Commencing with the Occupancy Date and continuing throughout the balance of the Lease Term, Tenant shall pay Landlord, on the first day of each calendar month, those amounts Landlord estimates to be the Utilities Charge and the Chilled Water Charge. Commencing on the Rent Commencement Date and continuing throughout the balance of the Lease Term, Tenant shall pay Landlord, on the first day of each calendar month, those amounts Landlord estimates to be Tenant's obligation for the Additional Rent payable pursuant to ARTICLES 5 and 7. Landlord may adjust such monthly estimates from time to time during any calendar year on the basis of Landlord's experience and reasonably anticipated costs.

         (b) RECONCILIATION. Following the end of each calendar year or property tax installment period, as applicable, Landlord shall furnish Tenant separate statements for the Additional Rent payable by Tenant pursuant to ARTICLES 5, 6, and 7. Such statements shall cover the billing period showing the total of the applicable Additional Rent expenses, Tenant's share of such expenses for such billing period, and the total prior amounts payable by Tenant with respect to such period in accordance with subsection (a) of this SECTION 4.4. If Tenant's share of the Additional Rent expenses exceeds the total of Tenant's payments with respect thereto, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of such statement. If said payments exceed Tenant's share of the specified Additional Rent expenses, such excess shall be handled by Landlord in accordance with Section 4.6.

         (c) TENANT'S RIGHT TO AUDIT. Tenant may, upon no less than thirty (30) days' prior written notice to Landlord, audit Landlord's books pertaining to the Additional Rent payable by Tenant pursuant to ARTICLES 5, 6, and 7 for such calendar year; provided, however, as a condition precedent to the granting by Landlord of Tenant's right to audit as provided in this SUBSECTION (C), Tenant must exercise such right to audit for any calendar year within twelve (12) months after the close of such calendar year or Tenant shall automatically forfeit such right to audit for such calendar year. It is further expressly agreed and understood that the foregoing audit right shall not be in effect in the event the Tenant is in default under any provision of this Lease. Tenant's audit shall be performed by a certified public accountant who is retained strictly on a non-contingency basis and shall be limited to information that is directly related to the Additional Rent payable by Tenant hereunder. The audit shall be conducted at the office designated by Landlord during normal business hours. Tenant's right to audit shall be restricted to one (1) time per calendar year and shall be at the sole cost and expense of Tenant. In no event shall Tenant's right to audit or the results thereof relieve Tenant of its obligation to pay all amounts due as provided in this Lease except as expressly agreed to in writing by Landlord and Tenant in the form of an amendment to this Lease. Tenant shall deliver a copy of the results of such audit to Landlord within fifteen (15) days of its receipt by Tenant. Any information gained from such audit shall be confidential and shall not be disclosed by Tenant, its agents and/or employees and Tenant shall be responsible for ensuring compliance with such confidentiality requirement by its agents and employees. As an additional condition precedent to the granting by Landlord of Tenant's right to audit as provided in this SUBSECTION (c), Tenant waives any other rights that it may have at law or in equity to audit Landlord's books pertaining to any Additional Rent payable by Tenant.

         (d) PAYMENT DIRECTLY TO THIRD PARTY. Landlord, in its sole and absolute discretion, shall have the option to require that Tenant pay the costs of certain services directly to the provider of such services (including, but not limited to, services in connection with the Common Area and/or services in connection with the Chilled Water System). In the event Landlord exercises the foregoing option, such costs shall not be payable to Landlord as provided in the applicable provision of this Lease and Tenant shall pay any such amount when due directly to such provider. If Tenant fails to pay any such amount when due, Landlord shall have the right, but not the obligation, to pay such amount on behalf of Tenant and Tenant shall, upon demand, pay such amount to Landlord plus Landlord's Administrative Fee.

4.5 PRORATION OF RENT FOR PARTIAL MONTH. Rent payable by Tenant for any partial calendar month at the beginning or end of the Lease Term which is calculated on the basis of a full calendar year shall be computed on a daily basis to reflect the actual number of days in said partial month at an amount equal to one-three hundred sixty-fifth (1/365th) of such annual Rent for each day of said partial month.

4.6 APPLICATION OF PAYMENTS. All payments made by Tenant and received by Landlord may, in Landlord's sole and absolute discretion, be applied to any outstanding Rent owed by Tenant to Landlord for any period of time, irrespective of any payment characterization Tenant may designate for any such payment. The excess resulting from any overpayment of Rent, including payments of estimated amounts in accordance with SECTION 4.3(a), by Tenant shall either, at Landlord's option, (i) be refunded to Tenant or (ii) be applied by Landlord to any outstanding arrearages then owed by Tenant and the balance to any other Rent payable by Tenant. Any amounts to be refunded to Tenant in accordance with this
SECTION 4.6 shall be paid to Tenant within thirty (30) days after Landlord's receipt of demand therefor from Tenant.

4.7 FAILURE TO PAY RENT WHEN DUE. If Tenant fails to pay any amount of Minimum Annual Rent or Additional Rent when due, such unpaid amount shall bear interest at the Interest Rate from the earlier of the date such sum was due or demand therefor was made. In addition, Tenant acknowledges that the late payment by Tenant of any installment of Minimum Annual Rent or Additional Rent when due will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which costs are extremely difficult or impracticable to determine. Therefore, if any such installment is not received by Landlord from Tenant when due, Tenant shall immediately pay to Landlord a late charge of Four Hundred Dollars ($400). Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss caused by Tenant's late payment.

         If any payment of Rent by Tenant to Landlord is returned to Landlord due to insufficient funds or any other reason, Landlord shall have the right to require that Tenant make all payments of Rent under this Lease for the remainder of the Lease Term via cashier's check or other bank certified funds in which case Landlord will not be obligated to accept any other form of payment of Rent from Tenant.

4.8 ADDRESS FOR PAYMENTS. Tenant shall pay all rent and other payments due Landlord at the address for payments set forth in SECTION 1.13, or at such place as Landlord may from time to time designate in writing.

                                    ARTICLE 5
                           TAX AND INSURANCE EXPENSES

         Tenant agrees to pay to Landlord, Tenant's Share (as defined hereinbelow) of (a) the amount of all taxes, similar assessments, and special assessments levied for any reason on, or attributable to, the H&H Project and/or the realty underlying the H&H Project, and costs associated with challenging such taxes and assessments and (b) the cost to Landlord of the insurance covering the H&H Project (the costs referred to in (a) and (b) are collectively referred to as the "TAX AND INSURANCE EXPENSES").

         "TENANT'S SHARE" shall be the proportion of the Tax and Insurance Expenses which the Floor Area of the Premises bears to the Floor Area of all premises in the H&H Project (exclusive of the Major Tenants' Floor Area and Licensees' Floor Area) that are leased and open as of either, at Landlord's sole and absolute discretion, (a) the commencement of each calendar year or tax year, or (b) each calendar quarter year or quarter tax year and averaged for that calendar year or tax year. The Tax and Insurance Expenses shall be reduced (prior to the calculation of Tenant's Share) by the contributions of the Major Tenants thereto.

         Tenant shall pay before delinquency all taxes (including sales and use taxes), assessments, license fees, and public charges levied, assessed or imposed upon its business operation as well as upon its merchandise, Improvements, and Personal Property. If Tenant's merchandise, Improvements, and/or Personal Property are assessed with property of Landlord, Landlord shall allocate such assessment between Landlord and Tenant so that Tenant shall pay only its equitable portion.


                                    ARTICLE 6
                           UTILITIES AND CHILLED WATER

6.1 UTILITIES. The Utilities that Landlord shall make available to the Premises or, at Landlord's sole and absolute option, to a central distribution point outside the Premises, are as set forth in Landlord's Work. Landlord shall have no obligation whatsoever to make any other Utilities available for the benefit of Tenant.

         Tenant shall use the Utilities, if any, provided, or contracted for, by Landlord to the Premises and shall not contract separately for any Utilities without the prior written consent of Landlord which Landlord may grant or withhold in its sole and absolute discretion. Further, Landlord shall have the right at any time and from time to time to contract for Utility services from alternative service providers in which event Tenant shall use such Utilities and shall not contract separately for the same without the prior written consent of Landlord which Landlord may grant or withhold in its sole and absolute discretion.

6.2 UTILITIES CHARGE. Tenant shall pay the Utilities Charge in accordance with
SECTION 4.4.

6.3 CALCULATION OF UTILITIES CHARGE. The "Utilities Charge" shall be Tenant's payment of the costs of any and all Utilities furnished by Landlord to the Premises or otherwise for the benefit of Tenant (including, without limitation, maintenance, repair, installation, and service costs associated therewith), with the exception of the cost of any Utilities that are included in Common Area Expenses. Tenant shall be responsible for the payment of the cost (or, at Landlord's option, the reimbursement to Landlord of Landlord's cost) to install any meter required by Landlord, Tenant, or any Utility provider, to measure Tenant's consumption of any Utilities in the Premises,. If any Utilities are not separately metered to the Premises and are instead provided in common with others, then Landlord shall reasonably determine Tenant's share of the Utilities so provided, and such determination shall be used in the calculation of the Utilities Charge. The Utilities Charge shall not exceed the charge the local public utility company would have imposed had said company furnished the Utilities directly to Tenant. If Landlord does not provide all of the Utilities, Tenant agrees, at its own expense, to pay to the appropriate utility company the cost of any such Utilities.

6.4 CHILLED WATER CHARGE. Tenant shall pay the Chilled Water Charge as provided in Section 4.4.

6.5 CALCULATION OF CHILLED WATER CHARGE. The "Chilled Water Charge" shall be Tenant's proportionate share of all costs, fees, and expenses associated with the non-exclusive portions of the Chilled Water System for any given calendar year and the Administrative Fee with respect to all such expenses. Tenant shall be responsible for the payment of the cost (or, at Landlord's option, the reimbursement to Landlord of Landlord's cost) to install a meter to measure Tenant's consumption of chilled water in the Premises. Tenant's proportionate share shall be the proportion that Tenant's metered consumption of chilled water bears to the total metered consumption of chilled water or such other reasonable allocation determined by Landlord.

                                    ARTICLE 7
                                   COMMON AREA

7.1 TENANT'S LICENSE TO USE. Landlord grants to Tenant and its employees, agents, customers, and invitees a non-exclusive license to use the Common Area during the Lease Term, subject to Landlord's reasonable rules and regulations (as described in SECTION 7.7 hereinbelow) and the rights of Landlord, the other tenants of Landlord, the other owners of the H&H Project and such parties' employees, agents, customers, and invitees to use the same in common with Tenant.

7.2 OPERATION AND MAINTENANCE OF COMMON AREA. Landlord shall keep the Common Area in a neat, clean, and orderly condition, and shall repair, maintain or replace all equipment and facilities thereof as Landlord shall deem necessary. Landlord may cause any or all of the services concerning the Common Area to be provided by an independent contractor(s) or by an affiliate(s) of Landlord. If Landlord does not maintain all of the Common Areas of the H&H Project because one or more of the Major Tenants maintains a portion thereof, then, for so long as such condition exists, Landlord's responsibility hereunder shall extend to only those portions of the Common Area not maintained by Major Tenants and the Common Area expenses described in this ARTICLE 7 shall refer only to the portions maintained by Landlord.

7.3 COMMON AREA EXPENSES.

         (a) IN GENERAL. "Common Area Expenses" shall mean all expenses in connection with the use, ownership, operation, and maintenance of the Common Area including without limitation, all general maintenance, repairs, and replacements deemed necessary by Landlord or as may be required by Governmental Authority; work performed by Landlord in accordance with SECTION 12.2; resurfacing, restriping, and repair of all parking areas; painting; cleaning; snow and ice removal; sweeping and janitorial services; seasonal decor; parking validation supplies and equipment; signs; fire protection systems; the cost of Utilities including, without limitation, maintenance, repair, installation, and service costs associated therewith; compliance with Legal Requirement(s); all personal property taxes levied for any reason on any personalty of the Common Area; costs of Reconstruction not otherwise covered by insurance proceeds; the Amortization of Capital Items; all on-site costs and personnel expenses of Landlord incurred in managing the H&H Project; all maintenance, repair and/or operational expenses payable by Landlord for areas that are utilized in common by the H&H Project and the Hotel and/or the Parking Facility; costs of employee parking including, costs of transporting employees to the H&H Project (e.g., shuttle, public transportation); maintenance and/or repair of privately owned roads providing access to and located adjacent to the H&H Project; personnel to implement any of the foregoing services including, if Landlord deems necessary, the cost of security officers and security systems; and the Administrative Fee with respect to all such expenses. Common Area Expenses shall be reduced (prior to the calculation of Tenant's share) by the contributions of the Major Tenants thereto and by the Licensees' Contribution.

         Notwithstanding anything in this Lease to the contrary, Common Area Expenses shall not include the following (except to the extent specifically permitted by a specific exception to the following):

                  (i) Costs incurred in advertising and promoting the H&H
Project;

                  (ii) Costs or expenses for any services or benefits provided exclusively to another tenant in the H&H Project and not provided or available to Tenant;

                  (iii) Costs or expenses incurred by Landlord which should be reimbursed pursuant to a warranty or guarantee, unless Landlord has not received payment under such warranty or guarantee and it would not be fiscally prudent to pursue legal action to collect on such obligation;

                  (iv) Costs incurred by Landlord for the repair of damage to the H&H Project, to the extent that Landlord is reimbursed directly therefor by any insurer or other third party;

                  (v) Leasing commissions, advertising, and promotional expenditures, finder's fees, attorneys' fees or similar costs associated with the leasing or subleasing of space within the H&H Project;

                  (vi) Costs, including permit, license, and inspection costs, incurred with respect to the installation of tenant improvements made for tenants in the H&H Project or incurred in renovating or otherwise improving, decorating, painting, or redecorating vacant space for tenants or other occupants of the H&H Project (excluding, however, such costs relating to any Common Areas of the H&H Project and/or any property management office located at the H&H Project);

                  (vii) Costs incurred by Landlord for which Landlord is to be directly reimbursed by Tenant or other tenants of the H&H Project (as opposed to costs which are reimbursed solely through inclusion within the calculation of Common Area Expenses);

                  (viii) Interest, principal, points and fees on debt or amortization of any mortgage or mortgages, or any ground lease rental, or any other debt instrument encumbering the H&H Project;

                  (ix) Overhead or profit paid to subsidiaries or affiliates of Landlord for services (other than any management fee cost recovery), if and only to the extent that the cost of such services exceeds the costs which would have been otherwise payable if the related services had been rendered by qualified, unaffiliated third parties on a competitive basis;

                  (x) Tax penalties and interest imposed as a result of Landlord's failure to make payments or to file returns when due, provided that such failure does not result from Tenant's failure to timely pay any amounts of rent due and payable hereunder;

                  (xi) Costs (excluding on-site costs) associated with the operation of the business of the entity which constitutes the Landlord (as the same are distinguished from the costs of operation of the H&H Project), including Landlord's general organizational overhead;

                  (xii) Landlord's charitable or political contributions; and

                  (xiii) Fines, penalties, fees or similar costs which are imposed as a result of Landlord's willful misconduct or Landlord's breach of any contract related to the operation of the H&H Project, including any judgments imposed upon Landlord or the H&H Project as a result thereof.

         (b) CALCULATION. Tenant shall pay its share of Common Area Expenses in the manner provided in SECTION 4.4. Tenant's share of Common Area Expenses shall be calculated as follows:

                  (i) Tenant's share of Common Area Expenses for the previous calendar year shall be the proportion of all such expenses that the Floor Area of the Premises bears to the total Floor Area of all premises in the H&H Project (exclusive of the Major Tenants' Floor Area and Licensees' Floor Area) that are leased and open as of either, at Landlord's sole and absolute discretion, (a) the commencement of each calendar year or (b) each calendar quarter and averaged for that calendar year;

                  (ii) If any Dining Patio(s) exist at the H&H Project in reasonable proximity to the Premises and the use of the Premises includes the sale of food and/or beverages for immediate consumption (excluding full-service, sit-down restaurants), Tenant shall pay its share of Dining Patio Expenses. Tenant's share of Dining Patio Expenses for the previous calendar year shall be the proportion of all Dining Patio Expenses that the Floor Area of the Premises bears to the Floor Area of all other such food use tenants in the H&H Project that are located in reasonable proximity to such Dining Patio and are leased and open as of either, at Landlord's sole and absolute discretion, (a) the commencement of each calendar year or (b) each calendar quarter and averaged for that calendar year; and

                  (iii) If the Premises is connected to a common grease interceptor, Tenant shall pay its share of all Common Area Expenses associated with such common grease interceptor. Tenant's share of such expenses shall be the proportion of all such expenses that the Floor Area of the Premises bears to the Floor Area of all other premises connected to and utilizing such common grease interceptor.

         (c) CAP ON CONTROLLABLE COMMON AREA EXPENSES. Notwithstanding anything to the contrary set forth in this Lease, Tenant's Share of Controllable Common Area Expenses (as hereinafter defined) for each calendar year after the first
(1st) full calendar year following the Rent Commencement Date shall not increase by more than five percent (5%) over those of the prior calendar year. "CONTROLLABLE COMMON AREA EXPENSES" shall mean Common Area Expenses other than security, personal property taxes, and utilities.

7.4 EXTENDED HOURS SERVICES. If Tenant desires to operate its business in the Premises beyond the normal H&H Project hours of operation, Tenant shall request Landlord's permission to do so, which request shall be subject to Legal Requirements and Landlord's approval, and thereafter shall notify Landlord of any changes in the times or dates of the extended hours of operation. Landlord will provide those extended hours services that it deems necessary and Tenant shall reimburse Landlord for the increased costs incurred by Landlord for such extended hours services, including without limitation lighting, security, Utilities, and Landlord's Administrative Fee with respect to all such expenses. Tenant shall pay such increased costs as part of Additional Rent in accordance with SECTION 4.4.

7.5 CONTROL OF COMMON AREA. Landlord shall at all times have the sole and exclusive control of the Common Area, including, without limitation, the right to lease space within the Common Area to tenants for the sale of merchandise and/or services and the right to permit advertising displays, educational displays and entertainment in the Common Area, including kiosks, carts, and other temporary or permanent stands. Common Area Expenses shall not be offset by any revenues received by Landlord. Landlord's control and operation of the Common Area shall at all times be subject to Landlord's obligation to comply with all Legal Requirements. Landlord shall also have the right at any time and from time to time to exclude and restrain any person from the use or occupancy of the Common Area. It shall be the duty of Tenant to keep all of the Common Area free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation.

         In addition to the foregoing, Landlord shall have the right to partition, enclose, utilize, barricade, or rope off portions of the Common Area (collectively referred to herein as "Special Event Barricades") in order to accommodate any Special Event; provided, however, that such Special Event Barricades shall not materially, adversely to the detriment of Tenant, impair access to, and/or visibility of, the storefront of the Premises except with respect to Special Event Barricades for up to twenty-eight (28) days prior to, and eight (8) days following, the Academy Awards presentation such as, but not limited to, Special Event Barricades located in The Walk, the motor court off of Orange Drive, on or adjacent to Hollywood Boulevard, and/or in the Parking Facility.

7.6 SECURITY. Tenant acknowledges that if Landlord provides security services for the Common Area, Landlord does not represent, guarantee or assume responsibility that Tenant will be secure from any Claims relating to such security services. Landlord shall have no obligation to hire, maintain or provide any security services and any security services provided by Landlord may be withdrawn or changed at any time with or without notice to Tenant or any other person and without liability to Landlord.

         If required by Landlord, Tenant, at its sole cost and expense, shall contract with a security company to provide a comprehensive security program for the Premises which shall include compliance with the Tenant Conditions set forth in Exhibit H.

         Further, Tenant will be responsible for all security and traffic control measures which are necessary (in Landlord's sole discretion) and/or required by Legal Requirements in the Common Area during special events in the Premises, and continuing for at least one (1) hour after the Premises closes for business or such special event ends, including measures necessary to ensure that Tenant's customers and/or special event patrons park their cars appropriately, enter and exit the H&H Project appropriately, and do not linger in the Common Areas and/or near the Hotel and/or on the sidewalks surrounding the H&H Project. Tenant shall, in Landlord's sole discretion, either (i) retain the necessary services to perform the foregoing functions [subject to Landlord's approval of such services], or (ii) reimburse Landlord for its costs and expenses in providing such services. Tenant will coordinate all security and traffic control measures as provided herein with the H&H Project management, the Los Angeles Police Department, and any other Governmental Authority having jurisdiction thereof.

         Tenant shall cause any security company operating on Tenant's behalf to obtain, carry, and maintain, at no expense to Landlord, the minimum insurance coverages and limits required for Tenant's contractors pursuant to the Tenant Package and to deliver a certificate of insurance naming as additional insureds all of the parties designated in SECTION 13.2. Tenant shall cause any such security company to indemnify, protect, and hold harmless Landlord and its agents from any claims arising from such security company's presence at the H&H Project. Further, any such security company must be (and must remain) bondable and licensed in the State of California. In no event shall any security personnel be permitted to carry fire arms, munitions, other weapons, or ammunition in the H&H Project.

7.7 RULES AND REGULATIONS. In addition to any rules and regulations of record governing the H&H Project, Tenant shall abide by the rules and regulations set forth in EXHIBIT D. Landlord shall have the right to establish additional reasonable and equitable rules and regulations, and to adopt reasonable and equitable amendments to the same from time to time for the proper and efficient operation and/or maintenance of the Common Area or any portion thereof, as Landlord determines in its discretion.

7.8 VALIDATED PARKING. The rate schedule for the use of the Parking Facility and any validation thereof shall be established by the owner of the Parking Facility. Tenant's employees shall be subject to the standard rate schedule established by the owner of the Parking Facility. Landlord may, in its sole and absolute discretion, designate off-site parking area or areas for employee parking; provided, however, Landlord shall have no obligation to provide any such employee parking area(s).


                                    ARTICLE 8
                                    MARKETING

8.1 MARKETING. Tenant shall pay the Marketing Assessment to Landlord as a contribution towards the marketing fund (the "MARKETING FUND") utilized by Landlord to market the H&H Project; the control and administration of the Marketing Fund shall be at Landlord's sole and absolute discretion.

8.2 TENANT'S MARKETING ASSESSMENT. Tenant shall pay the Marketing Assessment in equal monthly installments, payable in advance commencing on the Rent Commencement Date and thereafter on the first (1st) day of each calendar month of each year. Tenant's Marketing Assessment shall be adjusted annually in accordance with the CPI Adjustment Procedures. The Base Month shall be the month of October immediately preceding the Rent Commencement Date; the Month of Adjustment shall be the month of October during each year of the Lease Term thereafter. The adjustment shall be effective as of the first day of January following the Month of Adjustment

8.3 DAILY SALES. Landlord may, in its sole and absolute discretion, provide a program for the purpose of collecting daily sales information directly from Tenant via Tenant's designated representative at the Premises and Tenant agrees to participate in any such program. The daily sales information would include gross daily receipts collected at the Premises. The program may be in the form of automated, computerized telecommunication. The costs and expenses in connection with the operation of the program would be paid for either by Landlord or by proceeds from the Marketing Fund. The information collected may be utilized by Landlord for the purpose of evaluating and responding to market trends and determining merchandising category rankings.


                                    ARTICLE 9
                                       USE

9.1 PERMITTED USE. Tenant shall operate the Premises only under Tenant's Trade Name and shall only use the Premises for the Permitted Use, and for no other use or purpose.

         Notwithstanding the foregoing to the contrary, Tenant shall have the right to change the Trade Name to such other trade name as Tenant may adopt from time to time for substantially all of its other restaurants in the United States. In such event, Tenant shall notify Landlord at least 30-days in advance of such change in Trade Name and shall, at Tenant's sole cost and expense, replace its storefront signage and all other signage (including Tenant's Armature Signage as defined in Section 9.9) subject to Landlord's approval as provided in this Lease.

9.2 DUTIES AND PROHIBITED CONDUCT. Tenant shall at all times comply with all Legal Requirements. Further, in the event the Permitted Use includes the sale of alcoholic beverages, such use shall be expressly subject to SECTION 9.6 and Tenant's compliance with the Tenant Conditions set forth on EXHIBIT H. At Tenant's sole expense, Tenant shall procure, maintain, and make available for Landlord's inspection any governmental license or permit required for the proper and lawful conduct of Tenant's business. Tenant shall not use the Premises, or permit or fail to prevent the Premises to be used, (a) for any purpose or in any manner that violates any Legal Requirement and/or the requirements of the insurance underwriter(s) for the H&H Project, (b) for the sale or display of counterfeit goods, pornography or adult paraphernalia, nudity, graphic violence, drug paraphernalia (e.g., a "head shop"), or any goods and/or services that, in the sole and absolute discretion of Landlord, are inconsistent with the image of a community or family-oriented shopping center, (c) as a massage or tattoo parlor, adult or pornographic bookstore, video store or rental establishment,
(d) to conduct an auction, distress, fire, bankruptcy or going-out-of business sale or similar sales, (e) to sell merchandise from vending machines (except vending machines installed and made available solely for use by Tenant's employees), (f) as an electronic games arcade or attraction, or to operate any video, pinball or other gaming machines (except to the extent expressly permitted under the Permitted Use), (g) to keep live animals of any kind unless otherwise permitted by this Lease, (h) as an "adult" bar or club permitting nude, semi-nude, or sexually explicit performances, (i) a purveyor of alcoholic beverages for off-site consumption, (j) as a thrift store, flea market, or second hand store, (k) as a discount electronics, furniture, or other similar discount establishment, (l) for the sale of tee-shirts or novelty merchandise (except as expressly provided for in the Permitted Use), (m) for the sale of popcorn or candy, (n) for television retailing, or (m) for the sale, display, use, or storage of firearms or other weapons. Tenant shall not place, affix or maintain any signs, advertising placards, names, insignia, trademarks, descriptive material or any other similar item or items outside, on or within twenty-four inches (24") of the Lease Line, the storefront, the glass panes and supports of the show windows, or any window, door, roof or Perimeter Demising Partition of the Premises, except such signs as Landlord shall approve in writing in accordance with Exhibit C. Tenant shall not place any third (3rd) party advertising on the exterior of the Premises (including windows) or anywhere within the Premises so as to be visible from the exterior, other than the advertising promoting Tenant's business in the Premises in accordance with this Lease and subject to Landlord's approval of any such advertising. Tenant shall not cause or permit any waste to occur in the Premises and shall not overload the floor, or any mechanical, electrical, plumbing or Utility systems serving the Premises. Tenant shall keep the Premises, and every part thereof, in a clean and wholesome condition, free from any objectionable noises, loud music, odors or nuisances. If the Permitted Use includes the sale of and/or preparation of food, Tenant shall at all times maintain a health department rating of "A" (or such other highest health department or similar rating as is available). Tenant shall clearly post its policy for handling returns and exchanges of merchandise on all receipts and within the Premises using professionally prepared signage.

9.3      HAZARDOUS MATERIALS.

         (a) IN GENERAL. Tenant shall not use, generate, manufacture, produce, store, transport, treat, dispose or permit the escape or release on, under, about or from the Premises, or any part thereof, of any Hazardous Materials. If Tenant's Permitted Use requires the use and/or storage of any Hazardous Materials on, under or about the Premises, Tenant shall provide written notice to Landlord, prior to final execution of this Lease, of the identity of such materials and Tenant's proposed plan for the use, storage, and disposal thereof; such use, storage, and disposal shall be subject to Landlord's approval, in Landlord's sole and absolute discretion. If Landlord approves such proposed use, storage, and disposal of specific Hazardous Materials, Tenant may use and store upon the Premises only such specifically approved materials and shall comply with any conditions to such approval as Landlord may impose in its sole and absolute discretion. Landlord's permission hereunder may be withdrawn or modified at any time in Landlord's sole and absolute discretion. Tenant shall fully and promptly comply with all Hazardous Materials Laws at all times and at the expiration or earlier termination of the Lease Term, Tenant shall remove and dispose of all Hazardous Materials affecting the Premises and the H&H Project resulting from the use or occupancy thereof by Tenant or its agents, employees, suppliers, contractors, subtenants, successors, and assigns regardless of whether such removal is required by any Hazardous Materials Law. Notwithstanding the foregoing, Landlord consents to Tenant's above-ground use, storage, and off-site disposal of products containing small quantities of Hazardous Materials, which products are of a type customarily used in operations specifically mentioned as a Permitted Use, provided that Tenant shall handle, use, store, and dispose of such Hazardous Materials in a safe and lawful manner and shall not allow Hazardous Materials to contaminate the Premises or the H&H Project.

         (b) INDEMNITY. Tenant shall indemnify, protect, defend, and hold Landlord, Landlord's Affiliates, any Mortgagee, and any Ground Lessor, harmless from and against any and all Claims arising out of, in connection with, or directly or indirectly arising out of the use, generation, manufacture, production, storage, treatment, release, disposal or transportation of Hazardous Materials by Tenant, or any successor, assignee or sublessee of Tenant, or their respective agents, contractors, employees, or licensees, on, under, about or from the Premises or the H&H Project, including, but not limited to, all foreseeable and unforeseeable costs, expenses, and liabilities related to any testing, repair, cleanup, removal costs, detoxification or decontamination and the preparation and implementation of any closure, remedial action, site assessment costs or other required plans in connection therewith deemed required, necessary or advisable by Landlord or any Governmental Authority, and any foreseeable or unforeseeable consequential damages. Any defense of Landlord pursuant to the foregoing indemnity shall be by counsel reasonably acceptable to Landlord. Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Materials, nor Tenant's strict compliance with all Hazardous Materials Laws, shall excuse Tenant from Tenant's indemnification obligations hereunder. The foregoing indemnity shall be in addition to and not a limitation of the other indemnification provisions of this Lease. Tenant's obligations hereunder shall survive the termination or expiration of this Lease.

         (c) REPORTING. Tenant shall notify Landlord in writing, immediately after any of the following: (i) Tenant has knowledge, or has reasonable cause to believe, that any Hazardous Materials have been released, discharged or located on, under or about the Premises or the H&H Project, whether or not the same are in quantities that would otherwise be reportable to a public agency, (ii) Tenant receives any warning, notice of inspection, notice of violation or alleged violation, or Tenant receives notice or knowledge of any proceeding, investigation, order or enforcement action, under any Hazardous Materials Law concerning the Premises or the H&H Project, or (iii) Tenant becomes aware of any Claims made or threatened by any third party concerning the Premises or the H&H Project respecting Hazardous Materials.

         (d) CONFIRMATION OF TENANT'S KNOWLEDGE. Upon request from Landlord or Landlord's Mortgagee or Ground Lessor at any time, Tenant shall promptly execute all affidavits, representations, and any other similar documents as Landlord or Landlord's Mortgagee or Ground Lessor may request concerning Tenant's best knowledge and belief regarding the presence or absence, or the use, generation, storage, disposal or transportation of Hazardous Materials, under, about or from the Premises or the H&H Project.

         (e) ASBESTOS. If any asbestos containing materials exist in the Premises that were introduced into the Premises by Tenant, its Affiliates, agents, contractors, employees, assignors, predecessors, successors or Transferees at any time, Tenant shall remove all such asbestos containing materials prior to (i) the expiration or earlier termination of this Lease and/or (ii) making Improvements to the Premises and, in either event, regardless of whether such removal is required by any Hazardous Materials Law.

         (f) MOLD. Tenant, at its sole cost and expense, shall regularly monitor the Premises for the presence of mold or for any conditions that reasonably can be expected to give rise to mold (the "Mold Conditions"), including, but not limited to, observed or suspected instances of water damage, mold growth, repeated complaints of respiratory ailment or eye irritation by Tenant's employees or any other occupants in the Premises, or any notice from a Governmental Agency of complaints regarding the indoor air quality at the Premises, and promptly notify Landlord in writing if it suspects mold or Mold Conditions at the Premises.

         In the event of suspected mold or Mold Conditions at the Premises, Tenant, at its sole cost and expense, shall promptly cause an inspection of the Premises to be conducted, to determine if mold or Mold Conditions are present at the Premises, and shall notify Landlord, in writing, at least 10 days prior to the inspection, of the date on which the inspection shall occur, and which portion of the Premises shall be subject to the inspection, and retain an industrial hygienist certified by the American Board of Industrial Hygienists ("CIH") or an otherwise qualified mold consultant (generally, "Mold Inspector") to conduct the inspection. In the event the inspection, determines that mold or Mold Conditions are present at the Premises, then Tenant, at its sole cost and expense, shall promptly (a) hire trained and experienced mold remediation contractors to prepare a remediation plan and to remediate the mold or Mold Conditions at the Premises, and (b) send Landlord notice, in writing, with a copy of the remediation plan, at least 30-days prior to the mold remediation, stating all of the following: (1) the date on which the mold remediation shall start, (2) which portion of the Premises shall be subject to the remediation,
(3) the name, address, and telephone number of the certified mold remediation contractors performing the remediation, (4) the remediation procedures and standards to be used at the Premises, (5) the clearance criteria to be employed at the conclusion of the remediation, and (6) the date the remediation will conclude. Further, Tenant shall notify, in accordance with any applicable state or local health or safety requirements, its employees as well as occupants and visitors of the Premises of the nature, location, and schedule for the planned mold remediation and ensure that the mold remediation is conducted in accordance with the relevant provisions of the document Mold Remediation in Schools and Commercial Buildings (EPA 402-K-01-001, March 2001) ("EPA Guidelines"), published by the U.S. Environmental Protection Agency, as may be amended or revised from time to time, or any other applicable, legally binding federal, state, or local laws, regulatory standards or guidelines. Tenant shall also provide Landlord with a draft of the mold remediation report and give Landlord a reasonable opportunity to review and comment thereon, and when such report is finalized, promptly provide Landlord with a copy of the final remediation report.

         Tenant acknowledges and agrees that Landlord shall have a reasonable opportunity to inspect the remediated portion of the Premises after the conclusion of the mold remediation. If the results of Landlord's inspection indicate that the remediation does not comply with the final remediation report or any other applicable federal, state, or local laws, regulatory standards or guidelines, including, without limitation, the EPA Guidelines, then Tenant, at its sole cost and expense, shall immediately take all further actions necessary to ensure such compliance.

         It is expressly agreed and understood that Tenant's obligation to indemnify Landlord under (b) of this SECTION 9.3 shall include any and all claims arising from mold and/or Mold Conditions in the Premises.

         (g) LANDLORD'S RIGHT TO TERMINATE. If the Premises or any part of the H&H Project becomes or is discovered to be contaminated with any Hazardous Materials, and if any handling of any nature is undertaken in connection therewith (either at Landlord's own initiative or pursuant to the requirements of any Government Authority), and if Tenant is not responsible for any handling or indemnification in connection therewith under this Lease or otherwise, then Landlord shall have the right to terminate this Lease upon thirty (30) days' notice to Tenant in the event the estimated cost of any such handling exceeds an amount equal to the lesser of (i) Thirty Dollars ($30) per square foot of Floor Area of the Premises or (ii) Two Hundred Fifty Thousand Dollars ($250,000).

9.4 COMPLIANCE WITH EXCLUSIVE LICENSE AGREEMENTS. Tenant hereby expressly acknowledges and agrees that Landlord has entered into or intends to enter into various license agreements or other similar agreements in connection with the H&H Project whereby Landlord will grant exclusive licenses to third parties whereby certain products and/or brand names and/or services will be required to be sold, offered, and/or advertised in the H&H Project (by way of example, but not by way of limitation, a license may require that specific brand name soda beverages will be the exclusive soda beverages for the H&H Project, that a specific brand name bottled water will be the exclusive bottled water for the H&H Project, that a specific brand name film will be the exclusive film for the H&H Project, and/or that a specific film processing service shall be the exclusive service for the H&H Project). Tenant further expressly agrees and acknowledges that the Permitted Use shall at all times be subject to any such licenses/agreements regardless of whether or not such licenses/agreements were entered into as of the Execution Date. The agreements in effect as of the Execution Date ("Existing Agreements") are summarized below; to the extent Landlord enters into any subsequent licenses/agreements, Landlord will provide at least thirty (30) days prior written notice to Tenant in the event the Permitted Use will be affected by such licenses/agreements. The Existing Agreements are:

         (i) An ATM agreement;

         (ii) Any beverages sold or advertised in the H&H Project that are in the Product Category (as defined herein) must be Pepsi products. The "PRODUCT CATEGORY" means naturally or artificially sweetened carbonated soft drinks, non-carbonated water, iced tea, fruit juice (excluding fresh-squeezed juices), fruit juice containing and fruit flavored drinks, isotonic sports drinks, packaged cold coffee-like products (e.g., Frappuccino) and "New Age/Hypertonic" beverages (e.g., SoBe);

         (iii) All Film, cameras, Photofinishing (as defined below) products and/or services, and digital imaging products and/or services, that are distributed, advertised, or offered by Tenant in the H&H Project must be Kodak products and/or services. "Film" means photosensitive emulsion coated cellulose, used to make photographic negatives or transparencies for still photography. "Photofinishing" means the conventional processing of Film using light sensitive photochemicals; and

         (iv) An automobile/automobile manufacturer agreement.

         Tenant acknowledges that Tenant's failure to comply with the provisions of this SECTION 9.4 will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which costs are extremely difficult or impracticable to determine. Therefore, if Tenant fails to comply with this Section 9.4, Tenant shall immediately pay to Landlord a charge of One Hundred Dollars ($100) per day for each day until Tenant remedies the situation and is in compliance thereof. Landlord and Tenant agree that such charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss caused by Tenant's failure to comply with its obligations hereunder.

9.5 PROHIBITION ON USE OF HOLLYWOOD & HIGHLAND(R) TRADEMARKS; SPECIAL EVENT TRADEMARKS; ACADEMY TRADEMARKS; CINEMA TRADEMARKS; AND HOTEL TRADEMARKS. Tenant is expressly prohibited from using any trademarks or copyrighted material associated with HOLLYWOOD & HIGHLAND(R) and/or any Special Event and/oR the Cinema and/or the Hotel in any advertising, displays, or any other manner whatsoever.

         Without limiting the generality of the foregoing, Tenant agrees that it shall not use any (i) likeness of the "Oscar" statuette or any look-alike statuette; and/or (ii) any of the following names or phrases, "Oscar(s)," "Oscar Night," "Academy Award(s)," "Academy of Motion Picture Arts and Sciences," "Academy," "A.M.P.A.S.," "Academy Foundation," "Center for Motion Picture Study" and/or any derivative of any such name or phrase (the aforementioned names and phrases are collectively referred to herein as "Academy Trademarks"). Notwithstanding the foregoing, the terms of this SECTION 9.5 shall not prevent the use by Tenant of any Academy Trademarks that is the part of the name of a nationally recognized chain or trademark, or the name of a regionally known chain based in the Los Angeles area; provided, however, in no event shall the foregoing be deemed to imply any right on the part of Tenant or its invitees to make any use of an Academy Trademark or to prohibit the owner of such Academy Trademark from seeking to enforce its rights with respect to same.

9.6 SALE OF ALCOHOLIC BEVERAGES. The sale of alcoholic beverages by Tenant in the H&H Project is expressly subject to the restrictions of the conditional use permit granted by the City of Los Angeles for the H&H Project including, without limitation, the Tenant Conditions set forth on EXHIBIT H and any modifications thereto. For so long as Tenant is not in default under this Lease beyond any applicable notice and cure period provided for in this Lease, Tenant will have the right to use, one of the remaining available conditional use authorizations (as described in Exhibit H) as allocated by Landlord for the Premises. It is Tenant's sole responsibility and obligation to research and familiarize itself with any and all Legal Requirements (including the Tenant Conditions) governing Tenant's operation of the Premises and its sale of alcoholic beverages in the H&H Project and Landlord shall have no obligation or liability to Tenant whatsoever with respect to any such Legal Requirements.

         Further, Tenant's sale of alcoholic beverages in the H&H Project shall be expressly subject to Tenant securing approval from the State Department of Alcoholic Beverage Control or such other Governmental Authority responsible for such approval (the "ABC") for the issuance of a liquor license (the "Liquor License Approval"). Tenant shall apply for the Liquor License Approval within thirty (30) days following the Execution Date and shall diligently and in good faith proceed with the application process. Landlord shall have no obligation whatsoever to assist Tenant in obtaining the Liquor License Approval, however, in order for Landlord to monitor the process, Tenant shall (i) give Landlord at least five (5) business days prior notice before submitting its application to the ABC and shall provide Landlord with a copy of such application concurrently with such prior notice; and (ii) notify Landlord at least (5) business days in advance of any scheduled meetings with the ABC in connection with such application. In the event the Liquor License Approval is not obtained within ninety (90) days following the Execution Date, or in the event Landlord determines that Tenant will not be able to obtain the Liquor License Approval within such 90-day period, Landlord shall have the right to terminate this Lease upon notice to Tenant and in the event of such termination both Landlord and Tenant shall be released from any liability or obligation under this Lease. Once Tenant obtains the Liquor License Approval, Tenant shall maintain the liquor license in full force and effect for the remainder of the Lease Term (including any extensions thereof) and Tenant's failure to do so shall constitute a material default hereunder.

9.7 SATELLITE. Tenant shall not be permitted to install any satellite dish or antenna on the roof of the H&H Project; however, Landlord shall install, or cause to be installed, a multiple-user antenna and/or satellite system in the H&H Project for data transmission. Tenant, at its sole cost and expense, shall be permitted to connect to and utilize said system pursuant to a separate agreement with Landlord and/or the vendor of such system.

9.8 REMOVAL OF TRASH. Tenant shall pay for the cost to handle and/or remove trash from the H&H Project directly to the designated third party provider of such service or, at Landlord's option, Tenant shall pay such cost to Landlord plus Landlord's Administrative Fee (but in no event shall the total amount payable to Landlord be greater than the total amount that would have been payable directly to the third party provider) in the manner described in SECTION
4.4 of this Lease.

9.9 TENANT'S ARMATURE AND EXTERIOR SIGNAGE. An internally illuminated sign (the "Tenant's Armature Signage") identifying Tenant's Trade Name shall be placed in the H&H Project armature signs in each of the three (3) locations identified on Exhibit K attached hereto (i.e., Highland Avenue, Hollywood Boulevard, and Courtyard locations) and incorporated herein by this reference. The location of the placement of Tenant's Armature Signage on each of said H&H Project armature signs shall be as follows: (i) Highland Avenue and Courtyard armature signs: the bottom location, and (ii) Hollywood Boulevard: the 2nd location from the top. Tenant's Armature Signage will be designed and installed by Tenant, at Tenant's sole cost and expense, subject to Landlord's prior review and approval of the plans and specifications therefor. Tenant will be responsible for all costs for the design, manufacturing, installation, operating, and maintenance of Tenant's Armature Signage. Any change to the Tenant's Armature Signage requested by Tenant during the Lease Term after the initial installation thereof (e.g., a change in the design of Tenant's logo resulting in a request by Tenant to replace Tenant's Armature Signage) shall be subject to Landlord's approval and at Tenant's sole cost and expense. The aforementioned Shopping Center armature signs, including Tenant's Armature Signage, are expressly subject to all Legal Requirements.

         Tenant, at its sole cost and expense, shall be permitted to place signage ("Exterior Signage") on the exterior wall located beneath the window of the Premises in the approximate location of the existing tenant's signage as identified on Exhibit L. The Exterior Signage (including, without limitation, the design, installation, and quality of materials thereof) shall be subject to Landlord's prior review and approval in accordance with Exhibit C and the approval of all Governmental Authorities.


                                   ARTICLE 10
                          TENANT'S OPERATING COVENANTS

10.1 OPERATING COVENANTS. Tenant shall, continuously and uninterruptedly from and after the Rent Commencement Date, (a) operate and conduct within the entire Premises the business that it is permitted to operate and conduct under the provisions hereof, except while the Premises are untenantable by reason of fire or other casualty, (b) maintain within the Premises an adequate stock of merchandise together with sufficient personnel and Personal Property to service and supply the usual and ordinary requirements of its customers, and (c) keep the Premises in a neat, clean, and orderly condition.

10.2 OPERATING DAYS AND HOURS. It is in the interests of both Tenant and Landlord to have regulated hours of business for all of the H&H Project. Commencing with the opening for business by Tenant in the Premises and for the remainder of the Lease Term, Tenant shall be open for business daily and shall continuously remain open for business with its window displays, exterior signs, and exterior advertising displays adequately illuminated during all hours on all days on which Landlord, in its sole and absolute discretion, determines to open the H&H Project for business to the public.

10.3 RADIUS RESTRICTION. Tenant hereby covenants and agrees that Tenant, and its directors, officers, parent, subsidiaries, and other affiliates, shall not at any time during the period commencing with the Effective Date and continuing through the Expiration Date, directly or indirectly, operate or own under Tenant's Trade Name or otherwise any similar type of business (excluding any such business so operated or owned on the Effective Date) within a radius of five (5) miles mile(s) from the location of the H&H Project. Landlord and Tenant acknowledge and agree that in the event Tenant, or its directors, officers, parent, subsidiaries, or other affiliates, violates the provisions of this
SECTION 10.3, such breach by Tenant shall result in substantial damages to

Landlord, and that those damages are and will be impossible or impracticable to measure; accordingly, as liquidated damages for such breach of this Lease, Tenant shall, and continuing while Tenant (or its directors, officers, parent, subsidiaries, or other affiliates) is operating said other business, include the Gross Sales of such other business in the Gross Sales made from the Premises for the purpose of computing the Percentage Rent due hereunder. Tenant will provide Landlord with a statement of Tenant's Gross Sales, in accordance with the provisions of SECTION 4.3(b) for each such business location operated by Tenant (or its directors, officers, parent, subsidiaries, or other affiliates) within said radius.

10.4 REQUIRED CLOSURES FOR SPECIAL EVENTS. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be permitted to operate the business in the Premises or conduct any other activity whatsoever in the Premises (including, but not limited to, opening for business or physically being in occupancy) during any Special Event Period (as defined herein). "Special Event Period" is defined as one or more periods in any calendar year in which such closure is required in order to accommodate Special Events (as defined herein). Landlord shall provide Tenant with no less than ninety (90) days prior written notice of any Special Event Period. Special Event Periods shall not exceed ten (10) days in the aggregate in any calendar year. The term "Special Event" means the annual Academy Awards presentation and ball as well as other events for which the Premier Theater is utilized. Tenant shall close the Premises for business at the regularly scheduled closing time on the day preceding a Special Event Period and shall not re-open for business until the regularly scheduled opening time on the day following the same Special Event Period. It is expressly agreed and understood by Tenant that Special Event Periods shall be in addition to Landlord's rights as set forth in SECTION 10.2.

         A breach by Tenant of the covenants contained in this SECTION 10.4 shall be a non-curable breach and subject to the terms, conditions, and covenants contained in SECTION 16.7.

10.5 THE WALK RESTRICTIONS. If the Premises fronts onto the first (1st) or second (2nd) level of The Walk , the following special provisions shall apply in order to accommodate the requirements of the annual Academy Awards presentation and ball:

         (a) The period commencing no more than six (6) days prior to, and ending no more than two (2) days following, the day of the Academy Awards presentation is referred to in SECTIONS 10.5 and 10.6 as the "Preparation Period."

         (b) All signs on the exterior of the Premises shall be installed in a manner that allows them to be removed as set forth in EXHIBIT C. During the Preparation Period, Tenant's exterior storefront sign shall be removed and stored, at no expense to Tenant, and prior to the expiration of the Preparation Period, such exterior storefront sign shall be reinstalled, at no expense to Tenant.

         (c) During the Preparation Period, the interior of the storefront and/or the exterior of the storefront shall be draped, at no expense to Tenant, for the purpose of masking the Premises from The Walk and any such drapes shall remain during the duration of the Preparation Period until removed. Tenant shall permit access into the Premises for the purpose of the installation of such drapes. The drapes on premises located on the first level of The Walk shall be closed during all, or portions of, the Preparation Period. The drapes on premises located on the second level of The Walk shall be gathered to one side of the storefront during the Preparation Period. All such drapes will be closed on the day of the Academy Awards presentation.

         (d) If the Premises fronts onto the first level of The Walk, during the Preparation Period Tenant shall close the doors to the Premises facing The Walk and shall not permit employees, customers, or invitees to enter or exit from the Premises through such doors, except in the case of an emergency. All customer access to the Premises shall be from the rear of the Premises and the entrance fronting onto The Walk shall be designated as an emergency exit only as outlined in the Tenant Package and in accordance with Legal Requirements.

         A breach by Tenant of the covenants contained in this Section 10.5 shall be a non-curable breach and subject to the terms, conditions, and covenants contained in Section 16.7.

10.6 HOLLYWOOD BOULEVARD RESTRICTIONS. Notwithstanding anything to the contrary contained in this Lease, any exterior signage and windows that are visible from Hollywood Boulevard may be covered or draped during the Preparation Period, at no expense to Tenant, and any such covers or drapes shall remain during the duration of the Preparation Period until removed. Tenant shall permit access into the Premises for the purpose of the installation of such covers or drapes.

         A breach by Tenant of the covenants contained in this Section 10.6 shall be a non-curable breach and subject to the terms, conditions, and covenants contained in Section 16.7.

                                   ARTICLE 11
                                  IMPROVEMENTS

11.1 INITIAL CONSTRUCTION OF THE PREMISES. Tenant shall submit Tenant's Plans to Landlord for the construction of Tenant's Work in accordance with EXHIBIT C and the Tenant Package. Tenant shall commence Tenant's Work on or before the Tenant's Work Commencement Date and diligently proceed with construction so as to complete the work contemplated thereby and open for business in the Premises on or before the Required Opening Date. All Personal Property must be new when installed in, or attached to, the Premises.

11.2 IMPROVEMENTS. Tenant shall pay the Plan Review Fee to Landlord in connection with Landlord's review of Tenant's Plans for Improvements (including the initial construction of the Premises). The Plan Review Fee shall be payable concurrently with Tenant's submittal of Tenant's Plans to Landlord. The "Plan Review Fee" shall initially be an amount equal to Two Thousand Five Hundred Dollars ($2,500) and shall be increased in accordance with the CPI Adjustment Procedures. The Base Month shall be the month in which the Rent Commencement Date occurs; the Month of Adjustment shall be the month in which the anniversary of the Rent Commencement Date occurs during each year of the Lease Term thereafter. Tenant shall certify to Landlord Tenant's actual cost of constructing its Improvements within thirty (30) days after Landlord's request therefor.

         After the initial construction of the Premises by Tenant, Tenant shall not make further Improvements to the Premises without Landlord's prior consent, which consent may be withheld in Landlord's sole discretion with respect to Improvements to the mechanical or electrical systems, to the exterior walls or roof of the Premises, or to any storefront or area of the Premises within three feet (3') of the storefront; the addition of any mezzanine or Improvements that increase the size of any existing mezzanine; and any penetration into or through the roof, ceiling or floor of the Premises (collectively, "RESTRICTED ALTERATIONS"). Tenant may, at Tenant's sole cost and expense, and after giving Landlord notice of Tenant's intention to do so, which notice shall be provided at least ten (10) business days prior to Tenant's commencement of such work, make non-structural alterations, additions, improvements, and changes to the interior of the Premises, such as installing or replacing flooring, trade fixtures, paint or other decorations (collectively referred to herein as "COSMETIC ALTERATIONS") but not Restricted Alterations, as Tenant may find necessary or convenient for Tenant's purposes. Tenant may, at Tenant's sole cost and expense, after giving Landlord notice of Tenant's intention to do so, which notice shall be provided at least ten (10) business days prior to Tenant's commencement of such work, make alterations, additions, improvements, and changes (collectively referred to herein as "MATERIAL ALTERATIONS"; as used in this Lease, Cosmetic Alterations and Material Alterations are referred to herein as "ALTERATIONS") in and to the interior of the Premises (except Restricted Alterations) as Tenant may find necessary or convenient for Tenant's purposes. In no event may Alterations costing in excess of Fifty Thousand Dollars ($50,000.00) be made without first procuring the prior written consent of Landlord. All Alterations to the Premises by Tenant after the initial construction of the Premises shall be subject to the terms and conditions for the performance of Tenant's Work as set forth in EXHIBIT C.

         In the event Landlord establishes a blade sign program at any time during the Lease Term, upon notice from Landlord, Tenant, at its sole cost and expense, shall either (i) purchase and install a blade sign on its storefront in compliance with Landlord's criteria for such signs and in accordance with plans approved by Landlord, or (ii) reimburse Landlord for Landlord's cost to purchase and install a blade sign on the storefront of the Premises.

11.3 MECHANICS' LIENS.

         (a) GENERAL. Tenant shall pay or cause to be paid all costs of labor, services, and materials supplied in the prosecution of any work done in the Premises, and Tenant shall keep the Premises free and clear of all mechanics' liens and other liens arising out of any work done for Tenant or persons claiming under Tenant. Tenant shall promptly notify Landlord of any Claim or lien filed against the Premises or the commencement of any action affecting the title thereto.

         (b) CONTEST OF LIEN. If Tenant desires to contest the claim of any mechanics' lien, Tenant shall (i) post a release bond issued by a responsible corporate surety as prescribed by law and (ii) promptly pay or cause to be paid any and all sums awarded to the claimant on its suit.

         (c) LANDLORD'S RIGHT TO CURE. If Tenant fails to provide security for or satisfaction of any mechanics' lien, then Landlord, in addition to any other rights or remedies it may have, may (but shall not be obligated to) discharge said lien by (i) paying the claimant an amount sufficient to settle and discharge the claim, (ii) posting a release bond, or (iii) taking such action as Landlord shall deem appropriate, and Tenant shall pay to Landlord on demand all costs incurred by Landlord in settling and discharging such lien (including reasonable attorney fees and bond premiums).

         (d) NOTICE OF NON-RESPONSIBILITY. Landlord or its representatives shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon notices of non-responsibility or such other notices that Landlord may deem to be proper for the protection of Landlord's interest in the Premises. Tenant shall give Landlord at least ten (10) days advance written notice of its intention to commence any work that might result in a lien described in this SECTION 11.3.

11.4 TITLE TO IMPROVEMENTS. Subject to Tenant's obligation to comply with
SECTION 9.3 of this Lease, all Improvements shall become the property of Landlord upon expiration or earlier termination of this Lease, except for Improvements Landlord requires to be removed. Landlord's reversionary interest in the Improvements shall at all times be prior and superior to any interest of any lender of Tenant, or of any other entity claiming any purchase money lien or other interest in the Improvements. Upon the expiration or earlier termination of this Lease, Tenant shall promptly remove any Improvements Landlord requires to be removed and shall promptly repair any damage caused by such removal.

11.5 LANDLORD ALTERATIONS. Landlord shall, at all times and from time to time, have the right to make such changes and alterations to the H&H Project, including the Common Area, as Landlord deems desirable in Landlord's sole and absolute discretion ("Landlord Alterations"), including, without limitation, the right to (i) change the nature, extent, size and location of the Common Area,
(ii) add, eliminate or change the location of driveways, entrances, exits, automobile parking areas, designated prohibited areas, rubbish areas, landscaped areas, decorations, and any other facilities within the Common Area, (iii) construct, eliminate, modify or alter any buildings or other improvements within the H&H Project, including, without limitation, constructing new buildings, demolishing any existing buildings, and changing the number of floors in any buildings within the H&H Project, and (iv) modify or alter any other aspects of the H&H Project, including, without limitation, the identity, number, and type of any other stores and tenancies in the H&H Project (including the merchandise or services to be sold or provided by any such tenants).

         If temporary closure of the Premises is required by Landlord in connection with any Landlord Alterations, Landlord shall provide Tenant with prior written notice and Tenant shall temporarily close its business in the Premises on the date and for the time period specified in Landlord's notice. No deprivation, impairment, limitation of use, or other adverse consequence resulting from any Landlord Alteration or from Landlord's exercise of any of it rights in this SECTION 11.5 shall entitle Tenant to (i) any damages (including, without limitation, loss of business and/or loss of profits), (ii) any offset, abatement, or reduction in Rent (except as otherwise expressly provided herein), or (iii) any termination or extension of the Lease Term, and Tenant hereby waives any and all claims it may have against Landlord or its Affiliates in connection therewith. Notwithstanding the foregoing, if Landlord requires Tenant to temporarily close its business in the Premises in connection with any Landlord Alterations, the Minimum Annual Rent payable by Tenant under this Lease shall be abated during the period that Tenant is required by Landlord to temporarily close its business (so long as Tenant complies with such requirement to close), with such abatement constituting Tenant's sole remedy for any such closure.

                                   ARTICLE 12
                              REPAIRS; MAINTENANCE

12.1 TENANT'S OBLIGATIONS. Tenant agrees at all times from and after the Occupancy Date, at its own cost and expense, to repair, maintain in good and tenantable condition and replace, as necessary, the Premises and every part thereof (except portions of the Premises specifically required to be maintained by Landlord pursuant to this Lease), including without limitation all meters, equipment, and Utility Installations exclusively serving the Premises (regardless of whether or not such items are located within the Premises); any Air Conditioning System or portion thereof exclusively serving the Premises; exterior and interior glass; signs (including, without limitation, the Armature Signage and Exterior Signage); locks and closing devices, window sashes, casements and frames; doors and door frames; floor coverings; any grease traps, grease lines, and/or piping exclusively serving the Premises (regardless of whether or not such items are located within the Premises); the storefront; and all items of repair, maintenance, alteration, improvement or reconstruction as may be required by any Legal Requirement or the insurance underwriter(s) for the H&H Project. All replacements made by Tenant shall be of like size, kind, and quality to the items replaced as they existed when originally installed and shall be subject to Landlord's prior approval.

12.2 LANDLORD'S OBLIGATIONS. Landlord shall repair, maintain in good and tenantable condition and replace, as necessary, the roof, roof skin, exterior walls, floor slab, and structural parts of the Premises (including the structural floor), and the portions of the Chilled Water System and all Utility Installations serving the Premises on a nonexclusive basis (except where the appropriate utility company performs such duties). In no event shall Landlord be required to make, and Tenant shall promptly reimburse Landlord for the cost of, repairs necessitated by the negligence or willful acts of Tenant or anyone claiming under Tenant, because of the failure of Tenant to perform or observe any term or condition of this Lease, or because of Improvements made by Tenant. Landlord shall be under no obligation to repair, replace or maintain the Premises or the mechanical equipment exclusively serving the Premises at any time, except as this Lease expressly provides. Notwithstanding anything to the contrary contained in this Lease, Landlord and its Affiliates shall not in any way be liable to Tenant for failure to make repairs as herein specifically required of it unless Tenant has previously notified Landlord of the need for such repairs and Landlord has failed to commence and complete said repairs within a reasonable period following receipt of Tenant's notification. As used in this ARTICLE 12, "exterior walls" shall exclude storefronts, plate glass, window cases or window frames, doors or door frames, security grilles or similar enclosures. The definition of Common Area Expenses includes all work performed by Landlord in accordance with this SECTION 12.2 except as otherwise expressly provided for in this Lease.

12.3 PERFORMANCE OF WORK BY LANDLORD. If Tenant refuses or neglects to repair, replace, or maintain the Premises (including Tenant's Work regardless of whether such work is located within the Premises), or any part thereof, in a manner reasonably satisfactory to Landlord, Landlord shall have the right but not the obligation, upon giving Tenant reasonable notice of its election to do so (except in case of emergency in which event no notice shall be required), to enter the Premises and make such repairs or perform such maintenance or replacements on behalf of and for the account of Tenant. Nothing herein contained shall imply any duty of Landlord to do any work that, under any provision of this Lease, Tenant is required to do, nor shall Landlord's performance of any repairs on behalf of Tenant constitute a waiver of Tenant's default in failing to do the same. No exercise by Landlord of any rights herein reserved shall entitle Tenant to any compensation, damages or abatement of Rent from Landlord for any injury or inconvenience occasioned thereby nor shall Landlord's rights hereunder relieve Tenant from liability for any damages resulting to other portions of the H&H Project, including the premises of other tenants, from Tenant's failure to comply with its obligations under Section
12.2. If Landlord performs any maintenance or other obligations that Tenant is required to perform under the terms of this Lease, Tenant shall upon demand reimburse Landlord for the costs and expenses incurred by Landlord in doing the same (or shall deposit with Landlord the anticipated amounts thereof), plus Landlord's Administrative Fee.

12.4 SERVICE CONTRACTS. Tenant shall contract with a qualified air conditioning service company approved by Landlord for the monthly maintenance and the repair and replacement, as necessary, of the Air Conditioning System and any kitchen exhaust system serving the Premises. Tenant shall contract with a qualified service company for the monthly cleaning (including "hydro jetting") and maintenance of any grease traps and/or grease lines which are Tenant's responsibility to maintain under Section 12.3. If Tenant's use involves the preparation and/or storing of food products in the Premises, Tenant shall contract with a qualified pest control company approved by Landlord to provide pest control services within the Premises on terms reasonably acceptable to Landlord. Tenant shall provide Landlord with a copy of any contract required under this SECTION 12.4 within ten (10) days after the Occupancy Date, together with a copy of any subsequent contracts within ten (10) days after their execution.

12.5 GREASE FACILITIES. In addition to Tenant's obligations contained hereinabove with respect to any grease lines and/or grease traps exclusively serving the Premises (regardless of whether such items are located within the Premises) (the "GREASE FACILITIES"), Landlord shall have the right to require Tenant to perform services, as necessary, to the Grease Facilities such as hydro-jetting services to clean out the grease lines and, upon notice from Landlord (which, notwithstanding anything in this Lease to the contrary, may be verbally communicated to the on-site manager) Tenant shall immediately perform have such service performed to Landlord's satisfaction. If Tenant fails to perform such service within 3-days following such notice (or shorter period in the event of an emergency), Landlord shall have the right, but not the obligation, to perform such service and Tenant's sole cost and expense.

12.6 WAIVER OF TENANT'S RIGHT TO REPAIR.Notwithstanding anything to the contrary contained in this Lease, Tenant waives the right to make repairs at Landlord's expense under California Civil Code Sections 1941 and 1942 and the provisions of any successor or other law of like import.


                                   ARTICLE 13
                              INSURANCE OBLIGATIONS

13.1 TENANT'S INSURANCE OBLIGATIONS. At all times from and after the Occupancy Date, Tenant shall procure and maintain, at its sole cost and expense, the following policies of insurance:

         (a) LIABILITY. Commercial general liability insurance with broad form contractual liability coverage and with coverage limits of not less than Three Million Dollars ($3,000,000) combined single limit, per occurrence, and Five Million Dollars ($5,000,000) general aggregate, specifically including liquor liability insurance covering consumption of alcoholic beverages by customers of Tenant, if the sale of alcoholic beverages is permitted in the Premises. Such policy shall insure Tenant's performance of the indemnity provisions of this Lease, but the amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder.

         (b) WORKERS' COMPENSATION. Workers' compensation insurance in the amount equal to the greater of (i) the amount required by the state in which the H&H Project is located for the benefit of Tenant's employees or (ii) One Million Dollars ($1,000,000.00).

         (c) PLATE GLASS. Insurance covering the full replacement cost of all plate glass on the Premises; Tenant may self-insure such risk upon prior approval of Landlord.

         (d) EQUIPMENT. Boiler and machinery insurance on the Air Conditioning System (or any part thereof) exclusively serving the Premises.

         (e) TENANT'S PERSONAL PROPERTY AND IMPROVEMENTS. Property insurance covering any peril generally included in the classification "special form coverage" covering all (i) merchandise, (ii) Improvements, and (iii) Personal Property owned or leased by Tenant (or for which Tenant is legally liable) and located in the H&H Project, in an amount not less than ninety percent (90%) of their full replacement cost and with a commercially reasonable deductible not to exceed Five Thousand Dollars ($5,000). Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under the provisions of ARTICLE 18.

         (f) BUSINESS INTERRUPTION INSURANCE. Loss of income and business interruption insurance in such amounts as will reimburse Tenant or a period of not less than one (1) year for direct or indirect loss of earnings and extra expense attributable to all perils generally included in the property insurance required to be carried by Tenant under this Lease, or attributable to the prevention of access to, or egress from, the Premises, or the H&H Project, or any portion thereof, as a result of such perils.

         (g) AUTOMOBILE LIABILITY. Automobile liability coverage for owned, leased, hired, used, or borrowed vehicles with a combined single limit for both bodily injury and property damage coverage limit of not less than Five Hundred Thousand Dollars ($500,000) combined single limit, per occurrence.

13.2 POLICY REQUIREMENTS. All policies of insurance provided for herein shall be issued by insurance companies that have a general policyholder's rating of not less than "A" and a financial rating of not less than "VIII" as rated in the most current available "Best's" Insurance Reports, and that have been admitted or qualified to do business in the state where the H&H Project is located by the insurance commission or other highest board, body or official responsible for overseeing the insurance business in such state. Tenant's general liability policy as required in SECTION 13.1(A) shall contain cross-liability endorsements. All policies of insurance provided for herein (with the exception of workers' compensation insurance) shall name, by endorsement, the following entities:

         1. CIM/H&H Retail, L.P.
         2. CIM/H&H Hotel, L.P.
         3. CIM/H&H Media, L.P.
         4. CIM/H&H Theatre, L.P.
         5  CIM Outdoor Media, L.P.,
         6. CIM Urban RE Fund GP VI, (Delaware) LLC
         7. CIM Urban RE Fund GP IX, L.P.
         8. CIM Urban Real Estate Fund, L.P.
         9. CIM Urban Fund GP, LLC
         10. CIM Group, Inc.
         11. Column Financial, Inc.
         12. Community Redevelopment Agency of the City of Los Angeles
         13. City of Los Angeles
         14. Municipal Improvement Corporation of Los Angeles
         15. Los Angeles County Metropolitan Transportation Authority
         16. Any other entity Landlord may designate as an "additional insured."

Certificates of all insurance required of Tenant hereunder expressly providing for the waiver of subrogation as required in SECTION 14.2 shall be delivered to Landlord on or before the Occupancy Date. Tenant shall provide to Landlord, at least thirty (30) days prior to expiration, certificates of insurance to evidence any renewal or additional insurance procured by Tenant. All certificates of insurance delivered to Landlord shall contain an agreement by the company issuing said policy to give Landlord twenty (20) days' advance written notice of any cancellation, lapse, reduction or other adverse change respecting such insurance. All commercial general liability insurance, property damage or other casualty policies shall be written as primary policies, not contributory with or secondary to coverage that Landlord may carry.

13.3 LANDLORD'S INSURANCE OBLIGATION. At all times from and after the Execution Date, Landlord shall maintain in effect insurance providing protection for the following liabilities and/or risks: (a) commercial general liability insurance for bodily injury and property damage arising from Landlord's ownership and/or operation of the H&H Project with coverage limits selected by Landlord, and (b) loss or damage due to fire and such other perils as Landlord deems appropriate (which may, in Landlord's sole and absolute discretion, include earthquake), covering the H&H Project, exclusive of any item that Tenant is required to insure or any item, building or improvement that another party is required to insure, in an amount that is eighty percent (80%) of its full replacement cost (exclusive of the cost of excavations, foundations, and footings).

                                   ARTICLE 14
                            INDEMNITY AND EXCULPATION


14.1 INDEMNITY. Except for Claims arising from Landlord's willful misconduct not otherwise covered by the insurance Tenant is required to carry under Section
13.1 or the insurance Tenant actually carries, Tenant shall indemnify, protect, defend, and hold Landlord and its Affiliates harmless from and against any and all Claims arising out of or in connection with loss of life, personal injury, property damage, or otherwise arising from (a) the use, occupation, improvement or maintenance of the Premises or the H&H Project or any work or activity in or about the Premises or H&H Project by Tenant, or any party acting on Tenant's behalf, or Tenant's assignees or subtenants, or any of such parties' respective agents, employees, contractors, or licensees, (b) any activity, condition or occurrence in or about the Premises, (c) the filing or potential filing of any mechanic's or material men's lien against the Premises or the H&H Project in connection with any work done or caused to be done by Tenant, (d) any breach or failure to perform any obligation imposed on Tenant under this Lease, including without limitation, its obligation to comply with Legal Requirements, or (e) any act or omission of Tenant or its assignees or subtenants or their respective agents, contractors, employees, or licensees. Upon notice from Landlord, Tenant shall, at Tenant's sole expense and by counsel satisfactory to Landlord, defend any action or proceeding brought against Landlord by reason of any such Claim. If Landlord and/or its Affiliates are made a party to any litigation commenced by or against Tenant as provided hereinabove, then Tenant shall indemnify, protect, defend, and hold each of such persons harmless from and against any and all Claims arising out of such litigation or incurred or paid by any such person in connection with such litigation.

14.2 MUTUAL WAIVERS OF RIGHTS. Landlord (for itself and its insurer), waives any rights, including rights of subrogation, and Tenant (for itself and its insurer), waives any rights, including rights of subrogation, each may have against the other party (including such party's Affiliates), and Tenant (for itself and its insurer) waives any rights, including rights of subrogation, it may have against any of the parties to the REA or any of the additional insureds required to be named under Section 13.2, for compensation of any loss or damage occasioned to Landlord or Tenant arising from any risk generally covered by the "special form coverage" insurance required to be carried by Landlord and Tenant. The foregoing waivers shall be operative only so long as available in the state where the H&H Project is located. The foregoing waivers shall be effective whether or not the parties maintain the insurance required to be carried pursuant to this Lease.

14.3 LIMITATIONS ON LANDLORD'S LIABILITY. Notwithstanding Landlord's and/or its Affiliates' negligence (whether active or passive) or breach of this Lease, Landlord and its Affiliates shall not be liable for injury to Tenant's business or loss of income therefrom or for damage that may be sustained by the person, merchandise or Personal Property of Tenant, its employees, invitees, customers, agents or contractors or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction, failure, or other defects of the Utility Installations, Air Conditioning System, Chilled Water System, or other components of the Premises or H&H Project, or as a result of the exercise by Landlord of its rights under this Lease, except to the extent that such damage or loss is caused by Landlord's and/or its Affiliates' willful misconduct not otherwise covered by the insurance Tenant is required to carry under Section 13.1 or the insurance Tenant actually carries. Landlord makes no representations or warranties whatsoever with respect to any Air Conditioning System, Chilled Water System, or Utility Installations existing as of the date hereof or in the future. Notwithstanding Landlord's and/or its Affiliates' negligence (whether active or passive) or breach of this Lease, Landlord and its Affiliates shall not be liable in damages or otherwise for any discontinuance, failure or interruption of service to the Premises of Utilities, the Air Conditioning System, the Chilled Water System, or any other services and Tenant shall have no right to terminate this Lease or withhold rent because of the same. Landlord and its Affiliates shall not be liable for any damages arising from any use, act or failure to act of any other tenant or occupant of the H&H Project or any other third party associated with the H&H Project. In no event shall any of the circumstances described herein be deemed to constitute constructive eviction of Tenant.

         In the event Tenant makes any Claim or asserts any cause of action against Landlord and/or its Affiliates as a result of Landlord's default: (a) Tenant's sole and exclusive remedy shall be against the current rents, issues, profits, and other income Landlord receives from its operation of the H&H Project, net of all current operating expenses, liabilities, reserves, and debt service associated with said operation ("Net Income" for purposes of this SECTION 14.3 only), (b) no other real, personal or mixed property of Landlord, wherever located, shall be subject to levy on any judgment obtained against Landlord, (c) if such Net Income is insufficient to satisfy any judgment, Tenant will not institute any further action, suit, Claim or demand, in law or in equity, against Landlord for or on the account of such deficiency, and (d) Landlord's default shall not constitute consent by Landlord for Tenant to perform or observe such terms, covenants or conditions at Landlord's expense.

         The limitations set forth in this SECTION 14.3 shall be applicable to, and enforceable by, Landlord and/or its Affiliates.

14.4 OBLIGATIONS SURVIVE. The obligations of this ARTICLE 14 shall survive the expiration or earlier termination of this Lease.


                                   ARTICLE 15
                             OCCUPANCY TRANSACTIONS

15.1 RESTRICTIONS.

         (a) NO ENCUMBRANCES. Tenant shall not make, consent to, or suffer any Encumbrance without the prior written consent of Landlord, which Landlord may grant or withhold in its sole and absolute discretion.

         (b) OTHER OCCUPANCY TRANSACTIONS. Tenant shall not enter into or consent to any Occupancy Transaction without first obtaining Landlord's written consent, which Landlord shall not withhold unreasonably (except as otherwise provided in SECTION 15.1(a) hereinabove with respect to an Encumbrance). Landlord may withhold its consent on any reasonable ground, including without limitation any of the following situations: (i) the Transferee's contemplated use of the Premises following the proposed Occupancy Transaction is not substantially similar to the Permitted Use, (ii) in Landlord's reasonable business judgment, the Transferee lacks sufficient business reputation or experience to operate a successful business of the type and quality permitted under this Lease, (iii) the current net worth and net current assets of the Transferee are less than that of Tenant, or Tenant and Tenant's Guarantor, as the case may be, at the Execution Date or at the time of the request, whichever is higher, (iv) the proposed Occupancy Transaction would breach any covenant of Landlord contained in any other lease, financing agreement, or other agreement relating to the H&H Project such as covenants respecting radius restriction, location, use, or exclusivity, or (v) the proposed Occupancy Transaction provides for rentals thereunder based on the net income or profits derived by the Transferee from the Premises.

15.2 CONDITION PRECEDENT. Tenant shall not have the right or power to enter into an Occupancy Transaction if Tenant shall be in default under any provision of this Lease or in default of Tenant's obligations under the provisions of any other lease of any real property owned or managed (in whole or in part) by Landlord or any affiliate of Landlord.

15.3 PROCEDURES. Should Tenant desire to enter into an Occupancy Transaction, Tenant shall request Landlord's consent to such transaction in writing at least sixty (60) days before the effective date of any such transaction. Such request shall include the following:

         (a) A detailed description of the proposed transaction, including its nature, effective date, the purchase price, payment terms, allocation among leasehold interest, Personal Property, Improvements, goodwill, inventory, and other items;

         (b) Copies of any offers, agreements, subleases, assignments, letters of commitment or intent, and other documents or correspondence pertaining to the proposed transaction;

         (c) A description of the identity, financial condition, and previous business experience of Tenant and Transferee, including, without limitation, copies of latest income statement, balance sheet, and statement of cash flows (with accompanying notes and disclosures of all material changes thereto) in audited form, if available, and certified as accurate by Tenant or Transferee respectively, together with a statement authorizing Landlord or its designated representative(s) to investigate Tenant's and Transferee's business experience, credit, and financial responsibility; and

         (d) A statement by Tenant and Transferee agreeing that it is their intention to complete the transaction if Landlord consents thereto.

15.4 RESPONSE BY LANDLORD; DOCUMENTATION. Within thirty (30) days after receipt of Tenant's request for consent and all items required under SECTION 15.3, Landlord shall (a) consent to the proposed Occupancy Transaction, (b) exercise its rights under SECTION 15.6, or (c) refuse to consent to the Occupancy Transaction. Any consent by Landlord to any Occupancy Transaction shall be evidenced by an instrument prepared by Landlord (including an OFAC Representation as set forth in Section 25.27 of this Lease) and executed by Tenant and Transferee. As a condition to the completion of such transaction, Transferee shall agree in writing to assume and perform all of the terms,

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covenants, and conditions of this Lease that are obligations of Tenant. Tenant and Tenant's Guarantor shall remain fully liable to perform its duties under this Lease following the Occupancy Transaction. Tenant shall, on demand of Landlord, reimburse Landlord for all Landlord's reasonable costs, including attorney fees, incurred by Landlord in obtaining advice, reviewing documents, and preparing documentation for each requested Occupancy Transaction.

15.5    [INTENTIONALLY DELETED]

15.6 LANDLORD'S RIGHT TO RECAPTURE. If Tenant proposes to enter into an Occupancy Transaction, Tenant shall provide Landlord with a preliminary notice of Tenant's interest in entering into such Occupancy Transaction which notice shall include the information described in SECTION 15.3 ("PRELIMINARY OCCUPANCY TRANSACTION NOTICE"), and Landlord shall have a period of fifteen (15) business days following the receipt of such Preliminary Occupancy Transaction Notice in which Landlord may, at Landlord's option, upon notice to Tenant elect to recapture the entire Premises ("LANDLORD'S ELECTION NOTICE"). If Landlord fails to send the Landlord's Election Notice, Landlord shall be irrevocably deemed to have waived its right to recapture the Premises for the transaction described in the Preliminary Occupancy Transaction Notice. If Landlord sends the Landlord's Election Notice within such fifteen (15) business day period, Tenant may elect to (i) not proceed with such Occupancy Transaction (in which case Landlord shall not have any right to recapture the Premises with respect to the transaction described in the Preliminary Occupancy Transaction Notice) or (ii) within fifteen (15) days following Tenant's receipt of Landlord's Election Notice, accept the recapture offer in which case this Lease shall terminate and the Rent and other charges payable hereunder shall be pro rated to the date of such termination, which shall be the date which is sixty (60) days following the date of the Preliminary Occupancy Transaction Notice. Failure of Tenant to expressly accept Landlord's recapture offer shall be deemed its election to not proceed with the proposed Occupancy Transaction. If Landlord does not elect to recapture as set forth above, Landlord shall have no further right to recapture the Premises with respect to the transaction described in the Preliminary Occupancy Transaction Notice, however such proposed Occupancy Transaction shall remain subject to Landlord's approval as provided in this Article 15 and Tenant shall remain obligated to provide the request and information described in Section
15.3. Landlord's recapture right under this provision shall apply to each successive Occupancy Transaction and Landlord's election not to exercise its recapture right with respect to any individual Occupancy Transaction shall not limit or restrict its right to exercise the recapture right in connection with any subsequent Occupancy Transaction. If any proposed Occupancy Transaction with respect to which Landlord elects not to exercise its recapture right is approved by Landlord, such Occupancy Transaction must be completed, if at all, within ninety (90) days after Landlord's election not to exercise that right and, if not completed within said 90-day period, such proposed Occupancy Transaction shall again be subject to Landlord's recapture right under this SECTION 15.6.

15.7 PERMITTED OCCUPANCY TRANSACTIONS. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, without the prior consent of Landlord, to enter into an Occupancy Transaction, other than an Encumbrance, with an entity which: (i) is Tenant's parent organization, or (ii) is a wholly-owned subsidiary of Tenant or Tenant's parent. Any Occupancy Transaction pursuant to the foregoing shall be subject to the following conditions: (a) Tenant, shall remain fully liable during the unexpired Lease Term; (b) any such Occupancy Transaction shall only be effective so long as the Transferee remains the parent of Tenant or is a wholly owned subsidiary of Tenant or Tenant's parent; (c) any such Occupancy Transaction shall be subject to all of the terms, covenants and conditions of this Lease and any such Transferee shall expressly assume for the benefit of Landlord the obligations of Tenant under this Lease by a commercially reasonable document; and (d) the resulting entity shall have sufficient net worth to operate the business in the manner and quality required under the Lease.

         Any Occupancy Transaction permitted under this SECTION 15.7 shall not be subject to the provisions of SECTION 15.6.

15.8 NULLITY. Any Occupancy Transaction purportedly consummated in violation of the provisions of this ARTICLE 15 shall be null and void and of no force or effect.


                                   ARTICLE 16
                      DEFAULTS BY TENANT; LANDLORD REMEDIES

16.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute a default by Tenant and a breach of this Lease:

         (a) Failing or refusing to pay any amount of Minimum Annual Rent or Additional Rent when due in accordance with the provisions of this Lease;

         (b) Failing or refusing to (i) accept tender of possession of the Premises, or (ii) occupy and operate the Premises in accordance with SECTIONS
10.1 and 10.2;

         (c) Failing or refusing to perform fully and promptly any covenant or condition of this Lease, other than those specified in subparagraphs (a) and (b) above or (d) and (e) below;

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         (d) Failing or refusing to comply with any of the provisions of SECTION
9.2; maintaining, committing, or permitting on the Premises waste or a nuisance; entering into an Occupancy Transaction contrary to the provisions of ARTICLE 15; failing or refusing to comply with subparagraph (a) of SECTION 9.3; failure to cause to be released any mechanics liens filed against the Premises or the H&H Project, within twenty (20) days after the date the same shall have been filed or recorded; or Tenant's breach of a provision of this Lease on any occasion during a twelve (12) month period in which Tenant has received two (2) or more notices of a breach of the same provision of this Lease including, without limitation, failing to remain open for business as required by SECTION 10.2 or Tenant's failure to maintain a health department rating of "A" (or such other highest health department or similar rating as is available); or

         (e)      Failing to comply with SECTIONS 10.4 and/or 10.5 and/or 10.6.

16.2 NOTICES. Following the occurrence of any of the defaults specified in subparagraphs (a), (b), and (c) of SECTION 16.1 and prior to enforcing Landlord's rights and remedies under SECTION 16.3, Landlord shall give Tenant a written notice specifying the nature of the default and demanding that Tenant fully cure such default within the time period specified in the correspondingly lettered subparagraphs (a), (b), and (c) below:

         (a) For nonpayment of Minimum Annual Rent or Additional Rent, three (3) days;

         (b) For breach of SECTIONS 10.1 or 10.2 or SECTION 9.2 (except for non-curable defaults specified in subparagraph (d) of SECTION 16.1), three (3) days;

         (c) With regard to those defaults specified in subparagraph (c) of
SECTION 16.1, a reasonable period not to exceed thirty (30) days; provided, however, that if such default cannot be cured within said time period, Tenant shall be deemed to have cured such default if Tenant so notifies Landlord in writing, commences cure of the default within said time period, thereafter diligently and in good faith continues with said cure while concurrently providing Landlord with written notice at the end of every two week period as to the progress of Tenant's cure and actually completes said cure;

         (d) With regard to those defaults specified in subparagraph (d) of
SECTION 16.1, such defaults are material and non-curable and subject to immediate termination by Landlord with no right to cure by Tenant. Accordingly, Landlord shall give Tenant a written notice specifying the nature of the default and the provisions of this Lease breached, and Landlord shall have the right to demand in said notice that Tenant quit the Premises within five (5) days without the necessity of providing Tenant with an opportunity to cure; and

         (e) A breach of SECTION 10.4, 10.5 or 10.6 shall be subject to SECTION 16.7.

         Any notice given pursuant to this SECTION 16.2 is in lieu of any written notice required by statute or law, including any notice required under Sections 1161 and 1161.1 of the California Code of Civil Procedure (or any similar or successor law), and Tenant waives (to the fullest extent permitted by law) the giving of any notice other than that provided for in this SECTION 16.2. To the extent the foregoing is not permitted by law, any notice under this
SECTION 16.2 shall run concurrently with, and not in addition to, any similar time periods prescribed by applicable law.

16.3 LANDLORD'S RIGHTS AND REMEDIES. Should Tenant fail to cure within the time periods specified in SECTION 16.2 any default specified in subparagraph (a), (b) or (c) of SECTION 16.1, or fail to quit the Premises in accordance with subparagraph (d) of SECTION 16.2 or SECTION 16.7 with respect to any default specified in subparagraph (d) or (e) of SECTION 16.1, Landlord may exercise any of the following rights without further notice or demand of any kind to Tenant or any other person, except as required by applicable state law:

         (a) The right of Landlord to terminate this Lease and Tenant's right to possession of the Premises and to reenter the Premises, take possession thereof and remove all persons therefrom, following which Tenant shall have no further claim thereon or hereunder;

         (b) The right of Landlord to continue the Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due. This provision is intended to authorize Landlord's remedy under California Civil Code
Section 1951.4 (i.e., Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations);

         (c) The right of Landlord, even though it may have exercised its rights in accordance with subparagraph (b) of this SECTION 16.3, to elect thereafter to terminate this Lease and Tenant's right to possession of the Premises; and

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         (d) The right of Landlord to pursue any other rights and/or remedies permitted by applicable state law.

         The service by Landlord of any notice pursuant to SECTION 16.2 or any other notice required by law, and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of, or at any time subsequent to, the serving of such notice and such election is evidenced by a written notice to Tenant) be deemed to be a termination of this Lease.

         In the event of the taking of possession of the Premises as aforesaid, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the merchandise, Improvements or Personal Property located therein and to place the same in storage at a public warehouse at the expense and risk of Tenant.

         Landlord's rights and remedies under this Lease, at law and in equity are distinct, separate, and cumulative remedies, which may be exercised consecutively in any order, concurrently, or in any other manner and order selected by Landlord, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

16.4 LANDLORD'S DAMAGES. Should Landlord terminate this Lease and Tenant's right to possession of the Premises, pursuant to the provisions of subparagraphs (a) or (c) of SECTION 16.3, Landlord may recover from Tenant as damages, all of the following:

         (a) The worth at the time of award of any unpaid Rent that had been earned at the time of such termination;

         (b) The worth at the time of award of the amount by which the unpaid Rent that would have been earned after termination until the time of award exceeds the amount of such Rent loss Tenant proves could have been reasonably avoided;

         (c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided;

         (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, any costs or expense incurred by Landlord in (i) retaking possession of the Premises, including reasonable attorney fees therefor, (ii) maintaining or preserving the Premises after such default, (iii) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting, (iv) leasing commissions, and (v) any other costs necessary or appropriate to relet the Premises;

         (e) The unamortized cost of the Construction Allowance, if any, paid by Landlord to Tenant in accordance with the provisions of Exhibit C-Addendum, if a part of this Lease, and/or any rent credit given to Tenant, with a straight-line amortization schedule and an amortization period equal to the Lease Term; and

         (f) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the state where the H&H Project is located.

         As used in subparagraphs (a) and (b) of this SECTION 16.4, the "worth at the time of award" is computed by allowing interest at the Interest Rate. As used in subparagraph (c) of this Section 16.4, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         All Additional Rent shall, for the purposes of calculating any amount due under the provisions of subparagraph (c) of this SECTION 16.4 be computed on the basis of the average monthly amount thereof accruing during the immediately preceding twelve (12) month period, except that, if it becomes necessary to compute such Additional Rent before such a twelve (12) month period has occurred, then such Additional Rent shall be computed on the basis of the average monthly amount thereof accruing during such shorter period.

16.5 PERSONAL PROPERTY. In the event of Tenant's default, all of Tenant's merchandise and Personal Property shall remain on the Premises and, continuing during the length of said default, unless Landlord, at its option, requires Tenant to remove same in which case Tenant shall immediately remove such property. In the event of the taking of possession of the Premises as provided in this ARTICLE 16, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the merchandise or Personal Property located therein and to place the same in storage at a public warehouse at the expense and risk of Tenant. In the event of the termination of this Lease as provided in this ARTICLE 16, Landlord shall have the right, but not the obligation, to take

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possession of all or any part of the merchandise or Personal Property located in the Premises for the purpose of mitigating Landlord's damages and should Landlord exercise such right, it shall be deemed to have a lien on said Personal Property entitling Landlord to take possession of said property as provided for herein while Landlord establishes title thereto.

16.6 WAIVER OF RIGHTS OF REDEMPTION. Tenant expressly waives any and all rights of redemption granted by or under any present or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the terms, covenants, and conditions of this Lease or otherwise.

16.7 CONDITIONS PERTAINING TO TENANT'S DEFAULT UNDER SECTIONS 10.4, 10.5 OR
10.6. Notwithstanding any other provision of this Lease, Tenant agrees as follows with respect to the covenants set forth in SECTIONS 10.4, 10.5 and 10.6 of this Lease:

         (a) The provisions set forth in SECTIONS 10.4, 10.5 and 10.6 pertain to the unique relationship between Landlord and The Academy of Motion Pictures Arts and Sciences ("ACADEMY") such that it would be impossible to ascertain the damages sustained by Landlord in the event of a breach thereof by Tenant. Tenant therefor agrees that, in addition to the other remedies provided for in this Lease, Landlord shall be entitled to the sum of $10,000.00 for each and every day that Tenant breaches any covenant contained in SECTION 10.4, 10.5 and/or 10.6;

         (b) Tenant further agrees that, notwithstanding any other provision of this Lease, a breach of such covenant shall be deemed a non-curable breach for which Landlord shall be immediately entitled to commence proceedings to terminate this Lease and recover possession of the Premises and damages as provided for in this Lease; and

         (c) Tenant further agrees that, due to the unique nature of the relationship between Landlord and Academy, the breach or threatened breach of the foregoing covenants could not adequately be compensated by monetary damages; therefore, in addition to the other remedies provided for in this Lease, Landlord shall be entitled to seek injunctive relief and, further, that Tenant, to the fullest extent possible, waives any applicable court rule with respect to the giving of ex parte notice before so proceeding.


                                   ARTICLE 17
                              DEFAULTS BY LANDLORD

17.1 DEFAULT BY LANDLORD. If Landlord fails to perform or observe any of the terms, covenants or conditions contained in this Lease on its part to be performed or observed within thirty (30) days after written notice of default from Tenant or, when more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to proceed diligently to cure such default after written notice thereof from Tenant, said failure shall constitute a default by Landlord under this Lease.

17.2 NOTICE TO MORTGAGEES AND GROUND LESSORS. If the Premises or any part thereof, or any interest of Landlord in this Lease or the Rent due hereunder, are at any time subject to any Mortgage or Ground Lease, and if Tenant is given notice of the name and address of the Mortgagee or Ground Lessor, then Tenant shall give written notice of any Landlord's default to such Mortgagee or Ground Lessor, specifying the default in reasonable detail. If Landlord fails to cure such default within the applicable cure period, Tenant shall give written notice of such failure to such Mortgagee or Ground Lessor affording such Mortgagee or Ground Lessor the same opportunity to cure as provided Landlord in SECTION 17.1. If such Mortgagee or Ground Lessor does perform on behalf of Landlord, such default shall be deemed cured.

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                                   ARTICLE 18
                                 RECONSTRUCTION

18.1 INSURED CASUALTY. Upon the occurrence of an Insured Casualty to the Premises Landlord shall commence Reconstruction of Landlord's Work within ninety
(90) days after such occurrence (provided neither party has terminated as provided in this SECTION 18.1) and prosecute the same diligently to completion, and Tenant shall commence Reconstruction of Tenant's Work promptly upon completion of Landlord's Work and shall diligently prosecute the same to completion. In the event of a Major Destruction of the Premises as a result of an Insured Casualty during the last two (2) years of the Lease Term, Landlord and Tenant shall each have the option to terminate this Lease on written notice to the other of exercise thereof within thirty (30) days after such occurrence.

18.2 UNINSURED CASUALTY. Upon the occurrence of an Uninsured Casualty to the Premises, Landlord shall have the election, and shall within ninety (90) days following the date of such damage give Tenant written notice of Landlord's election, either to commence Reconstruction of the Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect, or not to perform such Reconstruction, in which event this Lease shall cease and terminate not later than sixty (60) days after Landlord's notice of its election to terminate.

18.3 CONSTRUCTION PROVISIONS. Reconstruction shall substantially conform to the provisions of Exhibit C and shall cover Landlord's Work and Tenant's Work. Landlord shall reconstruct the Premises only to the extent of Landlord's Work; Tenant, at its sole cost and expense, shall reconstruct Tenant's Work and shall replace its merchandise, Improvements and Personal Property.

18.4 RELEASE OF LIABILITY. In the event of termination under any of the provisions of this ARTICLE 18, both Landlord and Tenant shall be released from any liability or obligation under this Lease, except as otherwise provided for in this Lease, arising after the date of termination. In the event of termination, all proceeds from Tenant's insurance (including self-insurance and deductibles) covering Tenant's Improvements, but excluding proceeds for Tenant's merchandise, the unamortized net cost to Tenant of its Improvements with a straight-line amortization schedule and an amortization period equal to the Lease Term, and Personal Property, shall be disbursed and paid to Landlord. In no event shall Tenant be entitled to share in Landlord's insurance proceeds or to take any action which would result in a reduction of Landlord's insurance proceeds.

18.5 ABATEMENT OF RENT. In the event of an Insured Casualty or an Uninsured Casualty, the Minimum Annual Rent payable by Tenant shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired, commencing from the date of destruction and continuing during the period of Reconstruction of the Premises. Tenant shall continue the operation of its business on the Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management, and the obligation of Tenant to pay Percentage Rent and Additional Rent shall remain in full force and effect. Tenant shall not be entitled to any compensation or damages from Landlord for loss of use of the whole or any part of the Premises, the Building, Tenant's Personal Property, or any inconvenience or annoyance occasioned by such damage, Reconstruction or replacement.

18.6 MAJOR DESTRUCTION. Notwithstanding any of the foregoing provisions of this
ARTICLE 18, should there be a Major Destruction of the H&H Project at any time after the Effective Date, Landlord shall have the right to terminate this Lease on written notice to Tenant within ninety (90) days after such destruction.

18.7 WAIVER OF INCONSISTENT STATUTES. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises including, without limitation, the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any successor or other law of like import.

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                                   ARTICLE 19
                                 EMINENT DOMAIN

19.1 TOTAL TAKING. If the entire Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority or under threat of and in lieu of condemnation (hereinafter, "taken" or "taking"), this Lease shall terminate as of the date of such taking, and Landlord and Tenant shall have no further liability or obligation, except as otherwise provided for in this Lease, arising under this Lease after such date.

19.2 PARTIAL TAKING; RIGHT TO TERMINATE. If more than twenty-five percent (25%) of the Floor Area of the Premises is taken, or if by reason of any taking, regardless of the amount so taken, the remainder of the Premises is not one undivided space or is rendered unusable for the Permitted Use, either Landlord or Tenant shall have the right to terminate this Lease as of the date Tenant is required to vacate the portion of the Premises taken, upon giving notice of such election within thirty (30) days after receipt by Tenant from Landlord of written notice that said Premises have been or will be so taken. In addition, if
(a) such a significant portion of the H&H Project or Common Area is taken that, in Landlord's reasonable opinion, substantial restoration is required on the remaining portion, or (b) Landlord exercises its right to terminate its participation in the REA because of the taking of portions of the H&H Project other than the Premises, Landlord shall have the right to terminate this Lease upon thirty (30) days' written notice to Tenant. In the event of such termination, both Landlord and Tenant shall be released from any liability or obligation under this Lease, except as otherwise provided for in this Lease, arising after the date of termination. Landlord and Tenant shall, immediately after learning of any taking, give notice thereof to each other.

19.3 RESTORATION. If this Lease does not terminate pursuant to SECTIONS 19.1 or
19.2 above, then Tenant shall continue to occupy that portion of the Premises not taken and the parties shall proceed as follows: (a) at Landlord's cost and expense and as soon as reasonably possible, Landlord shall restore the Premises remaining to a complete unit of like quality and character as existed prior to such appropriation or taking, and (b) Minimum Annual Rent and any Additional Rent that is calculated on the basis of Floor Area shall be calculated on the basis of the remaining Floor Area. Tenant waives any statutory rights of termination that may arise because of any partial taking of the Premises.

19.4 AWARD. Landlord shall be entitled to the entire condemnation award for any taking of the Premises, the H&H Project or any part thereof. Tenant's right to receive any amounts separately awarded to Tenant directly from the condemning authority for the taking of its merchandise, Personal Property, relocation expenses and/or interests in other than the real property taken and/or the leasehold interest shall not be affected in any manner by the provisions of this
SECTION 19.4, provided Tenant's award does not reduce or affect Landlord's award.

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                                   ARTICLE 20
                       SUBORDINATION; ATTORNMENT; ESTOPPEL

20.1 SUBORDINATION TO MORTGAGE. This Lease and all of Tenants' rights hereunder are and shall be subject and subordinate to the first Mortgage and any secondary Mortgage approved by the first Mortgagee. The foregoing shall be self operative without the execution of additional documentation, however, within ten (10) days after the receipt of a request from Landlord or any Mortgagee, Tenant shall execute a subordination agreement confirming the same, in form and substance acceptable to the Mortgagee. Tenant's failure to deliver such subordination agreement within ten (10) days after the request of Landlord or any Mortgagee (without any additional time, despite any other provision of this Lease) shall constitute an immediate default, but shall not affect the validity or enforceability of the subordination. Tenant acknowledges that any Mortgagee has the right to subordinate, at any time, its Mortgage to this Lease and the leasehold estate, without Tenant's consent.

         Notwithstanding the foregoing, upon Tenant's written request therefor and at Tenant's sole cost and expense (including payment of any fees charged by the Mortgagee or its legal counsel, Landlord shall use its reasonable efforts to provide Tenant with a so-called Subordination, Non-Disturbance and Attornment Agreement ("SNDA") in commercially reasonable form from any Mortgagee.

20.2 SUBORDINATION TO REA. This Lease and all of Tenant's rights hereunder are and shall be subject and subordinate to the REA and any amendments or modifications thereof. If the REA is not of record as of the date hereof, then this Lease shall automatically become subordinate to the REA upon recordation of the REA. Within ten (10) days after the receipt of a request from Landlord or any Mortgagee, Tenant shall confirm such subordination by executing a recordable subordination agreement in form and content satisfactory to Landlord.

20.3 SUBORDINATION TO GROUND LEASE. This Lease and all of Tenant's rights hereunder are and shall be subject and subordinate to the Ground Lease(s) and any amendments or modifications thereof. Tenant hereby acknowledges that the Rents payable hereunder have been assigned to the Ground Lessors subject to the rights of the Mortgagee. If any Memorandum of Ground Lease is not of record as of the date hereof, then this Lease shall automatically become subordinate to such Ground Lease upon recordation of a Memorandum of Ground Lease, and within ten (10) days after the receipt of a request from Landlord or any Ground Lessor, Tenant shall confirm such subordination by executing a recordable subordination agreement in form and content satisfactory to Landlord.

20.4 ATTORNMENT. If Landlord sells, transfers, or conveys its interest in the Premises or this Lease, or if the same is foreclosed judicially or nonjudicially, or otherwise acquired, by a Mortgagee or Ground Lessor, upon the request and at the sole and absolute election of Landlord's successor, Tenant shall attorn to said successor, provided said successor accepts the Premises subject to this Lease. Tenant shall, upon request of Landlord or any Mortgagee or Ground Lessor, execute an attornment agreement confirming the same, in form and substance acceptable to Landlord or Landlord's successor. Such agreement shall provide, among other things, that said successor shall not be bound by (a) any prepayment of more than one (1) month's Rent (except Security Deposit but only to the extent received by said successor) or (b) any material amendment of this Lease made after the later of the Execution Date, or the date that such successor's lien or interest first arose, unless said successor shall have consented to such amendment. This SECTION 20.4 shall in no way be deemed a waiver by Tenant of any Claims for any predecessor's failure or bad faith refusal to provide any Security Deposit to its successor or to notify its successor of any amendment prior to the date that such successor's lien or interest first arose.

20.5 ESTOPPEL CERTIFICATE. Within ten (10) days after request from Landlord, Tenant shall execute and deliver to Landlord an Estoppel Certificate with appropriate facts concerning the status of this Lease and Tenant's occupancy completed by Landlord, and with any exceptions thereto noted in writing by Tenant. Tenant's failure to execute and deliver the Estoppel Certificate within said ten-day period shall be deemed to make conclusive and binding upon Tenant in favor of Landlord and any existing and/or potential Mortgagee or transferee the statements contained in such Estoppel Certificate without exception.

                                   ARTICLE 21
                                 QUIET ENJOYMENT

         Landlord agrees that Tenant, upon paying the rent and performing the terms, covenants, and conditions of this Lease, may quietly have, hold, and enjoy the Premises from and after Landlord's delivery of the Premises to Tenant and until the expiration or earlier termination of the Lease, subject, however, to those matters to which this Lease is or shall become subordinate.


                                   ARTICLE 22
                                    CONSENTS

         Wherever in this Lease consent, approval or permission (collectively referred to in this ARTICLE 22 as "consent") is required, such consent shall be given in writing and shall not be unreasonably withheld or delayed, unless otherwise expressly provided. Landlord shall not be deemed to have withheld its consent unreasonably where Landlord's right to give its consent is conditioned on Landlord obtaining the consent of any other person, entity, agency or Governmental Authority and such other person, entity, agency or Governmental Authority does withhold its consent. If Landlord fails to give any consent that a court later holds Landlord was required to give under the terms of this Lease, Tenant shall be entitled solely to specific performance and such other remedies as may be specifically reserved to Tenant under this Lease, but in no event shall Landlord be responsible for monetary damages (including incidental and consequential damages) for such failure to give consent. The failure by Landlord to respond to any request for consent shall in no event be deemed either approval or refusal by Landlord.


                                   ARTICLE 23
                                     NOTICES

         Wherever in this Lease it shall be required that any notice, request, report, communication or demand be given, served or transmitted by either party to this Lease to or on the other, such notice or demand shall be in writing and shall be(i) personally delivered, or (ii) forwarded by certified mail, postage prepaid, return receipt requested, or(iii) by nationally recognized courier service with signature required for delivery, to the addresses of the parties specified in SECTION 1.12. Notice shall be deemed to have been given or served on the delivery date indicated by the United States Postal Service or courier service on the return receipt or on the date such delivery is refused or deemed "undeliverable," unless Tenant is served personally, in which event the date of personal delivery shall be deemed the effective date of notice. Either party may change its address for notices by providing written notice as specified herein; provided, however, that all addresses provided must be the actual street address of a residence or business(other than the address of the Premises) establishment located in the United States of America. The foregoing method of service shall be exclusive, and Tenant waives, to the fullest extent permitted under law, the right to any other method of service required by any statute or law now or hereafter in force. Whenever multiple notices are sent or multiple methods of transmitting any notice are utilized, any time period that commences upon the giving or deemed giving of such notice shall commence upon the earliest date such delivery is effectuated, and such time shall not be extended by operation of law or otherwise because of any later delivery of the same notice.


                                   ARTICLE 24
                          ATTORNEY AND COLLECTION FEES

         If either Landlord or Tenant institutes any action or proceeding against the other party, or such party's Affiliates, relating to the provisions of this Lease or any default hereunder, the nonprevailing party in such action or proceeding shall reimburse the prevailing party for the reasonable expenses of attorney fees and all costs and disbursements incurred therein by the prevailing party, including, without limitation, any such fees, costs or disbursements incurred on any appeal from such action or proceeding. The prevailing party shall recover all such fees, costs or disbursements as costs taxable by the court in the action or proceeding itself without the necessity for a cross-action by the prevailing party. In addition to the foregoing award of attorneys' fees, costs and disbursements to the prevailing party, the prevailing party shall be entitled to its attorneys' fees, costs and disbursements in any post judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the termination of this Lease.

         Further, if, as the result of Tenant's failure to pay any Rent as required herein, Landlord incurs any cost or expense in connection with the collection of such Rent (including, but not limited to legal fees), Tenant shall, on demand of Landlord, reimburse Landlord for all such costs and expenses, including attorney fees, incurred by Landlord.


                                   ARTICLE 25
                               GENERAL PROVISIONS

25.1 BINDING EFFECT. The parties hereto agree that all the provisions of this Lease are to be construed as covenants and agreements and, except as otherwise specified, that said provisions shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

25.2 RIGHT TO LEASE. Landlord shall have the absolute right to lease or permit the use or occupancy of space in the H&H Project as Landlord shall determine in its sole and absolute judgment. Tenant does not rely on the fact, nor does Landlord represent, that there shall be any specific occupants or minimum occupancy level of space in the H&H Project at any time (including, without limitation, the occupancy and/or on-going operation of Major Tenants).

25.3 H&H PROJECT CONFIGURATION. Tenant acknowledges that EXHIBIT A is for purposes of convenience only and that Landlord reserves the right at any time to expand, reduce, remove, demolish, change, renovate or construct any existing or new improvements at the H&H Project.

25.4 NO LIGHT AND AIR EASEMENT. Any diminution, restriction, or shutting off of light, or air, or view from the Premises, by any structure or improvement that may at any time be erected on the H&H Project and/or on lands adjacent to or in the vicinity of the H&H Project shall in no way affect this Lease, abate any Rent, or otherwise impose any cost, liability or obligation upon Landlord and shall not result in and/or constitute a breach of the covenant of quiet enjoyment and/or amount to a constructive eviction.

25.5 CLAIMS BY BROKERS. Tenant warrants that all negotiations with respect to this Lease (including, without limitation, preliminary consideration of the Premises, economics and Lease provisions) were handled without the aid, intervention or employment of any broker (with the exception of Robert Chais [the "Broker"]). Tenant agrees to defend, indemnify, and protect Landlord and its Affiliates against any claims (the term "claims" as used herein is defined as any claim, demand, judgment, award, fine or dispute involving a brokers' fee, commission or finders' fee) made by any person or entity that represented or acted on behalf of Tenant (or claims to have represented or acted on behalf of Tenant) with regard to this Lease (except to the extent of any commission payable by Landlord to Broker in accordance with a fully executed separate agreement between Landlord and Broker). In addition, it is expressly agreed and understood that the indemnification as provided in this SECTION 25.5 shall include all costs of enforcing the indemnity against Tenant.

25.6 EXHIBITS. All exhibits attached hereto are incorporated herein and made a part of this Lease by reference as if fully set forth herein.

25.7 ENTIRE AGREEMENT; AMENDMENTS TO LEASE. There are no oral or written agreements or representations between the parties hereto affecting this Lease not contained herein. This Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements, and understandings, if any, made by, to, or between Landlord and Tenant and their respective agents and employees with respect to the subject matter thereof, and none shall be used to interpret, construe, supplement or contradict this Lease. This Lease, and all amendments thereto, shall be considered to be the only agreement between the parties hereto and their representatives and agents. To be effective and binding on Landlord and Tenant, any amendment to the provisions of this Lease must be in writing and executed by both parties in the same manner as this Lease itself. Any amendment to this Lease shall be prepared by Landlord. Tenant shall reimburse Landlord on demand for Landlord's reasonable costs, including attorney fees, incurred in the preparation and handling of any amendment to this Lease requested by Tenant.

25.8 FORCE MAJEURE. The occurrence of any of the following events shall excuse such obligations of Landlord or Tenant as are thereby rendered impossible or reasonably impracticable for so long as such obligation remains impossible or reasonably impracticable to perform: strikes, lockouts, labor disputes, acts of God, inability to obtain labor, materials or reasonable substitutes therefor, governmental restrictions, regulations or controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform. Notwithstanding the foregoing (a) the occurrence of such events shall not excuse Tenant's obligations to pay Rent or excuse such obligations as this Lease may otherwise impose on the party to obey, remedy or avoid such event, and (b) should the work performed by Tenant or Tenant's contractor result in a strike, lockout and/or labor dispute, such strike, lockout and/or labor dispute shall not excuse Tenant's performance.

25.9 VENUE. The laws of the state where the H&H Project is located shall govern the validity, performance, and enforcement of this Lease. Tenant consents to personal jurisdiction and venue in the state and judicial district in which the H&H Project is located. The courts of the state where the H&H Project is located will have exclusive jurisdiction and Tenant hereby agrees to such exclusive jurisdiction.

25.10 LABOR DISPUTES. Tenant shall (i) construct, or cause Tenant's contractor to construct, all Improvements, and (ii) perform all of its obligations under this Lease, in such a manner as to avoid any labor dispute that causes or is likely to cause stoppage or impairment of work, deliveries or any other services in the H&H Project. If there shall be any such stoppage or impairment as the result of any such labor dispute or potential labor dispute, Tenant shall immediately undertake such action as may be necessary to eliminate such dispute or potential dispute, including, without limitation, (a) removing all disputants from the job site until such time as the labor dispute no longer exists, (b) seeking a temporary restraining order and other injunctive relief with regard to illegal union activities or a breach of contract between Tenant and Tenant's contractor, and (c) filing appropriate unfair labor practice charges.

25.11 BANKRUPTCY. Federal bankruptcy code shall govern with respect to this Lease and in no event shall any provision of this Lease be deemed to be a waiver by either party of its rights under such code.

25.12 NO PRESUMPTION. Although the provisions of this Lease were drafted primarily by Landlord, the parties hereto agree that such fact shall not create any presumption, construction or implication favoring the position of either Landlord or Tenant. The parties agree that any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption, construction or implication, including, without limitation, any implication that the parties intended thereby to state the opposite of the deleted language. The captions of the Articles and Sections of this Lease are for convenience only, are not operative parts of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

25.13 NO WAIVER. The waiver by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be deemed a waiver of such term, covenant or condition of any subsequent breach thereof, or of any other term, covenant or condition contained in this Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant. Landlord's subsequent acceptance of partial Rent or performance by Tenant shall not be deemed to be an accord and satisfaction or a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease or of any right of Landlord to a forfeiture of this Lease by reason of such breach, regardless of Landlord's knowledge of such preceding breach at the time of Landlord's acceptance. No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing and executed by such party.

25.14 NONDISCRIMINATION. Landlord and Tenant covenant for themselves, their heirs, executors, administrators, successors, and assigns and all persons claiming under or through them, that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, religion, creed, sex, marital status, sexual orientation, national origin, ancestry, age, physical handicap or medical condition, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased, and Tenant and any person claiming under or through Tenant shall not establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, subtenants, licensees, vendees or customers in the Premises.

25.15 PARTIES. If two (2) or more persons or entities execute this Lease as Tenant, the word "Tenant" as used in this Lease shall refer to all such persons or entities, and the liability of such persons or entities for compliance with and performance of all the terms, covenants, and conditions of this Lease shall be joint and several. The masculine pronoun used herein shall include the feminine or the neuter, as the case may be, and the use of the singular shall include the plural.

25.16 REAL ESTATE INVESTMENT TRUST. Should a real estate investment trust become Landlord hereunder, all provisions of this Lease shall remain in full force and effect except as modified by this SECTION 25.16. If Landlord in good faith determines that its status as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as heretofore or hereafter amended, will be jeopardized because of any provision of this Lease, Landlord may request reasonable amendments to this Lease, and Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such amendments do not (a) increase the monetary obligations of Tenant pursuant to this Lease or (b) in any other manner adversely affect Tenant's interest in the Premises.

25.17 RELATIONSHIP OF THE PARTIES. Nothing contained in this Lease shall be deemed or construed as creating a partnership, joint venture, principal-agent, or employer-employee relationship between Landlord and any other person or entity (including, without limitation, Tenant) or as causing Landlord to be responsible in any way for the debts or obligations of such other person or entity.

25.18 SALE OR MORTGAGE BY LANDLORD. If Landlord, at any time, sells, conveys, transfers or otherwise divests itself or is divested of its interest ("transfer") in the Premises, other than a transfer for security purposes only, Landlord shall be relieved of all obligations and liabilities accruing hereunder after the effective date of said transfer, provided that any Security Deposit or other funds of Tenant then being held by Landlord are delivered to Landlord's successor. The obligations to be performed by Landlord hereunder shall be binding on Landlord's successors and assigns only during their respective periods of ownership.

25.19 SEVERABILITY. If any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Lease, and all such other provisions shall remain in full force and effect. It is the intention of the parties hereto that, if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning that renders it valid.

25.20 TIME OF ESSENCE. Time is of the essence in the performance of all covenants and conditions of this Lease.

25.21 COUNTERCLAIM AND JURY TRIAL; JUDICIAL REFERENCE. IN THE EVENT THAT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS, UNLAWFUL DETAINER ACTION, OR ACTION FOR NON-PAYMENT OF RENT OR OTHER CHARGES PROVIDED IN THIS LEASE, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING OR ACTION. TO THE FULL EXTENT PERMITTED UNDER APPLICABLE LAWS, TENANT AND LANDLORD BOTH WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES HERETO OR THEIR AFFILIATES, UNDER OR CONNECTED WITH THIS LEASE, ANY OF ITS PROVISIONS, OR ANY TRANSACTIONS OR AGREEMENTS SET FORTH HEREIN OR CONTEMPLATED HEREBY (COLLECTIVELY, A "DISPUTE"). TO THE EXTENT THAT THE FOREGOING WAIVER OF JURY TRIAL IS UNENFORCEABLE, THE PARTIES AGREE THAT ALL DISPUTES ARISING OUT OF OR RELATING TO THIS LEASE (OTHER THAN SUMMARY PROCEEDINGS, UNLAWFUL DETAINER ACTION, OR ACTIONS FOR NON-PAYMENT OF RENT OR OTHER CHARGES PROVIDED IN THIS LEASE) SHALL BE RESOLVED BY A JUDICIAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE ss. 638. THE JUDICIAL REFEREE APPOINTED TO DECIDE THE JUDICIAL REFERENCE PROCEEDING SHALL BE EMPOWERED TO HEAR AND RESOLVE ANY OR ALL ISSUES IN THE PROCEEDING, WHETHER FACT OR LAW. IF LANDLORD AND TENANT ARE UNABLE TO AGREE UPON A REFEREE WITHIN TEN (10) DAYS OF A WRITTEN REQUEST TO DO SO BY EITHER PARTY, EITHER PARTY MAY THEREAFTER SEEK TO HAVE A REFEREE APPOINTED BY THE COURT PURSUANT TO THE PROCEDURES SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE ss. 640.

25.22 WARRANTY OF AUTHORITY. The person or persons executing this Lease on behalf of Tenant represent, covenant, and warrant to Landlord as of the Execution Date that the signatories signing on behalf of Tenant have the requisite authority to bind Tenant. Further, if Tenant is a corporation, limited liability company, or other such entity, Tenant represents, covenants, and warrants to Landlord that: (a) as of the Execution Date, Tenant is a duly constituted entity in good standing and qualified to do business in the state where the H&H Project is located, (b) Tenant has paid all applicable franchise and corporate or similar business taxes, and (c) Tenant will file when due all forms, reports, fees, and other documents necessary to comply with applicable laws.

25.23 NO RIGHT TO RECORD AGAINST H&H PROJECT. In no event shall Tenant have the right to record this Lease or any other document against the H&H Project unless otherwise expressly agreed to in writing by the Landlord.

25.24 LIVING WAGE AND WORKER RETENTION. Pursuant to the DDA, all of Landlord's employees, contractors, and/or subcontractors employed at the H&H Project shall be paid wages ("LIVING WAGES") in accordance with the "Living Wage Ordinance,"
Section 10.37 et seq. of the City of Los Angeles Administrative Code. Further, Landlord encourages Tenant to pay Living Wages to its employees employed at the Premises.

25.25 TENANT'S OBLIGATION TO REPORT TAXES. Tenant shall be required to provide Landlord with (i) copies of all state and local sales tax returns in connection with sales from the Premises; (ii) all utility bills for the Premises; and (iii) all business license fee filings for the Premises (items (i), (ii), and (iii) are collectively referred to herein as "USE TAX REPORTING"). The Use Tax Reporting for each Use Period (as defined herein) shall be provided to Landlord on or before the fifteenth (15th) day immediately following the end of the respective Use Period. The "USE PERIOD" means each six (6) month period of the Lease Term (or any portion thereof) ending on June 30th or December 31st. The foregoing obligations are in addition to, not in lieu of, Tenant's obligations to report Gross Sales pursuant to SECTION 4.3.

         Tenant hereby authorizes and consents to, and waives any claim or right of privacy with respect to, Landlord obtaining copies of all state and local sales tax returns filed by Tenant, and any other information relating to Tenant's obligation to pay sales taxes, directly from the state and local taxing authorities, and Tenant agrees that it shall execute such additional written consents and other instruments as may be reasonably requested by Landlord or such taxing authorities to confirm such consent and waiver.

25.26 COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall constitute an original, but all of which, when taken together shall constitute one and the same instrument. In addition, properly executed, authorized signatures may be transmitted via facsimile and upon receipt shall constitute an original signature.

25.27 OFAC REPRESENTATION AND WARRANTY. Tenant hereby represents and warrants to Landlord that:

         (a) Tenant is a U.S. Person (as defined below). Tenant understands that United States regulations and executive orders, including those administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC"), prohibit, among other things, engaging in transactions with (including providing services to) certain foreign countries, territories, organizations, entities and individuals. Tenant is not now (and shall not at any time during the Lease Term be) an individual, entity of any type, or governmental agency with whom a U.S. Person may not transact business of the type contemplated by this Lease under any United States law, regulation, order, or list administered by OFAC or otherwise. A "U.S. PERSON" shall mean any United States citizen, permanent resident alien (i.e., green card holder), entity organized under the laws of the United States or its territories (including foreign branches), or entity having its principal place of business within the United States or any of its territories.

         (b) Neither Tenant nor any of its affiliates does business with, sponsors, or provides assistance or support to, the government of, or any person located in, any country, or with any other person, targeted by any of the economic sanctions of the United States administered by OFAC; Tenant is not owned or controlled (within the meaning of the regulations promulgating such sanctions or the laws authorizing such promulgation) by any such government or person; and any payments and/or proceeds received by Tenant under the terms of this Lease will not be used to fund any operations in, finance any investments or activities in or make any payments to, any country, or to make any payments to any person, targeted by any of such sanctions.

         (c) No funds tendered to Landlord by Tenant under the terms of this Lease are or will be directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including anti-money laundering laws.

         (d) Neither Tenant, nor any person controlling, controlled by, or under common control with, Tenant, nor any person having a beneficial interest in Tenant, nor any person for whom Tenant is acting as agent or nominee, nor any person providing funds to Tenant in connection with this Lease (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws; (iv) is a person or entity that resides or has a place of business in a country or territory which is designated as a Non-Cooperative Country or Territory by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction;
(v) is a "Foreign Shell Bank" within the meaning of the Patriot Act (i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision); (vi) is a person or entity that resides in, or is organized under the laws of, a jurisdiction designated by the Secretary of the Treasury under Section 311 or 312 of the Patriot Act as warranting special measures due to money laundering concerns; (vii) is an entity that is designated by the Secretary of the Treasury as warranting such special measures due to money laundering concerns; or (viii) is a person or entity that otherwise appears on any US.-government provided list of known or suspected terrorists or terrorist organizations. For purposes of this representation, the term "Anti-Money Laundering Laws" shall mean all laws, regulations and executive orders, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a financial institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations, and sanctions shall include, without limitation, the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the "Patriot Act"), the Bank Secrecy Act, 31 U.S.C. Section 531 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., the OFAC-administered economic sanctions, and laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

         (e) Tenant has reviewed the OFAC website, and conducted such other investigation as it deems necessary or prudent, prior to making these representations and warranties.

                                   ARTICLE 26
                                SECURITY DEPOSIT

26.1 PAYMENT. Tenant shall pay Landlord the Security Deposit as security for the faithful performance by Tenant of all of its obligations under this Lease. The Security Deposit shall be payable to Landlord in two (2) installments as follows: the first installment of the Security Deposit in the amount of $15,237.50 shall be paid to Landlord concurrently with Tenant's execution of this Lease and the remaining installment of the Security Deposit in the amount of $167,612.50 shall be paid to Landlord before Landlord pays any portion of the Construction Allowance to Tenant. In no event will Landlord be obligated to make any payment of the Construction Allowance until the Security Deposit has been paid in full. Landlord shall not be required to hold the Security Deposit and, if Landlord does hold the Security Deposit, Landlord shall not be liable for interest and shall not be required to hold the Security Deposit in a segregated account except as may be required by applicable law or any Mortgagee. In the event the Lease is terminated prior to the Rental Commencement Date for reasons other than Tenant's default or failure to comply with its obligations under this Lease, any portion of the Security Deposit held by Landlord shall be returned to Tenant (subject to Landlord's right to appropriate and apply the Security Deposit under SECTION 26.2).

26.2 APPLICATION. If any of the rentals herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid or paid by Landlord on behalf of Tenant, or if Tenant shall fail to perform any of its obligations under this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply all or a portion of the Security Deposit to compensate Landlord for Minimum Annual Rent (including any future or accelerated Minimum Annual Rent), Additional Rent, and/or other loss or damage sustained by Landlord, and Tenant shall forthwith restore said Security Deposit to the original sum deposited. Should Tenant comply with all of said obligations and promptly pay all the rentals when due and all other sums payable by Tenant to Landlord, the Security Deposit shall be refunded in full to Tenant at the expiration or earlier termination of the Lease.

26.3 WAIVER OF CALIFORNIA CIVIL CODE SECTION 1950.7. The foregoing SECTIONS 26.2 and 26.2 of this ARTICLE 26 shall govern with respect to the handling of the Security Deposit and Tenant waives (to the fullest extent permitted by law) California Civil Code Section 1950.7 in its entirety.

26.4 RETURN OF SECURITY DEPOSIT. So long as the Tenant is the originally named Tenant in Section 1.12 (or a Transferee permitted pursuant to Section 15.7) and is not, and has not been, in default in the payment of Rent or any other financial obligation under this Lease, or in any other material default under any other of the terms or provisions of this Lease, at any time during the Lease Term, then, on the second (2nd) anniversary of the Rent Commencement Date, one-half (1/2) of the Security Deposit held by Landlord shall be applied towards the Rent then payable by Tenant and on the third (3rd) anniversary of the Rent Commencement Date, the remaining portion of the Security Deposit held by Landlord shall be applied towards the Rent then payable by Tenant. In the event Tenant is or has been in default in the payment of Rent or any other financial obligation under this Lease, or has been in any other material default under this Lease, the Security Deposit shall be retained by Landlord until the expiration or earlier termination of this Lease as provided hereinabove.

26.5 LETTER OF CREDIT. Tenant shall have the option to provide the Security Deposit to Landlord in the form of an unconditional, irrevocable sight draft letter of credit ("Letter of Credit") naming Landlord as beneficiary, and in the form attached hereto as Exhibit J, or other form acceptable to Landlord in its sole discretion. If Tenant elects to provide the Letter of Credit in lieu of the installment payments of the Security Deposit pursuant to Section 26.1, the Letter of Credit shall be provided to Landlord concurrently with Tenant's execution of this Lease and the "Stated Amount" of the Letter of Credit(s) shall be $182,850.00. The Letter of Credit shall be issued by a bank reasonably satisfactory to Landlord with a branch located in Southern California as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. The form and content of the Letter of Credit shall conform to International Standby Practices 1998 International Chamber of Commerce Publication No. 590.

         So long as the Tenant is the originally named Tenant in Section 1.12 (or a Transferee permitted pursuant to Section 15.7) and is not, and has not been, in default in the payment of Rent or any other financial obligation under this Lease, or in any other material default under any other of the terms or provisions of this Lease, at any time during the Lease Term, then, (i) commencing with the thirtieth (30th) full calendar month following the Rent Commencement Date, Tenant shall have the right to replace the Letter of Credit previously issued with a new Letter of Credit having a Stated Amount of $91,425.00, and (ii) as of the forty-second (42nd) full calendar month following the Rent Commencement Date, the Letter of Credit then held by Landlord shall be returned to Tenant and Landlord shall have no further rights thereto. In the event Tenant is or has been in default in the payment of Rent or any other financial obligation under this Lease, or has been in any other material default under this Lease, the Letter of Credit shall be retained by Landlord until the expiration or earlier termination of this Lease as otherwise provided in this
Section 26.5 (absent this paragraph).

         The Letter of Credit shall state that an authorized officer or other representative of Landlord may make demand on Landlord's behalf for the Stated Amount of the Letter of Credit, or any portion thereof, and that the issuing bank must immediately honor such demand, without qualification or satisfaction of any conditions, except the proper identification of the party making such demand. In addition, the Letter of Credit shall indicate that it is freely transferable in its entirety by Landlord as beneficiary and that upon receiving written notice of transfer, and upon presentation to the issuing bank of the original Letter of Credit, the issuer or confirming bank will reissue the Letter of Credit naming such transferee as the beneficiary. Tenant acknowledges and agrees that it shall pay upon Landlord's demand, as Additional Rent under the Lease, any and all costs or fees charged in connection with the Letter of Credit that arise due to: (i) Landlord's sale or transfer of all or a portion of the H&H Project; or (ii) the addition, deletion, or modification of any beneficiaries under the Letter of Credit. The Letter of Credit shall have a term of not less than one (1) year. If the term of the Letter of Credit held by Landlord will expire prior to the last day of the Lease Term and it is not extended, or a new Letter of Credit meeting the requirements of this Article 26 is not substituted, within thirty (30) days prior to the expiration of the expiring Letter of Credit, then Landlord shall be entitled to make demand for the Stated Amount of said Letter of Credit and, thereafter, to hold such funds as a cash security deposit in accordance with this Article 26. The Letter of Credit and any such proceeds thereof shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease. If Tenant commits a default with respect to any provision of this Lease, Landlord may (but shall not be required to) draw upon all or any portion of the Stated Amount of the Letter of Credit, and Landlord may then hold such proceeds as a cash security deposit and/or apply all or any part of the proceeds for the payment of any sum which is in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Letter of Credit proceeds are so used or applied, Tenant shall, within ten (10) days after demand therefor, post an additional Letter of Credit in an amount to cause the aggregate amount of the unused proceeds and such new Letter of Credit to equal the Stated Amount required in this Article 26 above. Landlord shall not be required to keep any proceeds from the Letter of Credit separate from its general funds. Should Landlord sell its interest in the Premises during the Lease Term and if Landlord deposits with the purchaser thereof the Letter of Credit or any proceeds of the Letter of Credit, thereupon Landlord shall be discharged from any further liability with respect to the Letter of Credit and said proceeds. Any remaining proceeds of the Letter of Credit held by Landlord after expiration of the Lease Term, after any deductions described in this
Article 26 above, shall be returned to Tenant or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant hereby waives any rights or benefits that may be available to Tenant under California Code Section 1950.7 with respect to the proceeds of any Letter of Credit that may be held by Landlord as a security deposit from time to time.

      //Balance of Page Intentionally Left Blank - Signature Page Follows//

           IN WITNESS WHEREOF, the parties have executed this Lease on the day and year specified above.


                                    "LANDLORD:"

                                    CIM/H&H RETAIL, L.P.,
                                    a California limited partnership


                                    By:_______________________
                                    CIM Group, Inc.
                                    Its Property Manager


                                    "TENANT:"

                                    UWINK CALIFORNIA, INC.,
                                    a Delaware corporation

                                    By:_______________________

                                    Print Name:_______________

                                    Print Title:______________



                                    By:_______________________

                                    Print Name:_______________

                                    Print Title:______________



Note to Tenant: The lease must be signed by two authorized officers of Tenant as follows: Signatory 1: the chairman of the board, president or any vice president, AND Signatory 2: the secretary, any assistant secretary, the chief financial officer or any assistant treasurer. In the alternative, you can provide duly approved resolutions of Tenant's Board of Director's demonstrating the authority of the party signing for Tenant.

                                    EXHIBIT A

                                    PREMISES

                                    EXHIBIT B
                                  DEFINED TERMS


UNLESS OTHERWISE INDICATED, ALL REFERENCES TO ARTICLES AND SECTIONS SHALL BE DEEMED TO REFER TO ARTICLES AND SECTIONS OF THIS LEASE.

"Additional Rent" means all sums of money required to be paid, or reimbursed, by Tenant to Landlord under this Lease with the exception of Minimum Annual Rent.

"Administrative Fee" means an amount equal to ten percent (10%) of the amount of expenses or other amounts with respect to which the Administrative Fee is payable as set forth in particular Articles and Sections of this Lease.

"Affiliates" means such party's partners, joint venturers, shareholders, parent company, subsidiaries, agents, consultants, independent contractors, management personnel, and property managers, and their respective officers, directors, employees, and agents.

"Air Conditioning System" means the air conditioning system exclusively serving the Premises, including all pipes, ducts, machinery, fans, coolers, chillers, condensers, and other equipment used in connection therewith.

"Amortization of Capital Items" shall mean the amortization of any capital item costing Twenty-Five Thousand Dollars ($25,000) or more with a useful life (as determined in accordance with generally accepted accounting principles) in excess of five (5) years. Amortization shall be, in lieu of the full cost of such item, over said useful life and shall include an interest factor based on the Interest Rate.

"Armature Signage" is defined in SECTION 9.9.

"Ballroom Facilities" means those portions of Level 5 of the H&H Project as shown on EXHIBIT A.

"Breakpoint" is defined in SECTION 1.9.

"Building" means the building of which the Premises is a part.

"CPI Adjustment Procedures" shall mean the method by which adjustments shall be made to a sum of money Tenant must pay Landlord ("Base Amount") in accordance with percentage increases, if any, in the Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers, U.S. City Average, Subgroup "All Items" (1982-84 = 100), referred to herein as the "Index." The procedure for making such adjustments shall be to increase the Base Amount by a percentage equal to the percentage increase, if any, in the Index for the Month of Adjustment as compared to the Index for the Base Month. In no event shall the CPI Adjustment Procedures result in a decrease of any sum of money. The terms "Month of Adjustment" and "Base Month," as used herein, are defined in the applicable Articles of this Lease. If at any time there is no Index, Landlord shall substitute any official index published by the Bureau of Labor Statistics or by such successor or similar governmental agency as may then be in existence and shall be most nearly equivalent thereto.

"Change of Control" means the transfer by sale, assignment, death, incompetency, mortgage, deed of trust, trust, operation of law, or otherwise of any shares, voting rights or ownership interests which will result in a change in the identity of the person or persons exercising, or who may exercise, effective control of Tenant, unless such change results from the trading of shares listed on a recognized public stock exchange and such trading is not for the purpose of acquiring effective control of Tenant. If Tenant is a private corporation whose stock becomes publicly held, the transfers of such stock from private to public ownership shall not be deemed a Change of Control.

"Chilled Water Charge" is defined in SECTION 6.5.

"Chilled Water System" means the chilled water system providing chilled water to individual tenant spaces in the H&H Project as of the Execution Date.

"Cinema" is the portion of the H&H Project as shown on EXHIBIT A.

"Claims" means any claim, demand, investigation, proceeding, action, suit, judgment, award, fine, lien, loss, damage, expense, charge or cost of any kind or character and liability (including reasonable attorney fees and court costs).

"Common Area" means all improved and unimproved areas within the boundaries of the H&H Project (including any off site employee or overflow parking areas and any additional land acquired by Landlord) which are made available from time to time for the general use, convenience, and benefit of Landlord, other persons entitled to occupy any portion of the H&H Project and/or their customers, patrons, employees, and invitees, including, without limitation, all automobile parking areas and structures, floors, ceilings, roofs, skylights, windows, driveways, open or enclosed malls, dining areas, sidewalks, curbs, and landscaped areas, and such public transportation facilities and landscaped areas as are contiguous with and benefit the H&H Project.

"Common Area Expenses" is defined in SECTION 7.3.

"Construction Allowance" means that amount, if any, payable by Landlord in accordance with EXHIBIT C-ADDENDUM.

"DDA" means the "Disposition and Development Agreement" dated as of February 10, 1999, between The Community Redevelopment Agency of the City of Los Angeles, California and Landlord for the purpose of effectuating the redevelopment of the H&H Project and adjacent properties.

"Dining Patio" means any area of the H&H Project designated by Landlord, in its sole and absolute discretion, for the purpose of providing facilities to accommodate the consumption of food and beverages by customers of the H&H Project.

"Dining Patio Expenses" means Common Area Expenses specifically incurred to maintain any Dining Patio(s).

"Effective Date" means the earlier of (i) the Execution Date, or (ii)the Occupancy Date.

"Encumbrance" means any conditional, contingent or deferred assignment, sublease or conveyance voluntarily made by Tenant of some or all of Tenant's interest, rights or duties in this Lease or the Premises, including Tenant's right to use, occupy or possess the Premises, in whole or in part, including, without limitation, any mortgage, deed of trust, pledge, hypothecation, lien, franchise, license, concession or other security arrangement.

"Estoppel Certificate" means a document stipulation substantially in the form of EXHIBIT E.

"Execution Date" means that date set forth in the first paragraph of this Lease upon which this Lease was fully executed by Landlord and Tenant.

"Expiration Date" means that date set forth in SECTION 1.7.

"Exterior Signage" is defined in SECTION 9.9.

"Floor Area" means the square footage of the Premises described in ARTICLE 1 (or, where applicable, of other premises located in a building or buildings of the H&H Project) without deduction for the width of or space occupied by air conditioning units or shafts that exclusively serve and are located within the Premises and/or by columns, sprinkler risers, roof drains, structural braces, expansion joints and/or shear walls. The Floor Area is measured (i) from the exterior surface of building walls (and extensions thereof, in the case of openings), (ii) from the exterior surface of Perimeter Demising Partitions,
(iii) from the center line of Interior Demising Partitions or vertical neutral strips, (iv) from any Lease Line; and (v) from the exterior surface of any shaft located within the Premises that does not exclusively serve the Premises.

"Governmental Authority" means any federal, state, county, city or local governmental board, body or agency having jurisdiction over the Premises or the H&H Project or any part thereof.

"Gross Sales" means the proceeds of all sales and/or other revenue derived, originating, made, placed, ordered, and/or filled at or from the Premises adjusted to deduct Gross Sales Adjustments. Gross Sales shall include, without limitation, merchandise, goods and/or services sold, leased, licensed, ordered, placed, filled, or otherwise transferred in or from the Premises by Tenant, its subtenants, licensees, and concessionaires, whether for cash or on credit and whether made by store personnel or by approved vending or gaming machines, and/or by telephone, electronic mail, the internet, or any other method of placing orders. Further, Gross Sales shall include any sales and/or other revenue from any Common Area cart(s)/kiosk(s) operated by Tenant and/or any other sales and/or revenue made by Tenant in the Common Area (any such Common Area activities are expressly subject to Landlord's approval). Gross Sales shall not include (i) any government imposed taxes upon the sale of merchandise or services which are collected separately from the selling price and paid directly to the taxing authority; (ii) sums and credits received in the settlement of Claims for loss or damage to merchandise; (iii) sales of fixtures, equipment or property which are not stock in trade; (iv) insurance or condemnation proceeds;
(v) goods returned to sources, exchanged between stores, or transferred to another store or warehouse, owned by or affiliated with Tenant for the convenience of Tenant and not for the purpose of consummating a sale made at the Premises; (vi) fees, key money, or other sums paid to Tenant by a subtenant, licensee, or concessionaire (provided that all Gross Sales generated by any such entity shall be reported); (vii) receipts from vending machines and pay telephones installed solely for use by Tenant's employees; or (viii) bulk sales resulting from damage or destruction to the Premises and not in the ordinary course of Tenant's business. All sales and/or revenue originating at the Premises shall be considered Gross Sales, even though bookkeeping and payment of the account may be transferred to another place for collection and even though actual filling and/or delivery of the merchandise may be made from a place other than the Premises. Gift Certificates shall be included in Gross Sales upon the redemption of same at the Premises. Each sale upon installments or credit shall be treated as a sale for the full sale price at the time of sale.

"Gross Sales Adjustments" means the following items but only to the extent previously reported as Gross Sales: interest, service or sales carrying charges collected separately from the selling price and paid by customers to Tenant for extension of credit; the selling price of all merchandise returned by customers and accepted for full refund, credit or the amount of discounts made thereon;

the price allowed on merchandise traded in by customers for credit or the amount of credit for discounts and allowances made in lieu of acceptance thereof; alteration and/or delivery charges provided that any such charges are at Tenant's cost and collected separately from the selling price; and receipts from vending machines installed solely for Tenant's employees. In addition, the following, to the extent previously reported as Gross Sales may be included in Gross Sales Adjustments: (i) sales to employees of Tenant employed at the Premises provided that Tenant has delivered to Landlord an list of such sales and subject to a maximum exclusion of one percent (1%) of Tenant's Gross Sales in any calendar year, and (ii) bad debts, bad checks and uncollectible amounts on sales from the Premises after such time as Tenant has made its customary collection efforts and provided that Tenant has delivered to Landlord an itemized list of such bad debts, checks and uncollectible amounts, and further provided that the maximum aggregate exclusion for such debts, checks and amounts shall not exceed two percent (2%) of Gross Sales in any calendar year and any such subsequently collected amount shall be included in Gross Sales.

"Gross Sales Records" is defined in SECTION 4.3(B).

"Ground Lease" means any agreement(s) whereby Landlord holds a leasehold interest in the land (or any part thereof) on which the H&H Project is located including, without limitation, that certain ground lease dated as of April 28, 1999, between Landlord and The Los Angeles County Metropolitan Transportation Authority, a memorandum of which was recorded in the Official Records of Los Angeles County ("Official Records") on May 10, 1999, as Document No. 99-0837732, and that certain ground lease dated as of February 19, 1999, between Landlord and Weststar Real Estate, Inc., a Delaware corporation, a memorandum of which was recorded in the Official Records on May 10, 1999, as Instrument No. 99-0837733.

"Ground Lessor" means any lessor under any Ground Lease.

"Guarantor" means the parties named in SECTION 1.16 of this Lease.

"H&H Project" means that commercial property named in SECTION 1.4 of this Lease, as the same may from time to time be expanded, reduced, altered, reconstructed or otherwise changed.

"Hazardous Materials" means any chemical, compound, material, substance or other matter that: (a) is defined as a hazardous substance, hazardous material or waste, or toxic substance under any Hazardous Materials Law, (b) is regulated, controlled or governed by any Hazardous Materials Law or other Legal Requirement, (c) is petroleum or a petroleum product, or (d) is asbestos, chemicals, formaldehyde, radioactive material, drug, bacteria, virus, grease, cleaning solutions, sewage, or other injurious or potentially injurious material (by itself or in combination with other materials).

"Hazardous Materials Laws" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises or the H&H Project, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the California Hazardous Waste Control Act, the Carpenter-Presley-Tanner Hazardous Substances Account Act, the Porter-Cologne Water Quality Control Act, any other Legal Requirement concerning hazardous or toxic substances, and any amendments to the foregoing.

"Hotel" means the property located adjacent to the H&H Project and any improvements located thereon as shown on EXHIBIT A.

"Improvements" means all permanent and nonstructural fixtures, installations, alterations, replacements, additions, changes and/or improvements to the Premises.

"Initial Promotional Assessment" means the sum payable by Tenant as set forth in
SECTION 1.11 and provided for in SECTION 8.4.

"Insured Casualty" means damage or destruction the repair of which is fully covered by insurance proceeds received by or made available to Landlord pursuant to any insurance policy required to be carried by Landlord under the terms of this Lease.

"Interest Rate" means the lesser of (i) the maximum lawful rate permitted by usury or similar law in the State in which the H&H Project is located to be charged by Landlord to Tenant, or (ii) two percent (2%) above the annualized rate of interest publicly announced from time to time by Bank of America NT&SA in San Francisco, California, as its "prime rate" or "reference rate," and such interest shall be computed on the basis of monthly compounding with actual days elapsed compared to a 360-day year.

"Interior Demising Partitions" means partitions separating the Premises from adjacent space occupied or intended to be occupied by another tenant.

"Landlord" is defined in ARTICLE 1.

"Landlord Alterations" is defined in SECTION 11.5.

"Landlord's Work" is defined in EXHIBIT C.

"Lease Line" means any imaginary or defined line which separates the Premises from all areas of the H&H Project other than the premises of adjacent tenants and which is shown in the Tenant Package.

"Lease Term" is defined in SECTION 3.1.

"Legal Requirement" means, to the extent applicable, (i) any law, conditional use permit, statute, ordinance, regulation, code, rule, requirement, order, court decision, or procedural requirement of any Governmental Authority, and/or
(ii) the rules and regulations of the applicable governmental insurance authority or any similar body, (iii) the rules and regulations of the State Department of Alcoholic Beverage Control or any similar entity, and/or (iv) the requirements of the REA. References herein to "law" or "lawful" include Legal Requirements or the full and strict compliance with Legal Requirements, as applicable.

"Licensees" means occupants of Floor Area pursuant to occupancy agreements with terms of less than one (1) year.

"Licensees' Contribution" means the contribution that Landlord has agreed to make in an amount equal to five percent (5%) of the license fee income actually received by Landlord from Licensees during a calendar year.

"Licensees' Floor Area" means the Floor Area occupied by Licensees.

"Major Destruction" means destruction (whether or not an Insured Casualty) to an extent of more than one-third (33-1/3%) of the full replacement cost of the Premises, Building or H&H Project, as the case may be, as of the date of destruction, or destruction to the Building or the H&H Project that results in the termination of the leases of tenants therein representing more than one-third (33-1/3%) of the Floor Area thereof.

"Major Tenants" means collectively (i) the Premier Theater; (ii) the Ballroom Facilities; (iii) the Cinema; (iv) any premises (or the occupants thereof) used primarily for office, storage, or on a nonprofit basis for the benefit of the community (e.g., for conducting meetings and/or events); and (v) premises (or the occupants thereof) that contain at least ten thousand (10,000) square feet of Floor Area.

"Major Tenants' Floor Area" means the Floor Area of the Major Tenants.

"Marketing Assessment" means the sum payable by Tenant as set forth in SECTION
1.11 and provided for in ARTICLE 8.

"Marketing Fund" is defined in SECTION 8.1.

"Minimum Annual Rent" means the rental payable by Tenant for the use and occupancy of the Premises and is more specifically set forth in SECTION 1.9.

"Mortgage" means any mortgage, deed of trust, assignment, security agreement, conditional sale contract or other encumbrance or hypothecation of any of Landlord's interest in the real and personal property comprising the H&H Project (including all subsequent amendments, modifications, and advances thereto), including an assignment or encumbrance of Landlord's interest in this Lease and the rents and profits derived therefrom.

"Mortgagee" means the holder, beneficiary (or trustee acting on behalf of the beneficiary) or assignee of any Mortgage.

"Occupancy Date" means the earlier of (i) the date possession of the Premises is delivered to Tenant or Tenant, or its agents acting on Tenant's behalf, or (ii) the date Tenant, or its agents acting on Tenant's behalf, take occupancy of the Premises.

"Occupancy Transaction" means any Transfer, Encumbrance, Change of Control, or other arrangement whereby the identity of the person or persons using, occupying or possessing the Premises changes or may change, whether such change be of an immediate, deferred, conditional, exclusive, nonexclusive, permanent or temporary nature.

"Parking Facility" means the public parking facility located adjacent to the H&H Project as shown on EXHIBIT A.

"Percentage Rent" means the rental payable by Tenant as set forth in SECTION
1.10 and pursuant to SECTION 4.3.

"Perimeter Demising Partitions" means partitions separating the Premises from the Common Area.

"Permitted Use" means the permitted use of the Premises as set forth in SECTION 1.14.

"Personal Property" means furniture, furnishings, signs, and other personal property not permanently affixed to the Premises.

"Plan Review Fee" is defined in SECTION 11.2.

"Premier Theater" means the live performance broadcast theater in the H&H Project as shown on EXHIBIT A.

"Premises" means the commercial space described in SECTION 1.4 from the top of the floor to the underside of the structure above and exclusive of such conduits, facilities, and structures as may be located in the Premises for the use and benefit of Landlord and/or other tenants.

"REA" means that certain document entitled "Reciprocal Easement and Operating Agreement" (or such other similar title) respecting certain rights and obligations of the owner or owners of the real property comprising all or a portion of the H&H Project, which has been or will be recorded against such real property and as amended, supplemented and/or restated from time to time.

"Reconstruction" means demolition, stabilization, repair, reconstruction, and restoration of the Premises, Building or H&H Project, as the case may be, resulting from an Insured Casualty or Uninsured Casualty.

"Rent" means all amounts of Minimum Annual Rent and Additional Rent required to be paid by Tenant under this Lease.

"Rent Commencement Date" means that date determined as set forth in SECTION 1.8.

"Required Opening Date" is defined in SECTION 4.1.

"Responsible Officer" of Tenant shall mean all individuals doing business as Tenant, an individual general partner if Tenant is a partnership, a responsible officer of Tenant if Tenant is a corporation (or limited liability company or similar entity), or a responsible officer of any corporate (or limited liability company or similar entity) general partner of Tenant if Tenant is a partnership with one or more such partners.

"Security Deposit" means the amount, if any, specifically set forth in SECTION 1.15.

"Special Event" is defined in SECTION 10.4.

"Special Event Period" is defined in SECTION 10.4.

"Substantial Completion" is defined in EXHIBIT C.

"Target Delivery Date" means that date set forth in SECTION 1.6.

"Tenant Package" means (i) the tenant design manual/package and (ii) technical handbook setting forth specific criteria for Tenant's Work, as either may be amended from time to time. The Tenant Package shall provide for architectural, construction, mechanical, and Utilities standards, specifications and criteria established by Landlord, from time to time, for the H&H Project, including, without limitation, standards, specifications, and criteria for storefronts, interior improvements, and signs.

"Tenant's Work" is defined in EXHIBIT C and the Tenant Package.

"Tenant's Work Commencement Date" means the date that is ten (10) days following Landlord's approval of Tenant's Plans.

"Tenant's Plans" means calculations, specifications, designs, and drawings which pertain to Tenant's Work and which are described in EXHIBIT C, SECTION I, PARAGRAPH B.

"Trade Name" means the name set forth in SECTION 1.3.

"Transfer" means any voluntary, unconditional, and present (i) assignment of some or all of Tenant's interest, rights, and duties in this Lease and the Premises, including Tenant's right to use, occupy, and possess the Premises, or
(ii) sublease of Tenant's right to use, occupy, and possess the Premises, in whole or in part.

"Transferee" means the proposed assignee, sublessee, mortgagee, beneficiary, pledgee or other recipient of Tenant's interest, rights or duties in this Lease or the Premises in an Occupancy Transaction.

"Uninsured Casualty" means damage or destruction resulting from any flood, earthquake, act of war, nuclear reaction, nuclear radiation or radioactive contamination, or any other casualty of any kind or nature whatsoever which is not an Insured Casualty.

"Utilities" means the services of sewage treatment and removal, treatment and delivery of water, electricity, natural gas (if permitted by Landlord), telephone service and other services such as satellite data transmission, cable systems, and security systems.

"Utilities Charge" is defined in SECTION 6.3.

"Utility Installations" means any and all systems, machinery, facilities, installations, supply lines, transformers, pipes, conduits, ducts, penetrations, components, appurtenances, and equipment used in or in connection with the H&H Project for the generation or supply of Utilities.

"Walk, The " means the portion of the H&H Project identified on EXHIBIT A.

                                    EXHIBIT C
      PROVISIONS RELATING TO THE DESIGN AND CONSTRUCTION OF TENANT'S STORE

I.       GENERAL REQUIREMENTS

         A. TENANT PACKAGE. Tenant acknowledges receipt of the Tenant Package (as defined in Exhibit B) which outlines specific requirements to be adhered to for the purpose of the initial construction of the Premises.

         B. TENANT'S PLANS.

                  1. Prior to Tenant preparing Tenant's Plans, Tenant and its architect and engineer(s) shall thoroughly familiarize themselves with all local building codes, this EXHIBIT C and the Tenant Package, as well as verify by physical inspection, the accuracy and completeness of the existing site conditions. Tenant's Plans and construction shall be prepared and performed with full knowledge of and in compliance with the Tenant Package (including, without limitation, the use of required lien waiver forms provided therein), this EXHIBIT C and Legal Requirements including, but not limited to all energy conservation, Hazardous Materials Laws, and handicap access requirements. Tenant's Plans shall be prepared by architect(s) and engineer(s) fully qualified and licensed in the State of California.

                  2. On or before December 22, 2007, Tenant shall submit to Landlord, for Landlord's preliminary review, fully detailed and dimensioned 1/4" scale preliminary design drawings for Tenant's Premises. This preliminary submittal shall include the following: (a) three (3) sets of prints and one (1) CD showing storefront elevations, floorplan, reflected ceiling plan, fixture plans, and sections through the storefront and storefront signage, (b) one (1) material sample and color board, and (c) if requested by Landlord, one (1) completely colored rendering of Tenant's storefront design and/or photographs of Tenant's existing prototype.

                  3. Within thirty (30) days following Landlord's approval (or approval with comments) of the aforementioned preliminary submittal, Tenant shall submit to Landlord, for Landlord's final review, six (6) sets of prints and one CD of fully detailed and dimensioned 1/4" scale final construction drawings for Tenant's Premises, which shall include the following: (a) architectural drawings including plan views of the storefront, floor areas, and reflected ceiling; elevations of the storefront and interiors; sections through the storefront, partitions, and along the longitudinal axis; door, finish, and color schedules; and final design drawings for storefront signs in accordance with the Tenant Package; (b) electrical drawings including circuitry plans, panel schedules, riser diagrams, load calculations, and all calculations and forms required by applicable Legal Requirements; (c) all mechanical drawings, including but not limited to heating, ventilating, and air conditioning design calculations, an equipment schedule and specifications, the design for the air distribution duct work system, smoke exhaust system (if required), exhaust fan(s), plumbing fixtures and piping specifications; (d) fire sprinkler plans including distribution piping and finish requirements from Landlord's system stub-in point; and (e) structural drawings indicating any Tenant design elements, alterations, additions and/or reinforcements to Landlord's structure required to accommodate Tenant's Work, and all calculations and completed forms required by Legal Requirements.

                  4. In the event Landlord responds to any submittal of Tenant's Plans with a request for modification(s), Tenant shall resubmit such portion of Tenant's Plans with the requested modification(s) within fifteen (15) days following Landlord's request.

         C. APPROVAL OF TENANT'S PLANS.

                  1. Tenant's Plans and the design and quality of Tenant's Work shall be subject to the approval of Landlord. Among other considerations, Landlord may take into account the desirability of maintaining harmonious labor relations at the H&H Project when considering the granting or withholding of such consent.

                  2. Landlord's approval of Tenant's Plans shall not create any responsibility or liability whatsoever on the part of Landlord, including, without limitation, for their completeness, sufficiency, design, workability or compliance with Legal Requirements, and shall not relieve Tenant of any of Tenant's responsibility or liability, including, without limitation, conformance to the terms and provisions of this EXHIBIT C.

                  3. Any changes to the approved Tenant's Plans requested by Tenant shall be subject to Landlord's approval. Any additional expenses incurred by Landlord for the review of any changes to the approved Tenant's Plans shall be at Tenant's expense and reimbursed to Landlord by Tenant upon Tenant's receipt of an invoice from Landlord.

         D. REQUIREMENTS FOR TENANT'S WORK.

                  1. Tenant's Work shall be constructed with the on-site supervision of a superintendent from Tenant's general contractor at all times, and in accordance with the approved Tenant's Plans, this EXHIBIT C and the Tenant Package.

                  2. At Tenant's sole cost, Landlord shall have the right, but not the obligation, to perform any work or complete any punchlist items that Tenant has failed to construct in accordance with the approved Tenant's Plans after ten (10) days' written notice from Landlord but only if the failure to perform or complete such work materially impacts other areas of the H&H Project or results in an emergency situation. Tenant shall reimburse Landlord for the cost thereof immediately upon Tenant's receipt of an invoice from Landlord.

                  3. Tenant, at its sole cost and expense, shall be responsible for obtaining all necessary permits and/or variances including, but not limited to, building and health department permits for the performance of such work, a grease interceptor variance, and for the payment of any impact, capacity, usage, and/or similar fee in connection with such work.

                  4. Tenant shall not be permitted to open for business until the following has occurred: (i) Landlord has performed a final walk-through of the Premises in accordance with the final walk-through and punchlist issuance procedures outlined in the Tenant Package and Tenant has completed all items from Landlord's punchlist or Landlord authorizes Tenant to open subject to completion of such punchlist items; and (ii) the Premises fully and strictly comply with Legal Requirements.

                  5. Prior to Tenant opening for business, Tenant shall provide Landlord with a copy of the final or temporary Certificate of Occupancy. If a temporary Certificate of Occupancy is provided, Tenant will diligently and in good faith take all necessary steps to obtain the final Certificate of Occupancy.

                  6. Within ten (10) days after completion of Tenant's Work, Tenant shall provide Landlord with a copy of Tenant's recorded valid Notice of Completion.

                  7. Prior to commencing Tenant's Work, Tenant will provide Landlord with a copy of the contract with Tenant's contractor(s) in accordance with SECTION IV of this EXHIBIT C and a statement containing the complete list of the names, addresses, telephone numbers and contract amounts for all contractors, subcontractors, vendors and/or suppliers providing materials and/or labor for Tenant's Work

         Within thirty (30) days, after completion of Tenant's Work, Tenant shall deliver to Landlord: (i) a copy of the final signed-off building inspection card, permit or report with respect thereto; (ii) original forms of all lien waivers from all parties supplying labor and/or materials for Tenant's Work which are notarized and unconditional using only the appropriate forms set forth in the Tenant Package; (iii) a certification from the architect of record that the work is complete and the Premises have been constructed substantially in accordance with the approved Tenant's Plans, this EXHIBIT C; and (iv) a copy of the final as built drawings for the Premises.

                  8. All work shall be performed and completed strictly in accordance with Legal Requirements in a good and workmanlike manner, and shall be diligently prosecuted to completion prior to the date upon which Tenant is required to open as set forth in this Lease. Tenant's Work shall be performed so as not to obstruct access to the premises of any other tenant in the H&H Project. In addition, all materials and equipment installed by the Tenant shall be installed in such a manner as to maintain harmonious labor relations and as not to interfere with or delay the work of Landlord's contractors or the smooth operation of the H&H Project.

                  9. During the performance of Tenant's Work, Tenant shall be responsible for the removal from the H&H Project on a daily basis of all trash, construction debris, and surplus construction materials, or at Landlord's option, the placement on a daily basis of such trash, debris and/or materials in Landlord designated receptacles.

         In the event Landlord, in its sole and absolute discretion, elects to provide trash receptacles in a location designated by Landlord for Tenant's use during Tenant's construction, Landlord shall cause such receptacles to be emptied and trash removed, and Tenant shall pay a one time charge equal to One and 25/100 Dollars ($1.25) per square foot of Floor Area of the Premises to Landlord for the non-exclusive use of such receptacles. Tenant shall be responsible for the removal of all trash from the Premises and the depositing of same into the designated trash receptacles. The trash charge shall be reimbursed to Landlord by Tenant upon Tenant's receipt of an invoice from Landlord.

                  10. Tenant shall be responsible for the payment of all utilities and services to the Premises commencing on the date Tenant initially occupies the Premises and continuing thereafter.

II.      DESCRIPTION OF TENANT'S WORK.

         A. GENERAL. "Tenant's Work" shall mean the purchase and/or installation of all of the Improvements described in this SECTION II and any other Improvements or work necessary to construct and complete the initial construction of the Premises and/or subsequent alterations by Tenant thereto. All costs of Tenant's Work shall be paid for by Tenant regardless of whether or not Tenant actually performed the work. Tenant shall be responsible for all work necessary to complete construction of the Premises. The design and construction of Tenant's Work shall be consistent with its most current store design and Landlord's specifications. Tenant's Work shall be of the highest quality workmanship and standards.

         B. PERFORMANCE OF WORK BY LANDLORD. In the event Landlord performs work at Tenant's expense as provided in this Exhibit C, or performs any work on behalf of Tenant, or performs any work which is required as a result of Tenant's Work or Improvements, Tenant shall reimburse Landlord for the cost thereof upon receipt of an invoice from Landlord.

         C. STOREFRONT Tenant shall furnish and install all portions of the storefront (and facade(s) fronting onto outdoor terrace(s), if applicable), including, but not limited to: glazing, mullion systems, entry doors, and signage. The Tenant Package defines and outlines the exact location of the storefront.

         D. CEILINGS. Tenant shall furnish and install all ceilings.

         E. PARTITIONS.

                  1. Tenant shall furnish and install all partitions within the Premises as required by Legal Requirements and as shown in Tenant's approved Plans.

                  2. Tenant shall plaster or drywall and fire tape the interior side of all Interior Demising Partitions and Perimeter Demising Partitions over their entire area, except for necessary openings as designated by Legal Requirements or the Tenant Package.

         F. FLOOR. Tenant shall furnish and install all floor coverings within the Premises.

         G. REAR EXIT/SERVICE DOOR(S). Tenant shall furnish and install rear exit/service door(s), frames and hardware as required by Legal Requirements in locations approved by Landlord.

         H. PLUMBING.

                  1. Tenant shall furnish and install all plumbing fixtures and rough-in plumbing as per the approved Tenant Plans and as required by Legal Requirements.

                  2. If required by Legal Requirements or, in Landlord's commercially reasonable discretion, by Tenant's use of the Premises, Tenant shall furnish and install an appropriately sized grease interceptor to exclusively serve the Premises. The Tenant Package sets forth specific materials and/or products to be utilized by Tenant.

                  3. Tenant shall connect to the waste line installed by Landlord and shall be responsible for the proper care, cleaning, and maintenance of the waste line exclusively serving the Premises. The Tenant Package sets forth specific materials and/or products to be utilized by Tenant.

                  4. Subject to obtaining Landlord's prior written consent, which Landlord may grant or withhold in its reasonable discretion, Tenant may use natural gas on the Premises in accordance with such terms and conditions as Landlord may specify. Landlord shall perform the work to bring gas service from the central distribution point to a point above, below, or at the rear of, the Premises and Tenant shall reimburse Landlord for the cost of such work within thirty (30) days following Tenant's receipt of an invoice therefor.

         I. SPRINKLERS. Tenant shall design, furnish and install the sprinkler system within the Premises from Landlord's stubbed-in point of connection. Tenant's Plans must be reviewed and approved by Landlord and/or Landlord's insurance underwriters for conformance to the H&H Project's sprinkler system prior to beginning any work. Specific requirements and rules regarding shut-downs and tie-ins to the system are outlined in the Tenant Package; Tenant shall be responsible for the payment of a sprinkler shut off fee (which as of the Execution Date is $450.00 per shut down and which may be increased by Landlord from time to time during the Lease Term) for each shut-down.

         J. AIR CONDITIONING/HEATING.

                  1. Tenant, at its sole cost and expense, shall be responsible for the installation of the Air Conditioning System to serve the Premises, which shall be served by the Chilled Water System (or other centralized system as determined by Landlord in the case of Reconstruction). Tenant shall design the Air Conditioning System pursuant to Landlord's design criteria as specified in the Tenant Package including, without limitation, ductwork, all distribution devices, metering devices, and any controls and/or circuitry required. Tenant, at a minimum, shall maintain conditions inside the Premises as follows:
75(Degree) Fahrenheit dry bulb and 50% relative humidity with outside conditions of 92(Degree) Fahrenheit dry bulb and 70(Degree) Fahrenheit wet bulb. Tenant shall install a BTU meter at connection(s) to the Landlord provided chilled water supply line for the purpose of recording Tenant's consumption of Chilled Water in order to calculate the Chilled Water Charge in accordance with the Lease.

                  2. If required by Legal Requirements or, in Landlord's commercially reasonable discretion, by Tenant's use of the Premises, Tenant (or at Landlord's option, Landlord, at Tenant's sole cost and expense) shall install an odor pollution control system as specified in the Tenant Package which shall eliminate any problems caused by Tenant's operations including, but not limited to, the emission of any odors and/or fumes into the Common Area or the premises of other tenants of the H&H Project.

         K. ELECTRICAL. Tenant shall install all electrical and telephone work required within the Premises, including, without limitation, the following:

                  1. Feeders, conductors, and all other necessary work from the central distribution point (located on Level P-2 in the Parking Facility) to the Premises, light fixtures, transformers, electrical panels, electrical fuses, distribution within the Premises and additional conduit(s) from the central distribution point, as required.

                  2. Temporary power for Tenant's construction.

                  3. It shall be Tenant's sole obligation, at its expense, to diligently arrange for electrical and telephone service and installation of an electrical meter by the electrical provider, to be designated by Landlord, in sufficient time to establish such service prior to the date Tenant is required to initially open for business. In the event Landlord is the electrical provider, Tenant shall provide Landlord with the date upon which permanent electrical power is required.

         L. SOUND ATTENUATION. At Tenant's expense, Tenant (or at Landlord's option, Landlord, at Tenant's sole cost and expense) shall provide and/or furnish and install double-studded walls and sound insulation of the floors, walls, and ceilings, and such other sound insulation measures as required by Landlord when, in the sole and absolute judgment of Landlord, Tenant's business operations create sounds or noises that may disturb Landlord, other tenants, patrons of the H&H Project, and/or any other occupant of space in the H&H Project.

         M. MISCELLANEOUS. At Tenant's expense, Tenant (or, at Landlord's option, Landlord, at Tenant's expense) shall provide and/or furnish and install the following:

                  1. Internal communication, alarm, fire protection, or smoke detection systems, as may be required by Landlord and/or Legal Requirements.

                  2. Elevators, escalators, or other vertical transportation within the Premises as required by Legal Requirements and/or Tenant's Plans, dumbwaiters, chutes, conveyors, duct shafts, pneumatic tubes and their shafts, doors, and other components, including electrical hook-up and service, if any, from the electrical panel to said equipment.

III.     DESIGN CRITERIA.

         A. STRUCTURAL.

                  Tenant must receive Landlord's prior written approval, which approval may be given or withheld in Landlord's sole and absolute discretion, for any alteration(s), addition(s), reinforcement(s), or penetration(s) which may affect any portion of the H&H Project or any other area located adjacent to, above, or beneath Tenant's Premises. All work shall be performed by Tenant, at Tenant's expense (or at Landlord's option, by Landlord, at Tenant's expense). Any costs associated with Landlord's review and approval of Tenant's proposed alteration(s), addition(s), reinforcement(s), or penetration(s) as provided herein shall be reimbursed to Landlord by Tenant upon Tenant's receipt of an invoice from Landlord.

         B. ROOF.

                  1. There shall be no installation of radio and/or television satellite dishes and/or antennas. Further, all roof-top equipment shall be subject to the prior written approval of Landlord and all appropriate Governmental Authorities. All roof penetrations (which shall include, without limitation, equipment platforms, shafts, curbs, and multiple pipe enclosures) and equipment locations required by Tenant and approved by Landlord and said Governmental Authorities shall be at Tenant's expense and subject to the conditions of said approval. At Landlord's option, all such work shall be engineered and installed by Landlord's contractor in accordance with standard project details as provided by Landlord's architect. Any roof screens, enclosures, or other screening devices required by Landlord and/or said Governmental Authorities shall be designed and installed by Landlord, at Tenant's expense, or at Landlord's option, designed and installed by Tenant, at Tenant's expense, subject to Landlord's approval of said design.

                  2. All flashing, counter-flashing, roof penetrations, and roofing repairs shall conform to the project roofing specifications. All such work shall be paid for by Tenant but shall be performed by Landlord's roofing contractor.

         C. STOREFRONT.

                  1. Tenant shall strictly comply with the storefront design and construction criteria that pertain to Tenant's Premises as set forth in the Tenant Package.

                  2. No storefront, part thereof, or swinging door shall project beyond the Premises Lease Line or into any Common Area, except as may be otherwise set forth in the Tenant Package. Tenant shall comply with the door types as specified in the Tenant Package.

                  3. All storefront work, including entry doors, shall be supported at its head sections by a welded structural steel framework that shall be securely attached, suspended, and braced to the existing building structure. Storefronts that project past the mall fascia shall be engineered and designed to be supported independently of the mall fascia.

                  4. Tenant shall pay the cost incurred by Landlord in repairing any damage done to the H&H Project by the installation, construction, attachment or support of any part of Tenant's Work.

                  5. All storefront materials shall be durable materials that express and maintain the theming for the area of the H&H Project in which the Premises is located. Such materials are outlined in the Tenant Package and must be submitted to Landlord, for Landlord's approval, prior to application.

                  6. All storefront construction and materials shall be resistant to, weather, wear, fading, discoloration, and decay.

                  7. Prior to commencing Tenant's Work, a painted barricade with graphics shall be erected to segregate the Premises from the remainder of the H&H Project. At Landlord's option, Landlord shall either (i) erect said barricade, or (ii) direct Tenant, at its sole cost and expense, to erect said barricade, including graphics, in accordance with Landlord's specifications. In the event Landlord erects the barricade, Tenant shall, upon receipt of an invoice therefor, pay Landlord an amount equal the amount charged for such work by the barricade installer (not to exceed Fifty-Five Dollars ($55.00) per lineal foot of the area required to be covered). Further, if Tenant fails to apply graphics to the temporary barricade as provided hereinabove within 36-hours of the installation of said barricade, Landlord shall apply graphics to the barricade, at Tenant's sole cost and expense.

         If the Premises does not have a rear exit door for construction access/egress, the barricade shall be constructed with a six foot wide double door and Tenant shall, upon receipt of an invoice, reimburse Landlord for the additional cost of installing such door.

         D. FLOORS. Tenant shall furnish and install hard durable flooring materials within the sales Floor Area of the Premises such as marble, slate, stone, terrazzo, natural hardwood, mosaic tile or similar materials approved by Landlord. Tenant's storefront entry area shall have hard durable flooring material identical in quality, color, and pattern to the mall flooring material that is contiguous to the Tenant's storefront, or, at Landlord's option, such other durable materials as may be approved by Landlord. All flooring material shall be weather resistant and provide non-slip co-adhesion properties for an exterior application.

         E. CEILING.

                  1. Ceilings within the sales Floor Area of the Premises shall be drywall or plaster construction. Acoustical T-bar ceiling with standard 24" x 48" modules will only be permitted in storage and nonpublic areas. Other ceiling material finishes may be used subject to written approval by Landlord, including open ceiling concepts provided all exposed items are painted and installed in an orderly manner.

                  2. Tenant shall strictly comply with specifications of the maximum and minimum ceiling height of the Premises set forth in the Tenant Package. It is understood that such maximum and minimum ceiling heights may vary for different areas of the H&H Project and will be specifically set forth in the Tenant Package. Higher ceilings may be allowed upon written approval from Landlord. Any relocation of or modification to structure, piping, conduit and/or duct work necessitated by Tenant's installation of a ceiling in excess of the height limitation shall be at Tenant's expense.

         F. ELECTRICAL. All lighting fixtures in Tenant's public areas, other than decorative fixtures, shall be recessed. Fluorescent fixtures shall have parabolic lenses or diffusers; no acrylic lenses shall be permitted in public areas. Bare lamp fluorescent or incandescent fixtures may be used only in concealed areas and/or stock rooms.

         G. SIGNS. All signs shall be designed strictly in accordance with the Tenant Package and in compliance with all Legal Requirements (including, without limitation the requirements of the Community Redevelopment Agency [the "CRA']) and Landlord's approval of Tenant's plans for signage shall be expressly subject to, and conditioned on, the approval of any Governmental Authorities having jurisdiction thereof (including, but not limited to, the CRA). Tenant acknowledges that the sign criteria have been established for the mutual benefit of all tenants in the H&H Project. Any nonconforming or unapproved signs shall be removed or, if approved by Landlord, brought into conformance at the expense of Tenant.

         If required by Landlord, Tenant shall either (i) install a blade sign (in addition to Tenant's storefront signage) in compliance with Landlord's criteria and in accordance with plans approved by Landlord or (ii) reimburse Landlord for Landlord's cost to purchase and install a blade sign on the storefront of the Premises.

IV.      TENANT'S USE OF A CONTRACTOR.

         A. CONTRACTOR SELECTION. Tenant may select any contractor for the construction of Tenant's Work, provided, however, that Tenant is strongly encouraged to utilize responsible contractors (as defined from time to time by the California Public Employees' Retirement System (CalPERS) in its Responsible Contractor Program Policy). A list of such responsible contractors is available from Landlord. Use of such contractors is not mandatory, however, any contractor that Tenant utilizes must be bondable and pre-qualified to ensure that such contractor has the financial strength, experience, capability and insurance coverage to be able to complete the required improvements and must meet all licensing and insurance requirements established by Landlord and Governmental Authorities. Tenant shall provide Landlord with a copy of the contract with its contractor prior to commencement of Tenant's Work and Landlord shall have the right to disapprove such contractor or the contract on reasonable grounds. Tenant's contractor shall do all of Tenant's Work except where this EXHIBIT C or this Lease provides for Landlord's contractor to do the same.

         B. SPECIAL CONDITIONS. Tenant shall incorporate into the contract with its contractor the following items as "Special Conditions":

                  1. Prior to commencement of Tenant's Work, Tenant's contractor shall provide Landlord with a construction schedule in "bar graph" form indicating the completion dates of all phases of Tenant's Work.

                  2. Tenant's contractor shall diligently perform said work in a manner and at times that do not impede or delay Landlord in the completion of the Premises or any other portion of the H&H Project or create a labor disturbance or work stoppage of any kind. Any delays in the completion of the Premises caused by Tenant's contractor shall not relieve Tenant of any obligation under this Lease.

                  3. Tenant and Tenant's contractor shall be responsible for the repair, replacement or clean-up of any damage caused by Tenant's contractor in any area of the H&H Project including, but not limited to, damage to other contractors' work.

                  4. Tenant's contractor shall provide written notice to Landlord or Landlord's H&H Project manager of any work to be done on weekends or other than normal job hours, and Tenant agrees to pay all costs associated therewith.

                  5. Tenant and Tenant's contractor shall comply with Legal Requirements and all rules and regulations established by Landlord in the performance of Tenant's Work.

                  6. Prior to commencement of construction, Tenant shall submit to Landlord evidence of insurance for its contractor in accordance with the requirements set forth in the Tenant Package.

                  7. Tenant's contractor or subcontractors shall not post signs on any part of the H&H Project or the Premises.

                  8. In the event Tenant's general contractor is not of good standing with the Landlord and/or not financially stable, then, prior to the commencement of Tenant's Work, Tenant shall provide Landlord with a "labor and materials payment bond" in an amount equal to one hundred percent (100%) of the aggregate price of all contracts for such work, conditioned on Tenant's payment in full of all claims of mechanics' lien claimants for such labor, services and/or materials supplied in the prosecution of such work. Said payment bond shall name Landlord as a primary obligee, shall be given by a sufficient surety that is satisfactory to Landlord, and shall be in such form as Landlord shall approve in its sole and absolute discretion. In addition, Tenant shall obtain, or cause its contractor to obtain, a "performance bond" covering the faithful performance of the contract for the construction of Tenant's Work. The performance bond shall be in an amount equal to one hundred percent (100%) of the full amount of the contract price, conditioned on the contractor's faithful performance of the contract. Said performance bond shall name Landlord and Tenant as co-obligees, shall be given by a sufficient surety that is satisfactory to Landlord, and shall be in such form as Landlord shall approve in its sole and absolute discretion.

V. DESCRIPTION OF LANDLORD'S WORK IN THE EVENT OF RECONSTRUCTION.

         A. GENERAL. "Landlord's Work" shall be limited to the performance of the improvements described in this SECTION V.

         IT IS EXPRESSLY AGREED AND UNDERSTOOD THAT TENANT IS TAKING THE PREMISES IN ITS "AS IS" CONDITION IN ACCORDANCE WITH SECTION 2.1 OF THE LEASE AND, THEREFORE, THE DEFINITION OF LANDLORD'S WORK AS PROVIDED IN THIS SECTION V. SHALL APPLY ONLY IN THE EVENT OF RECONSTRUCTION. TENANT TAKES POSSESSION OF THE PREMISES IN ITS "AS IS" CONDITION AND IS RESPONSIBLE FOR FIELD VERIFYING ALL CONDITIONS INCLUDING, WITHOUT LIMITATION, WHETHER OR NOT ANY OF THE CONDITIONS DESCRIBED IN THIS SECTION V. CURRENTLY EXIST AND, AS PREVIOUSLY STATED, TENANT IS RESPONSIBLE FOR ALL WORK NECESSARY TO PREPARE THE PREMISES FOR TENANT'S USE.

         B. STRUCTURE. Landlord's architect shall design the building in which the Premises are located. Said building shall be constructed and sprinklered in accordance with the building code in effect in the jurisdiction where the H&H Project is located as of the time of the initial construction of the H&H Project.

         C. PARTITIONS. Landlord will provide Interior Demising Partitions and Perimeter Demising Partitions. At Landlord's option, the demising partitions shall be of unfinished (i) masonry, or (ii) concrete, or (iii) metal or wood studs to the underside of the structure above. Where such partitions fall on structural column lines, at structural braces or structural expansion joints, projections may occur. Where desirable in Landlord's opinion, a vertical neutral strip will be located at the storefront area between stores.

         D. FLOOR. Concrete floor slabs within the interior of the Premises shall have a smooth finish and may, at Landlord's option, be sloped. Tenant shall be responsible for providing any floor leveling compounds as needed for installation of Tenant's floor finishes.

         E. PLUMBING. Water service and sewer laterals shall be brought by Landlord to a point above, or directly behind or beneath the Premises, as specified in the Tenant Package.

         F. SPRINKLERS. Landlord shall supply a connection point to Landlord's main sprinkler system stubbed to a point within the Premises.

         G. ELECTRICAL. Pursuant to Landlord's criteria, Landlord shall provide facilities for the delivery of electrical power to a central distribution point.

         H. AIR CONDITIONING. Landlord shall provide a centralized chilled water or chilled air system to a point of connection out side of the Premises in order to provide chilled water or air to Tenant's individual air conditioning system.

         I. FRESH AIR SUPPLY DUCTWORK. Landlord shall provide fresh air supply ductwork to a point within close proximity of the Premises for connection by Tenant in accordance with the Tenant Package.

         J. TOILET EXHAUST. Landlord shall provide toilet exhaust ductwork to a point within close proximity of the Premises for connection by Tenant in accordance with the Tenant Package.

///REMAINDER OF PAGE INTENTIONALLY LEFT BLANK///

                             CONSTRUCTION ALLOWANCE

         Notwithstanding anything to the contrary contained in this Exhibit C, for the purpose of Tenant's initial construction of the Premises, Landlord agrees to contribute an amount not to exceed Twenty-Five and No/100 Dollars ($25.00) per square foot of Floor Area of the Premises ("Construction Allowance") toward the actual third party hard costs of Tenant's Work (specifically excluding costs of Tenant's Personal Property and soft costs such as architect fees, engineering fees, and project management fees). In the event the cost of Tenant's Work exceeds the Construction Allowance, such excess amount shall be borne solely by Tenant. The payment by Landlord of the Construction Allowance is a one-time obligation applicable only to the initial performance by Tenant of Tenant's Work to prepare the Premises for Tenant's initial use and occupancy and shall not apply during any extension of the Lease Term.

         A request by Tenant for payment of the Construction Allowance must be made in writing and addressed to Landlord at Landlord's address for notice(s) as provided in SECTION 1.12 of the Lease. Provided such request is received by Landlord on or before the fifth (5) day of a calendar month and Tenant has complied with all the conditions relating to such request, such payment shall be payable by Landlord on or before the last day of the same calendar month. In the event such request is received after the fifth (5th) day of a calendar month, such payment shall be payable by Landlord on or before the last day of the following calendar month.

         The Construction Allowance shall be payable upon Tenant's written request therefor as provided hereinabove, provided, Tenant has paid Landlord the entire Security Deposit as required under Article 26 of the Lease, opened for business, completed all work required by Landlord's punchlist, and delivered to Landlord all of the following:

         1. An executed Tenant's Estoppel Certificate substantially in the form of EXHIBIT E;

         2. The original "Certificate of Occupancy" or its equivalent issued by the applicable building department in the city in which the H&H Project is located;

         3.       A copy of Tenant's recorded, valid "Notice of Completion";

         4. A statement containing the complete list of the names, addresses, telephone numbers and contract amounts for all contractors, subcontractors, vendors and/or suppliers providing materials and/or labor for Tenant's Work;

         5. A copy of the contract with Tenant's contractor in accordance with SECTION IV of this EXHIBIT C and copies of all invoices from Tenant's contractor;

         6. Original lien waivers from all parties supplying labor and/or materials for Tenant's Work which are notarized and unconditional using only the appropriate forms set forth in the Tenant Package;

         7. Copies of all building permits, indicating inspection and approval by the issuer of said permits; and

         8. A certification from the architect of record that the work is complete and the Premises have been constructed in accordance with Tenant's approved Plans and EXHIBIT C.

                                   C-Addendum

         The cost of any additional work performed by Landlord for the benefit of Tenant as well as any rentals owing under this Lease shall be deducted from the Construction Allowance before the Construction Allowance is paid to Tenant.

         Should Tenant be in default under this Lease, then Landlord shall not be obligated to pay Tenant this Construction Allowance until such default is cured.

                                   C-Addendum
                                     Page 2

                                    EXHIBIT D
                              RULES AND REGULATIONS


Tenant will deposit its trash only in the H&H Project trash receptacles and shall participate in and comply with any procedures established for the collection, sorting, separation, and recycling of waste products, garbage, refuse, and trash.

Tenant shall use its best efforts to notify all delivery and/or service providers to the Premises that such providers are not permitted to use Franklin Avenue or Orchid Avenue for such deliveries and/or services. Tenant shall use its best efforts to complete, or cause to be completed, all deliveries, loading, unloading, and services to the Premises prior to 10:00 a.m. of each day. Tenant shall attempt to prevent any delivery trucks or other vehicles servicing the Premises from parking or standing in front of, or at the rear of, the Premises from 10:00 a.m. to 9:00 p.m. of each day.

Tenant shall not display, paint or place, or cause to be displayed, painted or placed, any handbills, bumper stickers or other advertising devices on any vehicle parked in the parking area of the H&H Project, whether belonging to Tenant, or to Tenant's agent, or to any other person, nor shall Tenant distribute, or cause to be distributed, in the H&H Project, any handbills or other advertising devices.

Tenant shall not display or sell merchandise, or place carts, portable signs, devices or any other objects in the Common Area and Tenant shall not solicit or distribute materials in any manner in the Common Area.

Tenant shall utilize no medium which can be heard or experienced outside of the Premises.

Tenant shall not erect an aerial or antenna on the roof or exterior walls of the Premises.

Tenant, its employees, agents, and/or any other party acting on Tenant's behalf shall not carry fire arms, munitions, other weapons, or ammunition in the H&H Project.

                                    EXHIBIT E
                          TENANT'S ESTOPPEL CERTIFICATE


               Date:_____________________________
               Address:__________________________



To whom it may concern:

      The undersigned, as "Tenant," has entered into that certain Lease, dated _____________, with ________________, as Landlord, for the leasing of certain Premises at the H&H Project commonly known as _______________ .

      Tenant understands that you have offered or committed to enter into a transaction with Landlord with respect to an interest in Landlord and/or the Lease and/or the Premises and/or the realty underlying the Premises and/or a portion of or interest in the realty or improvements in the H&H Project owned or hereafter acquired by Landlord. You have requested this Certificate from Tenant as a condition precedent to consummation of one of the following transactions: sale, purchase, exchange, transfer, assignment, lease, conveyance, encumbrance, pledge, mortgage or hypothecation.

      In accordance with the terms of the Lease, Tenant ratifies the Lease and certifies that:

           (1) Tenant has accepted the Premises and took possession of the Premises described in said Lease on ;

           (2) Tenant is presently open and conducting business with the public in the Premises;

           (3) The current Minimum Annual Rent in the annual amount of $________ was payable from;

           (4) Said Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement[s] dated _________), and neither party thereto is in default thereunder;

           (5) The Lease represents the entire agreement between the parties as to the terms, covenants and conditions respecting the leasing of the Premises;

           (6)    The Lease Term expires on _____________ ;

           (7) All conditions under said Lease to be performed by Landlord have been satisfied, including, without limitation, all co-tenancy requirements thereunder;

           (8) All required contributions by Landlord to Tenant on account of Tenant's improvements have been received;

           (9) On this date there are no existing defenses, offsets, counterclaims or deductions against rental that Tenant has against the enforcement of said Lease by Landlord;

           (10) No rental has been paid more than one (1) month in advance and no security (other than a security deposit in the amount of $_____________ ) has been deposited with Landlord; and

           (11)   The Minimum Annual Rent through ________, has been paid.

           (12) The operation and use of the Premises does not involve the generation, treatment, transportation, storage, disposal or release of Hazardous Material(s) or solid waste into the environment and that the Premises are being operated in accordance with all applicable environmental laws, zoning ordinances and building codes.

                             Very truly yours,

                                                       ("Tenant")

                             By:_________________________________

                             Title:______________________________

                                    EXHIBIT F

                              Intentionally Omitted

                                    EXHIBIT G
                            FORM OF GUARANTY OF LEASE


Landlord:         CIM/H&H Retail, L.P.


Tenant:           UWink California, Inc., a Delaware corporation

Premises:         Space D4-416

Date of Lease: _______________________________

Guarantor:        uWink, Inc., a Delaware corporation


THIS GUARANTY OF LEASE (this "Guaranty") is dated for reference purposes and executed as of _________________________, by the guarantors identified above (collectively, "Guarantor"), with reference to the following facts:

A. Landlord and Tenant have entered into and executed the Lease described above by the terms of which Landlord leased to Tenant and Tenant leased from Landlord certain Premises more particularly described in the Lease.

B. Guarantor has a financial interest in Tenant and a material interest in ensuring that Landlord and Tenant enter into the Lease.

C. Landlord would not execute the Lease if Guarantor did not execute and deliver to Landlord this Guaranty.

NOW, THEREFORE, for and in consideration of Landlord's execution of the Lease and as a material inducement to Landlord to enter into the Lease, Guarantor hereby covenants with and represents and warrants to Landlord as follows:

   1. Guarantor hereby jointly, severally, irrevocably and unconditionally guarantees, for and during the term of the Lease as extended or renewed, the prompt payment by Tenant of all rentals and all other sums payable by Tenant under the Lease and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of the Lease to be kept and performed by Tenant. If, at any time, Tenant shall default in the payment of any sums payable by Tenant under the Lease or in the performance of any of the terms, conditions or covenants of the Lease to be kept, performed or observed by Tenant, Guarantor will immediately pay such sums payable by Tenant under the Lease and/or keep, perform and observe such terms, conditions and covenants in place and stead of Tenant.

   2. The terms of the Lease may be altered, affected, modified, compromised, accelerated, extended or changed by agreement between Landlord and Tenant, or by a course of conduct, without notice to or consent from Guarantor. Landlord may, without notice to or consent from Guarantor, alter, modify, compromise, accelerate, extend or change the time or manner for the payment or performance of any of the obligations guaranteed hereunder, and Landlord may release, substitute or add any one or more guarantors of Tenant's performance under the Lease. The Lease may be assigned by Landlord or any assignee of Landlord without consent or notice to Guarantor. In any such event, this Guaranty shall thereafter guarantee the performance of Lessee under the Lease as so changed, modified, altered or assigned. No exercise or non-exercise by Landlord of any right hereby given Landlord, no dealing by Landlord with Guarantor or any guarantor or any other person, and no change, impairment, release or suspension of any right or remedy of Landlord against any person, including Tenant and any other guarantor, shall in any way affect any of the obligations of Guarantor hereunder or shall give Guarantor any recourse against Landlord.

   3. This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity. No provisions of this Guaranty or rights of Landlord hereunder can be waived in whole or in part nor can Guarantor be released from Guarantor's obligations hereunder except by a writing duly executed by an authorized general partner of Landlord.

    4. Guarantor hereby expressly and knowingly waives and relinquishes all rights, remedies and defenses accorded by applicable law to guarantors and agrees not to assert or take advantage of any such rights, remedies or defenses, including but not limited to (a) any right to require Landlord, as a condition to enforcement of this Guaranty, to proceed against Tenant or any other person or to pursue any other right or remedy in Landlord's power before proceeding against Guarantor; (b) the defense of the statute of limitations in any action hereunder or in any action for the collection of any indebtedness or the performance of any obligation hereby guaranteed; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Landlord to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (d) any defense based upon the failure to give notice of the acceptance of this Guaranty by any person; (e) any defense based upon any modification, compromise, acceleration or change in the terms of the Lease; (f) any defense based upon the failure to make, give or serve demand, notice of default or nonpayment, presentment, protest and all other notices of any kind to which Guarantor might be entitled in connection with this Guaranty or the Lease;
(g) any defense based upon an election of remedies by Landlord; (h) any defense based upon any lack of diligence by Landlord in enforcing the terms of the Lease; (i) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (j) any duty on the part of Landlord to disclose to Guarantor any facts Landlord may now or hereafter know about Tenant, regardless of whether Landlord has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Tenant and of all circumstances bearing on the risk of nonperformance of any obligations hereby guaranteed; (k) any defense arising because of an election made by Landlord under Section 1111(b)(2) of the Federal Bankruptcy Code or any similar statute; (l) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code, it being agreed by Guarantor that this Guaranty is in the nature of an absolute guarantee of payment and performance and not of collection and that the failure of Landlord to exercise any rights or remedies it has or may have against Tenant shall in no way impair the obligation or liability of Guarantor hereunder; and (m) all rights and defenses that are or may become available to Guarantor by reason of California Civil Code Sections 2787 through 2855.

   5. No notice of default need be given to Guarantor, it being specifically agreed and understood that this Guaranty is a continuing guaranty under which Landlord may proceed forthwith and immediately against Tenant or against Guarantor following any breach or default by Tenant or for the enforcement of any rights which Landlord may have as against Tenant pursuant to or under the terms of the Lease or at law or in equity.

   6. Landlord shall have the right to proceed against Guarantor following any breach or default by Tenant without first proceeding against Tenant and without previous notice to or demand upon either Tenant or Guarantor.

   7. Until all the terms, covenants and conditions of the Lease are fully performed and observed by Tenant, Guarantor (a) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder, (b) hereby waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder, and (c) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

   8. Guarantor has made an independent investigation of the financial condition of Tenant and the ability of Tenant to perform the obligations hereby guaranteed prior to making this Guaranty, and Guarantor hereby waives any defense that Guarantor may have by reason of the failure of Landlord or any successor-in-interest to Landlord to provide Guarantor with any information respecting the financial condition of Tenant, or Tenant's ability to perform any of the obligations hereby guaranteed.

   9. Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required by law all claims which Guarantor may have against Tenant relating to any indebtedness of Tenant to Guarantor and will assign to Landlord all rights of Guarantor thereunder. If Guarantor does not file any such claim, Landlord, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Landlord's discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Landlord's nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Landlord or its nominee shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Landlord the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Landlord all of Guarantor's rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, Guarantor's obligations hereunder shall not be satisfied except to the extent that Landlord receives cash by reason of any such payment or distribution. If Landlord receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

   10. The obligations of Guarantor hereunder are independent of the obligations of Tenant, and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not Tenant is joined therein or a separate action or actions are brought against Tenant. Landlord's rights hereunder shall not be exhausted by its exercise of any of its right or remedies or by any such action or by any number of successive actions until and unless all indebtedness and obligations, the payment and performance of which are hereby guaranteed, have been paid and fully performed.

   11. Guarantor shall pay to Landlord reasonable attorneys' fees and all costs and other expenses that Landlord expends or incurs in collecting or compromising any indebtedness hereby guaranteed or in enforcing this Guaranty against Guarantor whether or not suit is filed, expressly including but not limited to all costs, attorneys' fees and expenses incurred by Landlord in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Guarantor which in any way affect the exercise by Landlord of its rights and remedies hereunder.

   12. If any provision or portion thereof of this Guaranty is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this Guaranty, and the remaining provisions and portions thereof shall continue in full force and effect.

   13. This Guaranty shall inure to the benefit of Landlord, its successors and assigns, and shall bind the heirs, executors, administrators, personal representatives, successors and assigns of Guarantor.

   14. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa, and the masculine shall include the feminine and neuter and vice versa. The word "person" as used herein shall include any individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.

   15. In the event any action is brought to enforce or interpret the terms of this Guaranty, the prevailing party in such action shall be entitled to reimbursement by the other party of its costs and expenses, including without limitation its reasonable attorneys' fees, incurred therein.

   16. This Guaranty and all matters that in any way relate to the transactions contemplated by this Guaranty shall be governed by the laws of the State of California, and venue of all court actions shall be in Los Angeles or Orange Counties, as selected by Landlord.

WHEREFORE, Guarantor has executed this Guaranty as of the day and year first above written.

                                      GUARANTOR:

                                      UWINK, INC.,
                                      a Delaware corporation


                                      By:___________________________

                                      Print Name:___________________

                                      Print Title:__________________


                                      By:___________________________

                                      Print Name:___________________

                                      Print Title:__________________

                                    EXHIBIT H
                                    ---------

                         HOLLYWOOD AND HIGHLAND PROJECT

   COMPREHENSIVE CONDITIONS OF APPROVAL OF RETAIL ALCOHOLIC BEVERAGE LOCATIONS

     ZA 98-0449, LETTER OF CLARIFICATION 3/6/00, ZA 2000-3409, ZA 2000-4320

         (6).a. The hours of operation will be between 7 a.m. and 2 a.m., except for one restaurant/nightclub, which is allowed to remain open to 3:00 A.M.

         (12). The hours of alcohol sales shall be determined by the Department of Alcoholic Beverage Control permits.

         (13). The quarterly sales of alcoholic beverages shall not exceed the gross sales of food for the same period in the restaurant facilities. The licensee shall at all times maintain records, which reflect separately the gross sales of food and the gross sales of alcoholic beverages of the licensed business. Said records shall be kept no less frequently than on a quarterly basis and shall be made available to the Zoning Administrator and Los Angeles Police Department upon reasonable notice. The restaurant/nightclub shall only comply with this requirement in the restaurant portion of the business.

         (14). The 1998 conditional use authorization (ZA 98-0449-CUB) granted herein for the sale or dispensing for consideration of alcoholic beverages for consumption on the premises shall be limited to a total of 15 premises as follows:

                  a. Ten (10) licenses, each in conjunction with a restaurant use (three (3) with live entertainment and three (3) with dancing but no live entertainment and 4 with no live entertainment or dancing). No more than 10 percent of the total restaurant square footage in aggregate shall be devoted to bar area, and in no event shall such area include more than 20 seats.

                  b. Two (2) additional, on-site licenses shall be authorized limited to the sale or dispensing for consideration of alcoholic beverages for consumption on the premises, each in conjunction with a stand alone bar use (both with live entertainment and dancing).

                  c. Two (2) individual stand-alone on-site licenses confined within the walls of the main theater to cover the liquor sales in freestanding lobby bars on each level and in a segregated "VIP" lounge;

                  d. One (1) license in conjunction with the Governor's Ballroom. (Clarification currently pending regarding defined premises of Governor's Ballroom).

                  The number of alcohol sales facilities may be increased only by a new conditional use authorization.

                  Note Clarification currently pending regarding this passage.

                           (The Hotel Parcel has three (3) existing liquor licenses and is entitled to maintain those three pursuant to ZA 95-0909(CUB) and two (2) deemed to be approved conditional uses. The Commercial Parcels are permitted a maximum of fifteen (15) licenses, pursuant to the instant determination. The Hotel licenses will be maintained exclusively for the Hotel

                           Parcel and Commercial licenses shall be maintained exclusively for the Commercial Parcels. The licenses allocated to the Commercial Parcels shall not be transferred to the Hotel Parcel and the licenses allocated to the Hotel Parcel shall not be transferred to the Commercial Parcels.)

                  In addition to previously authorized uses on the subject property, this new conditional use authorization (ZA 2000-4320-CUB) granted herein for the sale or dispensing for consideration of alcoholic beverages for consumption on the premises shall be limited to a total of five additional premises as follows:

                  a. Three (3) licenses, each in conjunction with a restaurant use (1 with live entertainment and dancing; 2 with no live entertainment or dancing). No more than 10 percent of the total restaurant square footage in aggregate shall be devoted to bar area, and in no event shall such area include more than 20 seats.

                  b. One (1) license in conjunction with a stand-alone bar (no live entertainment or dancing).

                  c. One (1) license in conjunction with a restaurant/nightclub, wherein a portion of the premises will be dedicated to fine dining and a portion of the restaurant will be dedicated to dancing and live entertainment, and wherein no more than 10 percent of the total restaurant square footage in aggregate shall be devoted to bar area, and in no event shall such restaurant bar area include more than 20 seats.

         (15). The owners, operators, managers, and all employees serving alcohol to patrons shall enroll in and complete a certified training program is recognized by the State Department of Alcoholic Beverage Control for the responsible service of alcohol. This training shall be completed by new employees within four weeks of employment and shall be completed by all employees serving alcoholic beverages every 24 months.

         (16). A "Designated Driver Program" shall be operated to provide an alternative driver for restaurant patrons unable to safely operate a motor vehicle. Each restaurant operator shall submit the details of the program to the Zoning Administrator for review and approval prior to the opening of any restaurant offering alcoholic beverages.

         (17). All establishments applying for an Alcoholic Beverage Control license shall be given a copy of these conditions prior to executing a lease and these conditions shall be incorporated into the lease. Furthermore, all vendors of alcoholic beverages shall be made aware that violations of these conditions may result in revocation of the privileges of serving alcoholic beverages on the premises.

         (18). The sale of alcoholic beverages for consumption off the premises is strictly prohibited (ZA 98-0449), except for one location permitting off site sales of alcoholic beverages in a duty free shop (ZA 2000-3409).

         (19). The sales of prepackaged drink mixes or fortified wines, such as Thunderbird, etc., is prohibited (ZA 98-0449), except as follows:

                  (8). Wine coolers, beer coolers or pre-mixed distilled spirit cocktails must be sold in manufacturer-pre-packaged multi-unit quantities.

                  (9). No wine shall be sold with an alcoholic content greater than 16% by volume, except for "dessert wines."

                  (10). Beer and malt beverages in containers of 16 oz. or less cannot be sold by single container, but they must be sold in manufacturer-pre-packaged multi-unit quantities.

         (20). There shall be no exterior advertising or sign of any kind or type, including advertising directed to the exterior from within, promoting or indicating the availability of beverages. Interior displays of beverages or signs, which are clearly visible to the exterior, shall constitute a violation of this condition.

         (21). The alcoholic beverage licenses for the restaurants shall not be exchanged for "public premises" licenses unless approved through a new conditional use authorization. "Public Premises" is defined as a premises maintained and operated for sale or service of alcoholic beverages to the public for consumption on the premises, and in which food is not sold to the public as a bona fide eating place.

         (22). No booth or group seating shall be installed which completely prohibits observation of the occupants.

         (23). The conditions of this permit shall be retained on the premises at all times and be immediately produced upon the request of any peace officer.

         (24). There shall be no cover charge or pre-payment fee for food and/or beverage service required for admission to the location, except for restaurants permitted to have live entertainment per Condition 32, and events held in the Governor's Ballroom, and establishments permitted to have live entertainment.

         (25). A 24-hour telephone hot line shall be provided to residents and local neighborhood associations for reporting of any complaints. The hotline shall be answered promptly at all times to receive and resolve complaints regarding the operation of the center, including any of its establishments, or violations of the permit.

         (26). A phone number to a responsible representative of the owner shall be posted at each establishment for the purposes of allowing residents to report an emergency or a complaint about the method of operation of any facility serving alcoholic beverages.

         (27). Each restaurant operator shall retain full control of all events within the subject premises. No premises may be sublet to an independent promoter for any purpose.

         (28). No pool or billiard tables, dart games, or any coin operated amusement devices shall be maintained in any of the stand-alone lounges, bars or the restaurant/nightclub authorized for the sale of alcoholic beverages.

         (29). The project site managers, individual business owners and employees of all private security officers shall adhere to and enforce the 10 p.m. curfew/loitering laws concerning all minors within the grounds of the Center site without a parent or adult guardian.

         (30). Each individual owner/operator of an alcoholic beverage license shall file an application for conditional use "plan approval" for each alcohol sales use at the facility in order to implement and utilize the permit at each of the proposed alcohol sale sites. The application must be accompanied by a


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                  payment of appropriate fees ($523 fee) and must be accepted as complete by the Planning Department public counter. A completed application must be accompanied by a list of abutting tenant/owner labels.

                  The purpose of the Plan Approval review is to review the proposed restaurants/bars permitted under this authorization in greater detail for such matters as individual premises' security, signs, parking arrangements such as valet service, hours of operation, etc. (the detail of which cannot be known under the instant grant).

                  The Los Angeles Police Department requests notification of all applications for a plan approval of an alcohol sale site.

         (31). Six months from the issuance of the Certificate of Occupancy (temporary or permanent) for each of the alcohol sale sites in the facility the property owner/operator shall file an application for conditional use "plan approval" for review for compliance and impact. The Los Angeles Police Department requests notification of all reviews for all sites.

         (32). Live entertainment within the restaurants shall not disrupt other establishments within the Center. To that end, live entertainment in the restaurants - but not the Governor's Ballroom and the Hotel ballroom and related banquet facilities and one restaurant and the restaurant/nightclub wherein live entertainment is requested - should be limited to low-key performances such as piano, guitar and vocal performances, with the foregoing being illustrative and not exhaustive.

         (33). Amplified music shall not be audible outside the premises, except for an outdoor terrace above street level facing Highland Avenue or Hollywood Boulevard which may be utilized by the restaurant/nightclub to accommodate smoking patrons, which is under the control of the applicant(s). The noise level shall not cause a disruption above the ambient urban noise levels along Hollywood Boulevard and Highland Avenue.

         (34). Adult entertainment activities including, but not limited to "hostess" type activities, shall not be permitted anywhere within the proposed site.

         (35). Dancing shall be permitted in six of the ten restaurants permitted in the 1998 approval to sell alcoholic beverages, and in both of the stand-alone bars, with dance floors not to exceed a maximum of 1,500 square feet each. Dancing shall be permitted in the three ballrooms adjacent to/connected to the Premiere Theater. In addition, this new grant allows dance floors to be permitted in one restaurant and in a restaurant/nightclub. The dance floor in the restaurant shall not exceed 1,500 square feet. Within the restaurant/nightclub the one main dance floor shall not exceed 4,000 square feet and additional small dance floors in separate areas of the bar, the maximum total combined area of dance floors in the stand-alone bar not to exceed 5,000 square feet. The approved restaurant/nightclub can be open to the general public two nights per week and may be open for lunch and dinner seven days per week.

                  a. The restaurant/nightclub shall include measures within its security plan required for the premises to identify persons under 21 years of age and prohibit such persons form entering any alcoholic services areas of the promises, including the nightclub, VIP rooms and dance floors. Persons under the 21 years of


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                           age may be allowed in the restaurant portion of the
                           premises. The restaurant and nightclub portions of the premises shall be clearly separated within the premises and an employee shall be posted as each interior entrance of the nightclub portion of the premises to prevent entry by persons under 21 years of age.

         (36). Trash pickup on the site will be no earlier that 6:00 AM nor later than 7:00 PM

         (37). The petitioner(s) shall be responsible for maintaining free of liter the premises over which they have control.

         (38). The applicant shall discourage and prevent loitering on the subject site by individuals who have no business at the location in connection with the uses thereon.

NEW CONDITION NO. 8 ADDED PER ZA 2000-4320(CUB)(CUX)
----------------------------------------------------

         Whenever any bars, restaurants or nightclubs are open after 1:00 A.M., at least one security officer shall be posted and any necessary cones or signage shall be deployed at the Orange Drive exit to direct vehicles exiting onto Orange Drive to turn left toward Hollywood Boulevard. No right turns will be allowed onto Orange Drive after 1:00 A.M. to prevent vehicle noise impacts on the residential uses north of the project. The left turn only restriction shall remain until all bars, restaurants or nightclubs are closed and all patrons have left the project, but in no case later than 3:30 A.M. Upon request of the public, City staff, or the applicant, the Zoning Administrator may review the effectiveness of this condition and may eliminate, clarify, or amend this condition as the Zoning Administrator determines necessary.

NEW APPLICANT VOLUNTEERED CONDITIONS PER CASE NO. ZA 2000-3409 (DUTY FREE SALES)
--------------------------------------------------------------------------------

         (7). No alcohol shall be sold in bottles or containers smaller than 350 ml.

         (8). Wine coolers, beer coolers or pre-mixed distilled spirit cocktails must be sold in manufacturer-pre-packaged multi-unit quantities.

         (9). No wine shall be sold with an alcoholic content greater than 16% by volume, except for "dessert wines".

         (10). Beer and malt beverages in containers of 16 oz. or less cannot be sold by single container, but they must be sold in manufacturer-pre-packaged multi-unit quantities.

         (11).    No single cigarettes shall be sold.

         (12). There shall be no coin-operated games maintained upon the premises at any time.

         (13).    No disposable cups or containers will be sold on the premises.

         (14). Management and sales staff will be trained to check identification when selling alcoholic beverages.

         (15). Location of alcoholic beverages shall be away from the entrance to the premises.

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ATTACH EXHIBIT I  - MENU
Attach Exhibit J - Letter of Credit
Attach Exhibit K - Armature Sign Exhibit
Attach Exhibit L - Exterior Signage Location

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